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Exhibit 2.2

AGREEMENT AND PLAN OF MERGER

AMONG

SYS,

SHADOW RESEARCH INTERNATIONAL, INC.
A WHOLLY OWNED SUBSIDIARY OF SYS,

POLEXIS, INC.

AND THE POLEXIS PRINCIPAL STOCKHOLDERS

March 31, 2004

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4.13	Title to Assets and Properties	16
4.14	Employee Benefit Plans	16
4.15	Contracts	19
4.16	Labor Matters	20
4.17	Undisclosed Liabilities	20
4.18	Operation of Polexis's Business; Relationships	21
4.19	Permits	21
4.20	Real Property	21
4.21	Environmental Matters	21
4.22	Board Recommendation	22
4.23	Accounts Receivable	22
4.24	Insurance	22
4.25	Product or Service Warranty	23
4.26	Data Protection Matters	23
4.27	Foreign Corrupt Practices Act	23
4.28	Government Contracts	24
4.29	Relations with Governments	24
4.30	No Existing Discussions	24
4.31	Disclosure	24
ARTICLE V COVENANTS OF THE PARTIES		24
5.1	Mutual Covenants	24
5.2	Covenants of SYS	26
5.3	Covenants of Polexis and the Polexis Principal Stockholders	28
ARTICLE VI CONDITIONS		32
6.1	Conditions to the Obligations of Each Party	32
6.2	Conditions to Obligations of Polexis and the Polexis Principal Stockholders	32
6.3	Conditions to Obligations of SYS and Subcorp	33
ARTICLE VII TERMINATION AND AMENDMENT		35
7.1	Termination	35
7.2	Effect of Termination	35
ARTICLE VIII GENERAL SURVIVAL; INDEMNIFICATION		36
8.1	Survival of Representations and Warranties	36
8.2	Indemnification	36
8.3	Insurance Recoveries	38
ARTICLE IX MISCELLANEOUS		38
9.1	Notices	38
9.2	Interpretation	39
9.3	Counterparts	40
9.4	Entire Agreement	40
9.5	Third-Party Beneficiaries	41
9.6	Governing Law; Venue	41
9.7	Arbitration	41
9.8	Specific Performance	41
9.9	Assignment	41
9.10	Expenses	41
9.11	Severability	41
9.12	Letter of Intent	42
9.13	Amendment	42

ii

EXHIBITS

Form of Convertible Promissory Note	Exhibit A
Form of Letter of Transmittal	Exhibit B
Form of Investment Representation Certificate	Exhibit C
Form of Escrow Agreement	Exhibit D
Form of Founders' Escrow Agreement	Exhibit E-1 and E-2
Form of Polexis Executive Employment Agreement	Exhibit F
Form of Noncompete and Lockup Agreement	Exhibit G-1, G2 and G-3
Form of General Release	Exhibit H

SCHEDULES

Merger Consideration Allocation per Polexis Stockholder	Schedule 1
Addresses for Notice; Wire Transfer Instructions	Schedule 2
Polexis Disclosure Schedule	Attached

iii

AGREEMENT AND PLAN OF MERGER

        This Agreement and Plan of Merger (this "Agreement") is made and entered into as of March 31, 2004, by and among SYS, a California corporation ("SYS"); Shadow Research International, Inc., a Delaware corporation and a wholly owned subsidiary of SYS ("Subcorp"); Polexis, Inc., a California corporation ("Polexis"); Michael Glasgow, an individual resident in the State of California, Rich Kadel, an individual resident in the State of California, Carlos Persichetti, an individual resident in the State of California, and John Marsh, an individual resident in the State of California (collectively, the "Polexis Principal Common Stockholders"); Nextreme Ventures, LLC, a Delaware limited liability company, Amir Moussavian, an individual resident in the State of California, Ellumina, LLC, a Delaware limited liability company, BridgeWest, LLC, a Delaware limited liability company, Gladehill Development Corp., a Nevada corporation, Hayden Trubitt, an individual resident in the State of California, and John Benassi, an individual resident in the State of California (collectively, the "Polexis Preferred Stockholders"). The Polexis Principal Common Stockholders and the Polexis Preferred Stockholders are sometimes referred to collectively herein as the "Polexis Principal Stockholders."

PRELIMINARY STATEMENTS

        WHEREAS, the respective Boards of Directors of SYS, Subcorp and Polexis have determined that the merger of Subcorp with and into Polexis, in the manner contemplated herein (the "Merger"), is desirable and in the best interests of their respective stockholders and, by resolutions duly adopted, have approved and adopted this Agreement;

        WHEREAS, SYS, Subcorp, Polexis and the Polexis Principal Stockholders desire to make certain representations, warranties, covenants and agreements in connection with the merger and also to prescribe various conditions to the merger.

        NOW, THEREFORE, in consideration of these premises and their promises hereinafter set forth, the parties hereto agree as follows:

ARTICLE I
THE MERGER

        1.1    The Merger.    Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL") and the California General Corporation Law (the "CGCL"), Subcorp shall be merged with and into Polexis at the Effective Time. As a result of the Merger, the separate corporate existence of Subcorp shall cease and Polexis shall continue its existence under the laws of the State of California as a wholly-owned subsidiary of SYS. Polexis, in its capacity as the corporation surviving the Merger, is hereinafter sometimes referred to as the "Surviving Corporation."

        1.2    Effective Time.    As promptly as possible on the Closing Date, the parties shall cause the Merger to be consummated by filing (a) with the Secretary of State of the State of Delaware (the "Delaware Secretary of State") a certificate of merger (the "Certificate of Merger") in such form as is required by and executed in accordance with the DGCL and (b) with the Secretary of State of the State of California (the "California Secretary of State") this Agreement and an officer's certificate from SYS and Polexis (collectively, the "California Merger Documents") in such form as is required by and executed in accordance with the CGCL. The Merger shall become effective (the "Effective Time") when the Certificate of Merger has been filed with the Delaware Secretary of State and when the California Merger Documents have been filed with the California Secretary of State or at such later time as shall be agreed upon by SYS and Polexis and specified in the Certificate of Merger and the California Merger Documents. Prior to the filings referred to in this Section 1.2, a closing (the "Closing") shall be held at the offices of SYS's counsel, Luce, Forward, Hamilton & Scripps LLP ("Luce Forward"), 600 West Broadway, Suite 2600, San Diego, California 92101, or such other place as the parties may agree on, as soon as practicable (but in any event within ten business days) following the date upon which all conditions set forth in Article VI that are capable of being satisfied prior to the Closing have been satisfied or waived, or at such other date as SYS and Polexis may agree;

provided that the conditions set forth in Article VI have been satisfied or waived at or prior to such date. The date on which the Closing takes place is referred to herein as the "Closing Date." For all purposes, the Closing shall be effective as of 11:59 p.m. on the Closing Date.

        1.3    Effects of the Merger.    At and after the Effective Time, the separate existence of Subcorp will cease, and Polexis as the Surviving Corporation and successor shall succeed to all the rights and property of Subcorp and Polexis, and shall be subject to all the debts and liabilities of Subcorp and Polexis except as otherwise expressly provided in reference to this Agreement.

        1.4    Certificate of Incorporation and Bylaws.    The (a) Amended and Restated Articles of Incorporation of Polexis, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation and (b) Bylaws of Polexis in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation; in each case, until amended in accordance with the CGCL.

        1.5    Directors and Officers of the Surviving Corporation.    On the Closing Date, Polexis shall deliver to SYS evidence satisfactory to SYS of the resignations of the directors and officers of Polexis and any Subsidiary, with such resignations to be effective immediately after the Effective Time. SYS shall cause the election of new directors and officers, as determined by SYS, for Polexis and any Subsidiary to be effective as of the resignation of the former directors and officers of Polexis and any Subsidiary.

ARTICLE II
CONVERSION OF SECURITIES

        2.1    Merger Consideration; Conversion of Capital Stock.    At the Effective Time, by virtue of the Merger and without any action on the part of SYS, Subcorp or Polexis or their respective stockholders, each share of Polexis Capital Stock issued and outstanding immediately prior to the Effective Time shall in accordance with Section 2.1(a) be converted into, and shall represent the right to receive, that portion of the aggregate amount of $5,236,000 (such aggregate amount, the "Merger Consideration"), as such share is entitled, with $2,586,000, payable in cash (the "Cash Consideration"), and $2,650,000, payable in the form of fifty-three (53) $50,000 SYS Units, with each Unit consisting of 12,690 shares of restricted SYS Common Stock (valued at $1.97 per share) and a $25,000 convertible promissory note ("Convertible Promissory Note") substantially in the form of Exhibit A hereto (such aggregate amount, the "Stock Consideration"). The Convertible Promissory Note shall be subject to a subordination agreement satisfactory in form and substance to SYS' principal lender, provided that such form of subordination agreement must also have received the reasonable approval of a majority of the Polexis Principal Common Stockholders.

          (a)   The Merger Consideration shall be allocated and distributed as set forth on Schedule 1, which has been determined in accordance with the following:

            (i)    Each issued share of Common Stock of Polexis shall, at the Effective Time, be converted into (i) $0.1145551 cash, (ii) 0.0542312 shares of common stock of SYS, and (iii) a Convertible Promissory Note with an original principal amount of $0.1068354.

            (ii)   Each issued share of Series A Preferred Stock of Polexis shall, at the Effective Time, be converted into (i) $0.7861153 cash; (ii) 0.1250559 shares of common stock of SYS; and (iii) a Convertible Promissory Note with an original principal amount of $0.2463609.

            (iii)  Each issued share of Series B Preferred Stock of Polexis shall, at the Effective Time, be converted into (i) $0.3218283 cash; (ii) 0.0511967 shares of common stock of SYS; and (iii) a Convertible Promissory Note with an original principal amount of $0.1008579.

          (b)    Deposit to Escrow.    At the Closing, 330,203 shares of Common Stock (the "Escrow Stock Consideration") of the shares of Common Stock to be issued to the Polexis Principal Stockholders as part of the Units which constitute the Stock Consideration shall be paid by SYS to the Escrow Agent, for deposit into the Escrow Account, as set forth in Section 2.5. The allocation of such shares among the Polexis Principal Stockholders shall be as set forth on Schedule 1.

          (c)    Deposit to Founders' Escrow.    At the Closing, SYS shall deposit 25,381 shares of SYS Common Stock (the "Founders' Escrow Consideration") with the Escrow Agent on behalf of each of Michael Glasgow and John Marsh pursuant to the Founders' Escrow Agreements. Such 50,762 shares of Common Stock will be derived in equal amounts from the Units constituting part of the Stock Consideration otherwise payable to Mr. Glasgow and Mr. Marsh.

          (d)    Direct Delivery.    Notwithstanding Section 2.1(a), (i) the Escrow Stock Consideration shall not be delivered to the Polexis Principal Stockholders and shall instead be delivered to the Escrow Agent in accordance with Section 2.5(b), and (ii) the Founders' Escrow Consideration shall not be delivered in accordance with Section 2.1(a) and shall instead be deposited with the Escrow Agent pursuant to Section 2.1(c).

        2.2    Conversion of Subcorp Stock.    Each share of capital stock of Subcorp outstanding at the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

        2.3    Fractional Shares; Adjustments.

          (a)   No certificates for fractional SYS Common Shares shall be issued as a result of the conversion provided for in Section 2.1, and such fractional share interests will not entitle the owner thereof to vote or have any rights of a holder of SYS Common Shares.

          (b)   In lieu of any such fractional SYS Common Shares, the holder of a certificate or certificates (the "Certificates") that immediately prior to the Effective Time represented outstanding shares of Polexis Capital Stock (each, a "Polexis Stockholder") whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.1(a), upon presentation of such fractional interest represented by an appropriate Certificate for Polexis Capital Stock to SYS pursuant to Section 2.4, shall be entitled to receive a cash payment therefore, in an amount equal to the value of such fractional interest, with an SYS Common Share being valued for this purpose as described in Section 2.1. Such payment with respect to fractional shares is intended to avoid the expense and inconvenience of issuing fractional shares and to provide a mechanical rounding off of, and is not a separately bargained for, consideration. If more than one Certificate shall be surrendered for the account of the same holder, the number of shares of Polexis Capital Stock for which Certificates have been surrendered shall be appropriately adjusted to provide to the Polexis Stockholders the same economic effect as contemplated by this Agreement. The fractional share interests of each Polexis Stockholder will be aggregated, and no Polexis Stockholder will receive cash in an amount greater than the value of one full SYS Common Share for such fractional share interest.

        2.4    Exchange of Certificates.

          (a)    Exchange at Closing.    At the Closing, each Polexis Principal Stockholder shall deliver (i) the Certificate or Certificates representing such Polexis Principal Stockholder's shares of Polexis Capital Stock (or affidavits of lost certificates in lieu thereof), duly endorsed in blank or accompanied by stock powers duly executed in blank and (ii) fully executed stock powers with respect to that Principal Stockholder's shares of SYS Common Stock which are to be deposited with the Escrow Agent, and in exchange for such delivery shall receive (i) the Cash Consideration (as determined pursuant to Section 2.1) to which such Polexis Principal Stockholder is entitled, payable by wire transfer of immediately available funds to the account specified by such Polexis Principal Stockholder, and (ii) the Stock Consideration (as determined pursuant to Section 2.1) to which such Polexis Principal Stockholder is entitled, payable by delivery of a Convertible

  Promissory Note and a stock certificate naming such Polexis Principal Stockholder as the holder thereof.

          (b)    Exchange Procedures.    As soon as practicable after the Effective Time, SYS shall mail to each holder of record of a Certificate (other than the Principal Polexis Stockholders), a letter of transmittal and instructions for effecting the surrender of the Certificate in exchange for the Merger Consideration to which such Polexis Stockholder is entitled, substantially in the form of Exhibit B (the "Letter of Transmittal") and an Investment Representation Certificate substantially in the form Exhibit C (the "Investment Representation Certificate"). Upon surrender of a Certificate for cancellation to SYS, together with a duly executed Letter of Transmittal and Investment Representation Certificate, the holder of such Certificate shall be entitled to receive in exchange therefor (i) the Stock Consideration which such holder has the right to receive pursuant to this Agreement in such denominations and registered in such names as such holder may request, and (ii) payment by check or wire transfer of funds in U.S. dollars representing (A) the amount of the Cash Consideration which such holder has the right to receive pursuant to the provisions of this Article II, and (B) the amount of cash in lieu of fractional shares, if any, and accrued and unpaid dividends, distributions, and interest on the Convertible Promissory Note, if any, which such holder has the right to receive pursuant to the provisions of this Article II, after giving effect to any required withholding tax. No interest will be paid or accrued on the cash in lieu of fractional shares, if any, and unpaid dividends and distributions, if any, payable to holders of shares of Polexis Capital Stock. In the event of a transfer of ownership of shares of Polexis Capital Stock that is not registered on the transfer records of Polexis, a certificate representing the proper number of SYS Common Shares, together with a convertible note in the appropriate amount and a check for the cash to be paid as part of the Cash Consideration and for the cash to be paid in lieu of fractional shares, if any, and unpaid dividends, distributions, and interest, if any, may be issued to such transferee if the Certificate representing such shares of Polexis Capital Stock held by such transferee is presented to SYS, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.4, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the appropriate amount of Merger Consideration upon surrender. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by SYS, the posting by such person of a bond in such reasonable amount as SYS may direct as indemnity against any claim that may be made against it with respect to such Certificate, SYS will deliver in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration, payable at Closing with respect to the shares of Polexis Capital Stock formerly represented thereby, and unpaid dividends and distributions on SYS Common Shares, if any, as provided in this Article II.

          (c)    Distributions with Respect to Unexchanged Shares.    Notwithstanding any other provisions of this Agreement, no dividends or other distributions declared or made after the Effective Time with respect to SYS Common Shares having a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate, no cash payment as part of the Merger Consideration and no cash payment of interest or in lieu of fractional shares shall be paid to any such holder, until the holder shall surrender such Certificate (or affidavit) as provided in this Section 2.4. Subject to the effect of all applicable constitutions, laws, statutes, treaties, orders, rules, regulations, ordinances, notices, approvals, policies or guidelines promulgated, or judgments, decisions, decrees, or orders of any Governmental Authority (collectively, "Applicable Laws"), following surrender of any such Certificate, there shall be paid to the holder of the Merger Consideration issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole SYS Common Shares and not paid, less the amount of any withholding taxes that may be required thereon, (ii) amount of cash representing accrued and unpaid interest on the Convertible Promissory Note constituting a portion of such Merger Consideration, and (iii) at the appropriate payment date subsequent to surrender, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole SYS Common Shares, less the amount of any withholding taxes which may be required thereon.

          (d)    No Further Ownership Rights in Polexis Capital Stock.    All Merger Consideration issued and/or paid upon surrender of Certificates in accordance with the terms hereof (including any cash paid pursuant to this Article II) shall be deemed to have been issued and/or paid in full satisfaction of all rights pertaining to such shares of Polexis Capital Stock represented thereby, and, as of the Closing, the stock transfer books of Polexis shall be closed and there shall be no further registration of transfers on the stock transfer books of Polexis of shares of Polexis Capital Stock outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Section 2.4.

          (e)    No Liability.    Neither SYS nor the Surviving Corporation shall be liable to any person in respect of any Merger Consideration (on dividends, distributions, or interest with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to seven years after the Effective Time or immediately prior to such earlier date on which any Merger Consideration (or any dividends, distributions, or interest with respect thereto) would otherwise escheat to or become the property of any Governmental Authority, any such Merger Consideration (or dividends, distributions, or interest with respect thereto) shall, to the extent permitted by Applicable Law, become the property of SYS, free and clear of all claims or interest of any person previously entitled thereto. For purposes of this Agreement, "Governmental Authority" means any (A) nation, region, state, county, city, town, village, district or other jurisdiction, (B) federal, state, local, municipal, foreign or other government, (C) federal, state, local municipal, foreign or multi-national court, arbitral tribunal, administrative agency or commission, (D) other governmental, quasi-governmental, public, or regulatory body, agency, instrumentality or authority of any nature, (E) multi-national organization, (F) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, policy, regulatory or taxing authority or power of any nature or (G) official of any of the foregoing.

          (f)    Withholding Rights.    Each of the Surviving Corporation and SYS shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of shares of Polexis Capital Stock, such amounts as it is required to deduct and withhold with respect to the making of such payment under the United States Internal Revenue Code of 1986, as amended (the "Code") or any provision of state, local or foreign Tax law. To the extent that amounts are so withheld by the Surviving Corporation or SYS, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Polexis Capital Stock in respect of which such deduction and withholding was made by the Surviving Corporation or SYS, as the case may be. Any Tax withheld by SYS or the Surviving Corporation shall be paid by SYS or the Surviving Corporation, as the case may be, to the appropriate Governmental Authority when due in accordance with Applicable Law; and SYS or the Surviving Corporation, as the case may be, shall within 30 days of the payment of such Tax deliver to the holder of the shares of Polexis Capital Stock evidence reasonably satisfactory to such holder that payment was duly remitted to the appropriate Governmental Authority.

          (g)    Restrictive Legend.    Each certificate evidencing SYS Common Shares issued pursuant to this Agreement shall bear the following legend in conspicuous type:

      THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THE SHARES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.

        2.5    Escrow Accounts.

          (a)    Escrow Agreement.    On or prior to the Closing Date, SYS and Polexis shall establish an escrow at Union Bank of California, N.A. (the "Escrow Account"), by the execution and delivery of an Escrow Agreement substantially in the form attached as Exhibit D hereto (the "Escrow Agreement").

          (b)    Deposit of Merger Consideration.    On the Closing Date, SYS shall pay to the Escrow Agent, for immediate deposit into the Escrow Account, the Escrow Stock Consideration, by delivery of one or more certificates, duly endorsed in blank by the Polexis Principal Stockholders, representing that number of SYS Common Shares comprising of the Escrow Stock Consideration, together with the related stock powers delivered to SYS pursuant to Section 2.4(b).

          (c)    Disbursement of Merger Consideration.    All of the Escrow Stock Consideration deposited in the Escrow Account shall be available, in accordance with this Agreement and the Escrow Agreement, to secure, and to provide the sole and exclusive recourse for, the performance of the Polexis Principal Stockholders' indemnity obligations under Section 8.2 hereof, and to provide the sole and exclusive recourse for, the performance of the obligations of the Polexis Principal Stockholders under Section 5.3(f) hereof, and shall be paid to the Polexis Principal Stockholders only in accordance with (and with any amounts set forth on Schedule 1 subject to adjustment in accordance with) the terms and subject to the conditions set forth in the Escrow Agreement.

          (d)    Founders' Escrow Agreement.    On or prior to the Closing Date, SYS and each of Michael Glasgow and John Marsh shall establish an escrow at Union Bank of California, N.A. (each a "Founders' Escrow Account"), by the execution and delivery of an Escrow Agreement substantially in the form attached as Exhibit E-1 and E-2 hereto (each a "Founders' Escrow Agreement").

          (e)    Deposit of the Founders' Escrow Consideration.    On the Closing Date, SYS shall pay to the Escrow Agent, on behalf of Mr. Glasgow and Mr. Marsh, for immediate deposit in the applicable Founders' Escrow Account, the Founders' Escrow Consideration by delivery of two or more certificates, duly endorsed in blank, representing that number of SYS Common Shares comprising the Founders' Escrow Consideration.

        2.6    Internal Revenue Code Election.    At its option, following the Closing Date SYS may make an election under Section 338(g) of the Internal Revenue Code of 1986, as amended, with regard to the Merger.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF SYS AND SUBCORP

        In order to induce Polexis and the Polexis Principal Stockholders to enter into this Agreement, SYS and Subcorp, jointly and severally, hereby represent and warrant to Polexis and the Polexis Principal Stockholders that the statements contained in this Article III are true, correct and complete, except as otherwise expressly set forth in this Article III as of the date hereof unless another date is expressly stated below.

        3.1    Organization and Standing.    Each of SYS, Subcorp and each other subsidiary of SYS is a corporation duly organized, validly existing and, where applicable, in good standing under the laws of its state of incorporation with corporate power and authority to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted. Each of SYS, Subcorp and each other subsidiary of SYS is duly qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the property it owns, leases or operates, requires it to so qualify, except where the failure to be so qualified or in good standing in such jurisdiction would not have a Material Adverse Effect on SYS and its subsidiaries taken as a whole. SYS is not in default in the performance, observance or fulfillment of any provision of the SYS Articles of Incorporation, as amended (the "SYS Articles"), or the SYS Amended and Restated Bylaws, as amended, as in effect on the date hereof (the "SYS Bylaws"), and Subcorp and each other subsidiary of SYS is not in default in the performance, observance or fulfillment of any provisions of its Certificate of Incorporation or Bylaws. SYS has heretofore furnished to Polexis complete and correct copies of the SYS Articles and the SYS Bylaws and the Certificate of Incorporation and Bylaws of Subcorp and each other subsidiary of SYS.

        3.2    Corporate Power and Authority.    Each of SYS and Subcorp has all requisite corporate power and authority to enter into and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by SYS and Subcorp have been duly authorized by all necessary corporate action on the part of each of SYS and Subcorp. This Agreement has been duly executed and delivered by each of SYS and Subcorp and constitutes the legal, valid and binding obligation of each of SYS and Subcorp enforceable against each of them in accordance with its terms, except to the extent that such enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally or by general equitable principles.

        3.3    Conflicts; Consents and Approvals.    Neither the execution and delivery of this Agreement by SYS or Subcorp nor the consummation of the transactions contemplated hereby or thereby will:

          (a)   conflict with, or result in a breach of any provision of, the SYS Articles or the SYS Bylaws, the Subcorp Certificate of Incorporation or Bylaws or the governing documents of any other subsidiary of SYS;

          (b)   materially violate, or conflict with, or result in a material breach of any provision of, or constitute a material default (or an event that, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any party (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, modify or call a material default under, or result in the creation of any material Encumbrance upon any of the properties or assets of SYS or any of its subsidiaries under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease or other instrument or obligation to which SYS or any of its subsidiaries is a party (for purposes of this Agreement, "Encumbrance" means any charge, claim, mortgage, servitude, easement, right of way, equitable interest, lease or other possessory interest, conditional sale or other title retention arrangement, lien, pledge, security interest, preference, priority, right of first refusal or similar restriction);

          (c)   materially violate any (i) order, writ, injunction, decree, statute, ruling, assessment, or arbitration or award of any Governmental Authority or (ii) Applicable Laws relating to SYS or any of its subsidiaries or their respective properties or assets; or

          (d)   require any action or consent or approval of, or review by, or registration or filing by SYS or any of its affiliates with, any third party or any Governmental Authority, other than registrations or other actions required under federal and state securities laws as are contemplated by this Agreement.

        3.4    Subcorp.    Subcorp was initially formed solely for the purpose of engaging in a merger transaction other than as contemplated by this Agreement. Subcorp, at the Effective Time, will not be subject to obligations or liabilities, except the obligations and liabilities incurred in connection with the transactions contemplated by this Agreement.

        3.5    Actions.    There is no Action against SYS and Subcorp which questions the validity of this Agreement or the Merger or any action taken or to be taken pursuant hereto or pursuant to the Merger. For purposes of this Agreement, "Action" means any action, arbitration, audit, examination, suit, proceeding, hearing or litigation, whether formal or informal, and whether public or private, commenced, brought, conducted or heard by or before, pending or threatened, or otherwise. Since July 1, 1999, neither SYS nor any of its subsidiaries has been subject to any order, writ, injunction or decree relating to its method of doing business or its relationship with past, existing or future users or purchasers of any goods or services.

        3.6    Financial Ability.    SYS and Subcorp at the Effective Time will have a sufficient number of SYS Common Shares and sufficient cash funds to pay the Merger Consideration, and to pay all related fees and expenses.

        3.7    Capitalization of SYS and Subcorp.

          (a)   The authorized capital stock of SYS consists of 48,000,000 common shares (the "SYS Common Stock"), 250,000 preferred shares (the "SYS Preferred Stock"), and 2,000,000 preference shares (the "SYS Preference Stock"). At the date of this Agreement, (i) 7,318,140 shares of SYS Common Stock are issued and outstanding, (ii) 2,448,548 shares of SYS Common Stock are reserved for issuance upon the exercise or conversion of options, warrants or convertible securities granted or issuable by SYS, not including SYS's Stock Option and Stock Purchase Plans, (iii) 3,809,500 shares of SYS Common Stock are reserved for issuance under SYS's Stock Option and Stock Purchase Plans, (iv) no shares of SYS Preferred Stock are issued and outstanding, and (v) no shares of SYS Preference Stock are issued and outstanding. The SYS Common Stock, the SYS Preferred Stock, and the SYS Preference Stock are referred to herein collectively as the "SYS Capital Stock." Each outstanding share of SYS Capital Stock is duly authorized and validly issued, fully paid and nonassessable and has not been issued in violation of any preemptive or similar rights. The issuance and sale of all of the shares of SYS Capital Stock described in this Section 3.7(a) have been in compliance in all material respects with applicable federal and state securities laws.

          (b)   Subcorp's authorized capital stock consists solely of 100,000 shares of Subcorp Common Stock, of which, as of the date hereof, 5,000 shares were issued and outstanding and none were reserved for issuance.

        3.8    Subsidiaries.

          (a)   SYS does not own, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise, except for Subcorp. SYS is not subject to any obligation or requirement to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any subsidiary or any other person. SYS owns, directly or indirectly, 100% of the capital stock (or other ownership interests having by their terms ordinary voting power to elect a majority of directors or others performing similar functions) of each of its subsidiaries. Each of the outstanding shares of capital stock or other equity interests of the subsidiaries of SYS is (in so far as is applicable) duly authorized, validly issued, fully paid and nonassessable, and is owned, directly or indirectly, by SYS free and clear of all Encumbrances.

          (b)   There are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale or transfer of any securities of any subsidiary, nor are there outstanding any securities that are convertible into or exchangeable for any shares of capital stock of any subsidiary, and neither SYS nor any subsidiary has any obligation of any kind to issue any additional securities of any subsidiary or to pay for or repurchase any securities of any subsidiary or any predecessor thereof.

        3.9    Brokerage and Finders' Fees.    Neither SYS nor any stockholder, director, officer or employee thereof, has incurred or will incur on behalf of SYS or any of its affiliates, any brokerage, finders' or similar fee in connection with the transactions contemplated by this Agreement.

        3.10    Board Recommendation; Required Vote.    The board of directors of SYS, at a meeting duly called and held, has by majority vote of those directors present and constituting a quorum of the directors then in office determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to and in the best interests of the SYS Stockholders. No vote of any holder of SYS Capital Stock is required under the SYS Articles, SYS Bylaws or Applicable Law with respect to this Agreement or the transactions contemplated hereby.

        3.11    SYS SEC Documents.    SYS has timely filed with the U.S. Securities and Exchange Commission (the "Commission") all forms, reports, schedules, statements and other documents (including exhibits and other information incorporated therein) required to be filed by it since July 1, 1999 under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act") (such documents, as supplemented and amended since the time of filing, collectively, the "SYS SEC Documents"). No subsidiary of SYS is required to file any form, report, registration statement, prospectus or other document with the Commission. To the Knowledge of SYS, the SYS SEC Documents, including, without limitation, any financial statements or schedules included in the SYS SEC Documents, at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively and, in the case of any SYS SEC Document amended or superseded by a filing prior to the date of this Agreement, then on the date of such amending or superseding filing): (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be. The financial statements of SYS (including the related notes) included in the SYS SEC Documents at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively, and, in the case of any SYS SEC Document amended or superseded by a filing prior to the date of this Agreement, then on the date of such amending or superseding filing) complied in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-QSB of the Commission), and fairly present (subject, in the case of unaudited statements, to normal, recurring audit adjustments not material in amount) in all material respects the consolidated financial position of SYS and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. Since July 1, 1999, SYS has maintained its books of account in accordance in all material respects with Applicable Law and all books and records are complete and correct in all material respects, fairly and accurately reflect the income, expenses, assets and liabilities of SYS and its subsidiaries in all material respects, including the nature thereof and the transactions giving rise thereto, and provide a fair and accurate basis for the preparation of the financial statements of SYS included in the SYS SEC Documents.

        3.12    Books and Records.    Since July 1, 1999, SYS and its subsidiaries have, in all material respects, maintained their minute books, stock books, stock ledgers, quota registers and other local equivalents in accordance in all material respects with Applicable Law, sound business practices and the requirements of Section 13(b)(2) of the Exchange Act, including the maintenance of an adequate system of internal controls. The minute books of SYS and its subsidiaries contain accurate and complete records of all proceedings, consents and meetings held of, and corporate action taken by, their stockholders, the boards of directors, and committees of the boards of directors, and other governing bodies, as applicable, and no meeting of any such stockholders, board of directors, committee or other governing body has been held for which minutes have not been prepared and are not contained in such minute books. The books of account of SYS and its subsidiaries are complete and correct in all material respects, have been maintained in accordance with Applicable Law, fairly and accurately reflect the income, expenses, assets and liabilities of SYS and its subsidiaries, including the nature thereof and the transactions giving rise thereto, and provide a fair and accurate basis for the preparation of the SYS financial statements set forth in the SYS SEC Documents. The signatures appearing on all documents contained in such books of account are the true signatures of the persons purporting to have signed the same, and copies thereof have been provided to Polexis.

        3.13    No Undisclosed Liabilities.    Except (a) as and to the extent disclosed or reserved against on the audited balance sheet of SYS as of June 30, 2003, or (b) as incurred after the date thereof in the ordinary course of business consistent with past practice, SYS and its subsidiaries do not have any liabilities or obligations of any nature, whether known or unknown, absolute, accrued, contingent, choate, inchoate or otherwise and whether due or to become due, that, individually or in the aggregate, have or would reasonably be expected to have a Material Adverse Effect on SYS and its subsidiaries taken as a whole.

        3.14    No Material Adverse Change.    Since June 30, 2003, there has been no material adverse change in the assets, liabilities, results of operations, business prospects, or financial condition of SYS or any event, occurrence or development that would reasonably be expected to have a Material Adverse Effect on SYS and its subsidiaries taken as a whole.

        3.15    Disclosure.    Nothing contained in this Agreement constitutes any disclosure by SYS or Subcorp of any material non-public information. The representations and warranties contained in this Article III, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such representations and warranties, in light of the circumstances under which they were made, not misleading.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF POLEXIS

        In order to induce Subcorp and SYS to enter into this Agreement, Polexis and the Polexis Principal Stockholders hereby jointly and severally represent and warrant to SYS and Subcorp that the statements contained in this Article IV are true, correct and complete, except as otherwise expressly set forth in this Article IV or in the disclosure schedule previously delivered by Polexis to SYS and incorporated herein by reference (the "Polexis Disclosure Schedule"), as of the date hereof and as of the Closing Date unless another date is expressly stated below or in the Polexis Disclosure Schedule.

        4.1    Organization and Standing.    Polexis is a corporation duly organized and validly existing under the laws of the State of California with full corporate power and authority to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted. Polexis is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the property it owns, leases, uses, or operates requires it to so qualify, be licensed or be in good standing. Polexis is not in default in the performance, observance or fulfillment of any provision of its Amended and Restated Articles of

Incorporation (the "Polexis Articles") or its Bylaws (the "Polexis Bylaws"), as in effect on the date hereof. Polexis has previously furnished to SYS complete and correct copies of the Polexis Articles and the Polexis Bylaws, each as in effect on the date hereof. Listed in Section 4.1 in the Polexis Disclosure Schedule is each jurisdiction in which Polexis is qualified or licensed to do business and whether Polexis is in good standing in each applicable jurisdiction as of the date of the Agreement.

        4.2    Subsidiaries.    Polexis does not own, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise. Polexis is not subject to any obligation or requirement to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any person.

        4.3    Corporate Power and Authority.    Polexis has all requisite corporate power and authority to enter into and deliver this Agreement, to perform its obligations hereunder and, subject to approval of the Merger and the transactions contemplated hereby by Polexis Stockholders, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Polexis have been duly authorized by all necessary corporate action on the part of Polexis, subject to approval of the Merger and the transactions contemplated hereby by Polexis's board of directors and the requisite Polexis Stockholders. This Agreement has been duly executed and delivered by Polexis and constitutes the legal, valid and binding obligation of Polexis, enforceable against Polexis in accordance with its terms, except to the extent that such enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally or by general equitable principles.

        4.4    Capitalization of Polexis.    The authorized capital stock of Polexis consists of 17,250,000 common shares (the "Polexis Common Stock") and 4,200,000 preferred shares (the "Polexis Preferred Stock"). At the date of this Agreement, (i) 7,254,150 shares of Polexis Common Stock are issued and outstanding, (ii) 2,267,452 shares of Polexis Common Stock are reserved for issuance upon the exercise or conversion of options, warrants or convertible securities (other than Polexis Preferred Stock) granted or issuable by Polexis, (iii) 869,563 shares of Polexis Preferred Stock designated Series A Preferred Stock are issued and outstanding and (iv) 3,329,177 shares of Polexis Preferred Stock designated Series B Preferred Stock are issued and outstanding. The Polexis Common Stock and the Polexis Preferred Stock are referred to herein collectively as the "Polexis Capital Stock." Each outstanding share of Polexis Capital Stock is duly authorized and validly issued, fully paid and nonassessable, and has not been issued in violation of any preemptive or similar rights.

          (a)   As of the date hereof, other than as set forth in clause (a)(ii) above, there are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale, repurchase or transfer by Polexis of any securities of Polexis, nor are there outstanding any securities which are convertible into or exchangeable for any shares of Polexis Capital Stock, and Polexis has no obligation of any kind to issue any additional securities or to pay for or repurchase any securities of Polexis or any predecessor. Set forth in Section 4.4(b) in the Polexis Disclosure Schedule is an accurate and complete list of the names of all holders of Polexis Capital Stock, and the number and class of shares held by each such Polexis Stockholder. Set forth in Section 4.4(b) in the Polexis Disclosure Schedule is an accurate and complete list of the names of all holders of options, warrants or convertible instruments to purchase Polexis Capital Stock, the number of shares issuable to each such holder upon exercise of such option or warrant, and the exercise price and vesting schedule with respect thereto.

          (b)   Polexis has not agreed to register any securities of Polexis under the Securities Act or under any applicable securities law or granted registration rights to any person or entity (other than agreements with respect to registration rights that are no longer in effect as of the date of this Agreement); complete and correct copies of all such agreements have previously been provided to SYS.

        4.5    Conflicts; Consents and Approvals.    Neither the execution and delivery of this Agreement by Polexis, nor the consummation of the transactions contemplated hereby will:

          (a)   conflict with, or result in a breach of any provision of, the Polexis Articles or the Polexis Bylaws;

          (b)   violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event that, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any party (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, modify or call a default under, or result in the creation of any Encumbrance upon any of the properties or assets of Polexis under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease or other instrument or obligation to which Polexis is a party, including without limitation, any Contract;

          (c)   violate any (i) order, writ, injunction, decree, ruling, assessment, arbitration, or award of any Governmental Authority or arbitrator or (ii) Applicable Laws relating to Polexis or any of its properties or assets; or

          (d)   require any action or consent or approval of, or review by, or registration or filing by Polexis or any of its affiliates with, any third party or any Governmental Authority, other than (i) approval of the Merger and the transactions contemplated hereby by Polexis Stockholders, (ii) registrations or other actions required under federal and state securities laws as are contemplated by this Agreement, (iii) the filing of the Delaware Merger Documents with the Delaware Secretary of State, and (iv) the filing of the California Merger Documents with the California Secretary of State.

        4.6    Brokerage and Finders' Fees.    Neither Polexis nor any stockholder, director, officer or employee thereof, has incurred or will incur on behalf of Polexis, any brokerage, finders' or similar fee in connection with the transactions contemplated by this Agreement.

        4.7    Books and Records; Financial Statements.

          (a)   From its date of incorporation, the minute books, stock books and stock ledgers of Polexis (the "Books of Account") have been maintained, in all respects, in accordance with Applicable Law. The signatures of Polexis personnel appearing on all documents contained in such Books of Account are the true signatures of the persons purporting to have signed the same, and complete and correct copies of such Books of Account have been provided to SYS.

          (b)   Attached to Section 4.7(b) in the Polexis Disclosure Schedule, as previously delivered to SYS, are complete and correct copies of (i) the audited balance sheets of Polexis as of June 30, 2003 and June 30, 2002, and the related statements of income and sources and uses of cash for the 12-month periods then ended and (ii) the unaudited balance sheet of Polexis as of February 29, 2004, and the related statements of income and sources and uses of cash for the eight-month period then ended (collectively, the "Polexis Financial Statements"). The Polexis Financial Statements (including the related notes) were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present (subject, in the case of unaudited statements, to normal, recurring audit adjustments not material in amount and to the absence of footnotes) in all material respects the consolidated financial position of Polexis and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

        4.8    Compliance with Law.    Except with respect to Applicable Laws discussed elsewhere in this Article IV including without limitation those relating to Taxes (as set forth in Section 4.11), employee benefit plans (as set forth in Section 4.14), labor matters (as set forth in Section 4.16), Permits (as set forth in Section 4.19), Environmental Laws (as set forth in Section 4.21), product warranties (as set forth in Section 4.25), Data Protection Laws (as set forth in Section 4.26) and the Foreign Corrupt Practices Act (as set forth in Section 4.27), Polexis is in compliance, in all respects, and at all times since June 30, 2002 has been in compliance, in all respects, with all Applicable Laws relating to Polexis or its businesses or properties, except where the failure to be in compliance with such Applicable Laws (individually or in the aggregate) would not have a Material Adverse Effect on Polexis, or where such noncompliance has been cured and is reasonably expected to have no material impact on the future business or operations of Polexis. Polexis has received no written notice of any pending investigation or review by any Governmental Authority with respect to Polexis and no such investigation or review is threatened, nor has any Governmental Authority indicated an intention to conduct the same.

        4.9    Actions.    Section 4.9 in the Polexis Disclosure Schedule sets forth each instance in which Polexis has received written notice of an Action pending and each instance in which, to the Knowledge of Polexis, any Action is threatened against Polexis. Since June 30, 2002, Polexis has not received written notice of Polexis being subject to any order, writ, injunction or decree relating to its method of doing business or its relationship with past, existing or future users or purchasers of any goods or services.

        4.10    No Material Adverse Change.    Since June 30, 2003, there has been no material adverse change in the assets, liabilities, results of operations, business prospects, or financial condition of Polexis or any event, occurrence or development that would reasonably be expected to have a Material Adverse Effect on Polexis.

        4.11    Taxes.

          (a)   With regard to federal and state taxes:

            (i)    Polexis has filed all Tax Returns (including, but not limited to, those filed on a consolidated, combined or unitary basis) required to have been filed by Polexis prior to the date hereof;

            (ii)   All such Tax Returns referred to in clause (a)(i) above were true and correct (except for such inaccuracies which are individually, and in the aggregate, not material) and Polexis has paid or, prior to the Effective Time, will pay within the time and manner prescribed by Applicable Law, all Taxes, interest and penalties required to be paid in respect of the periods covered by such Tax Returns due to any federal, state, foreign, local or other Tax authority;

            (iii)  Polexis has no liability for Taxes that is in excess of the amount reserved on the Polexis Financial Statements;

            (iv)  Polexis has not requested or filed any document having the effect of causing any extension of time within which to file any returns in respect of any fiscal year which have not since been filed;

            (v)   Polexis has not received written notice of any currently due and payable deficiency for any Tax from any Tax authority;

            (vi)  Polexis has not received written notice that it is the subject of any currently ongoing Tax audit;

            (vii) As of the date of this Agreement, Polexis has not received written notice from any Tax authority of any pending requests for waivers of the time to assess any Tax, other than those made in the ordinary course and for which payment has been made;

            (viii) Polexis has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency;

            (ix)  There are no recorded Encumbrances with respect to Taxes upon any of the properties or assets, real or personal, tangible or intangible of Polexis (other than liens for Taxes not yet due and/or delinquent); and

            (x)   No written claim has ever been received by Polexis from a Governmental Authority in a jurisdiction where Polexis files Tax Returns that Polexis is or may be subject to taxation by that jurisdiction.

          (b)   Polexis is not obligated by any Contract, agreement or other arrangement to indemnify any other person with respect to Taxes. Polexis is not now or has ever been a party to or bound by any agreement or arrangement (whether or not written and including, without limitation, any arrangement required or permitted by law) binding Polexis that (i) requires Polexis to make any Tax payment to or for the account of any other person, (ii) affords any other person the benefit of any net operating loss, net capital loss, investment Tax credit, foreign Tax credit, charitable deduction or any other credit or Tax attribute which could reduce Taxes (including, without limitation, deductions and credits related to alternative minimum Taxes) of Polexis, or (iii) requires or permits the transfer or assignment of income, revenues, receipts or gains to Polexis, from any other person.

          (c)   Polexis has withheld and paid over all Taxes required to have been withheld and paid over in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

          (d)   Polexis has not agreed to make, or has received any written notice from the Internal Revenue Service proposing that Polexis make, any adjustments pursuant to Sections 263A or 481(a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by Polexis, and Polexis has no application pending with any Governmental Authority requesting permission for any changes in accounting methods that relate to the business or operations of Polexis.

          (e)   Polexis has not requested any private letter ruling of the Internal Revenue Service or comparable ruling of other Governmental Authorities.

          (f)    The Tax Returns of Polexis for the years ended 2002 and 2001, complete and correct copies of which are attached in Section 4.11(f) in the Polexis Disclosure Schedule, list all deductions giving rise to any current-year Tax loss set forth on the applicable Tax Returns and the amount of each such Tax loss in each jurisdiction. Polexis has not yet filed its tax return for fiscal 2003.

          (g)   Except for the group for which Polexis is presently a member, if any, Polexis has never been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code, other than as a common parent corporation, within the meaning of Section 1504 of the Code (or any similar provision of state or local law), except where Polexis was the common parent corporation of such affiliated group.

          (h)   Polexis has no liability for the Taxes of any person other than any of Polexis under Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

          (i)    All elections with respect to the Tax Returns are reflected in the Tax Returns.

          (j)    Polexis is not or has not been, a United States real property holding corporation (as defined in section 897(c)(2) of the Code) during the applicable period specified in section 897(c)(1)(A)(ii) of the Code.

          (k)   Polexis is nor or has nor been a party to any joint venture, partnership, or other agreement that would be treated as a partnership for U.S. federal income tax purposes.

          (l)    Polexis has not participated in an international boycott as defined in Section 999 of the Code (or any similar provision of state, local or foreign law).

          (m)  As used in this Agreement, "Tax Returns" means all federal, state, local and foreign Tax returns, declarations, schedules, information returns, reports and forms, and any amendments to any of the foregoing relating to Taxes, required to be filed with any Governmental Authority responsible for the imposition or collection of Taxes.

          (n)   As used in this Agreement, "Tax" or "Taxes" means (i) any federal, state, county, local or foreign taxes, charges, fees, levies or other assessments, including all net income, gross income, premium, sales and use, ad valorem, transfer, gains, profit, windfall profits, excise, franchise, real and personal property, gross receipts, capital stock, production, business and occupation, employment, disability, payroll, license, estimated, customs duties, severance or withholding taxes, other taxes or similar charges of any kind imposed by a Governmental Authority and includes any interest and penalties (civil or criminal) on or additions to any such taxes or in respect of a failure to comply with any requirement relating to any Tax Return and any expenses incurred in connection with the determination, settlement or litigation of any tax liability.

        4.12    Intellectual Property.

          (a)   Set forth in Section 4.12(a) in the Polexis Disclosure Schedule is an accurate and complete list of (i) all foreign and domestic patents, patent applications, invention disclosures, trademarks, service marks, trade names, internet domain names (and any registrations or applications for registration for any of the foregoing trademarks, service marks, trade names and internet domain names) and all copyright applications and registrations and all other material Intellectual Property rights owned or used by Polexis, (ii) other than as set forth in Section 4.15 in the Polexis Disclosure Schedule, all customer agreements with respect to which Polexis received gross revenue of at least US$10,000 during the 12-month period from August 1, 2002 to July 31, 2003 and (iii) other than as set forth in Section 4.15 in the Polexis Disclosure Schedule, all non-customer agreements to which Polexis is a party which concern any of its Intellectual Property.

          (b)   With regard to Intellectual Property:

            (i)    Polexis owns, free and clear of any Encumbrances, or has sufficient rights to, the Intellectual Property;

            (ii)   No written claim of invalidity or ownership with respect to the Intellectual Property has been received by Polexis from any third party and no Intellectual Property is the subject of any pending or threatened Action;

            (iii)  No person or entity has asserted that, with respect to any Intellectual Property, Polexis or any licensee of Polexis is infringing or has infringed any domestic or foreign patent, trademark, service mark, trade name, or copyright or design right, or has misappropriated or improperly used or disclosed any trade secret, confidential information or know-how;

            (iv)  All fees, annuities, royalties, honoraria and other payments which are due from Polexis on or before the date of this Agreement for any of the Intellectual Property or under any agreement related to the Intellectual Property have been paid;

            (v)   To the Knowledge of Polexis, except as limited by the terms of any license relating thereto, the making, using, selling, manufacturing, marketing, licensing, reproduction, distribution, disposal, modification, display, transmission or publishing of any process, machine, manufacture, composition of matter, or material related to any part of the Intellectual Property, does not and will not infringe in any material respect any domestic or foreign patent, trademark, service mark, trade name, copyright, moral right or other intellectual property right of any third party, and does not and will not involve the misappropriation or improper use or disclosure of any trade secrets, confidential information or know-how of any third party;

            (vi)  To the Knowledge of Polexis, no unexpired foreign or domestic patents or patent applications exist that are adverse to the interests of Polexis;

            (vii) To the Knowledge of Polexis, there exists no (A) prior act of Polexis or any third party that would void or invalidate any of the Intellectual Property or (B) conduct or use by Polexis or any third party that would void or invalidate any of the Intellectual Property; and

            (viii) The execution, delivery and performance of this Agreement by Polexis, and the consummation of the transactions contemplated hereby, will not materially breach, violate or conflict with any instrument or agreement relating to the Intellectual Property to which Polexis is a party, will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any of the Intellectual Property or in any way impair the right of Polexis, subject to Section 4.13(b)(v), to make, use, sell, license or dispose of, distribute, modify, display or transmit or to bring any action for the infringement of, any Intellectual Property.

          (c)   Polexis has taken commercially reasonable steps to safeguard and maintain the secrecy and confidentiality of (i) all trade secrets and (ii) to the extent required by Applicable Law, patent applications and their related inventions prior to the issuance of a patent registration contained in the Intellectual Property.

          (d)   As used in this Agreement, "Intellectual Property" means all domestic or foreign patents, patent applications, inventions (whether or not patentable), processes, products, technologies, discoveries, copyrightable and copyrighted works, apparatus, trade secrets, trademarks, logos, know-how, internet domain names, copyrights, trademark registrations and applications, service marks, service mark registrations and applications, trade names, trade dress, copyright registrations, customer lists, marketing and customer information, licenses, technical information (whether confidential or otherwise), software, and all documentation thereof, in each case that is owned by, or licensed to Polexis (other than third-party "click wrap or "shrink wrap" software licenses, as to which Polexis makes no representations or warranties) on the date hereof.

        4.13    Title to Assets and Properties.    Polexis has good, valid, and marketable title to, or a valid leasehold interest in, and unrestricted possession (other than under the terms of relevant leases) of, the assets and properties used by Polexis, located on its premises or shown on the Polexis Financial Statements, free and clear of all Encumbrances, except for assets and properties disposed of in the ordinary course of business since June 30, 2003.

        4.14    Employee Benefit Plans.

          (a)   With respect to each Polexis Plan, Polexis has made available to SYS a substantially correct and complete copy of the following (where applicable): (i) each writing constituting a part of such Polexis Plan, including without limitation all plan documents, benefit schedules, trust agreements, and insurance contracts and other funding vehicles; (ii) the three most recently filed Annual Reports (Form 5500 Series) and accompanying schedules, if any; (iii) the current summary plan description, if any; (iv) the most recent annual financial report, if any; and (v) the most recent determination letter from the Internal Revenue Service, if any.

          (b)   The Internal Revenue Service has issued a favorable determination letter with respect to each Polexis Plan that is intended to be a Qualified Plan and, to the Knowledge of Polexis, there are no existing circumstances or any events that have occurred that could adversely affect the qualified status of any Polexis Plan that is a Qualified Plan or the related trust.

          (c)   All contributions required to be made by Polexis to any Polexis Plan by Applicable Laws or by any Polexis Plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Polexis Plan, for any period through the date hereof, have been made or paid in full.

          (d)   Each Polexis Plan has been maintained and administered in compliance with its terms and Applicable Law, including ERISA and the Code. There is not now, and there are no existing circumstances that could reasonably be expected to give rise to, any requirement for the posting of security with respect to a Polexis Plan or the imposition of any Encumbrance on the assets of Polexis under ERISA or the Code with respect to a Polexis Plan.

          (e)   Polexis has not, at any time within six years before the date hereof, maintained, contributed to or been obligated to contribute to any Multiemployer Plan or Multiple Employer Plan or any plan covered by Section 412 of the Code or Title IV of ERISA.

          (f)    To the Knowledge of Polexis, there does not now exist, and there are no existing circumstances that could reasonably be expected to result in, any Controlled Group Liability that would be a liability of Polexis following the Closing. Without limiting the generality of the foregoing, Polexis has not engaged in any transaction described in Section 4069 or Section 4204 of ERISA.

          (g)   Except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA (or other Applicable Law pertaining to COBRA or Cal-COBRA), Polexis has no liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof and there has been no communication to employees of Polexis that promises or guarantees such employees retiree health or life insurance benefits or other retiree death benefits.

          (h)   Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any employee, officer, director or consultant of Polexis (other than the acceleration of vesting of stock options which will, however, terminate upon the Merger). Without limiting the generality of the foregoing, no amount paid or payable by Polexis in connection with the transactions contemplated hereby, either solely as a result thereof or as a result of such transactions in conjunction with any other events, will be an "excess parachute payment" within the meaning of Section 280G of the Code.

          (i)    Polexis has not received written notice of any pending, and to the Knowledge of Polexis there are no threatened, claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations that have been asserted or instituted against the Polexis Plans, any fiduciaries thereof with respect to their duties to the Polexis Plans, or the assets of any of the trusts under any of the Polexis Plans that would reasonably be expected to result in any material liability of Polexis to the Pension Benefit Guaranty Corporation, the US Department of Treasury, the US Department of Labor or any Multiemployer Plan.

          (j)    Section 4.14(j) in the Polexis Disclosure Schedule sets forth the names of all directors and officers of Polexis, the names of each employee of Polexis, and the total current salary, bonus eligibility, and fringe benefits and perquisites that each such director, officer and employee is expected to receive in the fiscal year ending June 30, 2004 based on current compensation arrangements. Section 4.14(j) in the Polexis Disclosure Schedule also sets forth the liability of Polexis for deferred compensation under any deferred compensation plan, excess plan or similar arrangement (other than pursuant to Qualified Plans) to each such director, officer and employee, together with the value, as of the date specified thereon, of the assets (if any) set aside in any grantor trust(s) to fund such liabilities. There are no other forms of compensation paid to any such director, officer or employee of Polexis. No officer, director, or employee of Polexis, or any immediate family member of any of the foregoing, provides or causes to be provided to Polexis any assets, services or facilities and Polexis does not provide or cause to be provided to any such officer, director, or employee, or any immediate family member of any of the foregoing, any assets, services or facilities.

          (k)   As used in this Agreement, the following terms have the meanings given below:

            (i)    "Benefit Obligation" means Polexis's aggregate financial liability to provide all current, projected and contingent benefits to an employee, or such employee's beneficiaries or dependents, as the case may be, under the terms of any of the Polexis Plans, regardless of whether an amount less than such aggregate financial liability is reflected on Polexis's financial statements under applicable accounting rules.

            (ii)   "Controlled Group Liability" means any and all liabilities (i) under Title IV of ERISA, (ii) under section 302 of ERISA, (iii) under sections 412 and 4971 of the Code, (iv) resulting from a violation of the continuation coverage requirements of section 601 et seq. of ERISA and section 4980B of the Code or the group health plan requirements of Section 701 et seq. of ERISA, and (v) under corresponding or similar provisions of foreign laws or regulations, in each case other than pursuant to the Polexis Plans.

            (iii)  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            (iv)  "ERISA Affiliate" means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same "controlled group" as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA. As of the date hereof, Polexis has no ERISA Affiliates.

            (v)   "Polexis Employee" means a person who is, as of the Effective Time, an active or inactive employee of Polexis.

            (vi)  "Polexis Plans" means all employee benefit plans, programs and other arrangements providing benefits to any current or former employee, officer, director or consultant (or any beneficiary or dependent thereof) in respect of services provided to Polexis, and whether covering one person or more than one person, sponsored or maintained by Polexis or to which Polexis contributes (or is obligated to contribute) or has any liability. Without limiting the generality of the foregoing, the term "Polexis Plans" includes each "employee pension benefit plan" as defined in Section 3(2) of ERISA, each "employee welfare benefit plan" as defined in Section 3(1) of ERISA, and each agreement, plan, program, fund, policy, contract or arrangement (whether written or unwritten) providing compensation, benefits, pension, retirement, superannuation, profit sharing, stock bonus, stock option, stock purchase, phantom or stock equivalent, bonus, thirteenth month, incentive, deferred compensation, hospitalization, medical, dental, vision, vacation, life insurance, death benefit, sick pay, disability, severance, termination, indemnity, redundancy pay, educational assistance, holiday pay, housing assistance, moving expense reimbursement, fringe benefit or similar employee benefits covering any employee, former employee, or the beneficiaries and dependents of any employee or former employee, regardless of whether it is mandated under local law, voluntary, private, funded, unfunded, financed by the purchase of insurance, contributory or non-contributory.

            (vii) "Multiemployer Plan" means a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA. As of the date hereof, Polexis has no Multiemployer Plans.

            (viii) "Multiple Employer Plan" means a plan that has two or more contributing sponsors at least two of whom are not under "common control" within the meaning of Section 4063 of ERISA. As of the date hereof, Polexis has no Multiple Employer Plans.

            (ix)  "Qualified Plan" means a "qualified plan" within the meaning of Section 401(a) of the Code.

        4.15    Contracts.

          (a)   Section 4.15(a) in the Polexis Disclosure Schedule lists each, and Polexis has provided SYS with correct and complete copies or summaries of each, Contract ("Contract" means all written or oral contracts, agreements, guarantees, licenses and executory commitments, other than Polexis Plans and real property leases) to which Polexis is a party as of the date hereof and which falls within any one or more of the following categories:

            (i)    Contracts not entered into in the ordinary course of Polexis's business and that involve expenditures or receipts by Polexis of US$10,000 per month;

            (ii)   joint venture, partnership, strategic alliances and other Contracts (however named) involving a sharing of profits, losses, costs or liabilities;

            (iii)  leases for equipment or other personal property assets;

            (iv)  Contracts with respect to which Polexis received gross revenue of at least US$10,000 during the 12-month period from July 1, 2002 to June 30, 2003;

            (v)   Contracts containing covenants purporting to limit the freedom of Polexis to compete in any line of business or in any geographic area or to hire any individual or group of individuals;

            (vi)  Contracts providing for the settlement of disputed claims (including disputed dollar amounts) with third parties;

            (vii) powers of attorney that are currently outstanding;

            (viii) Contracts entered into other than in the ordinary course of business that contain or provide for an express undertaking to be responsible for consequential damages;

            (ix)  Contracts which contain minimum purchase conditions in excess of US$10,000 or requirements or other terms that restrict or limit the purchasing relationships of Polexis;

            (x)   Contracts relating to any outstanding commitment for capital expenditures in excess of US$25,000;

            (xi)  Contracts with any labor organization, union, employee representative or group of employees;

            (xii) indentures, mortgages, promissory notes, loan agreements, guarantees of borrowed money, letters of credit or other agreements, instruments or commitments for the borrowing or the lending of money;

            (xiii) Contracts providing for the creation of any Encumbrance upon any of the assets of Polexis;

            (xiv) Contracts involving annual revenues to the business of Polexis in excess of 2.5% of Polexis's annual revenues during either of its past two fiscal years;

            (xv) Contracts providing for "earn-outs," "savings guarantees," "performance guarantees," or other contingent payments involving more than US$10,000 per year or US$50,000 over the term of the Contract;

            (xvi) Contracts with or for the benefit of (A) any corporate affiliate of Polexis or (B) any immediate family member of any shareholder, director or officer of Polexis;

            (xvii) Contracts involving payments by Polexis of more than US$5,000 in any one month during the past 6 months;

            (xviii) any Contracts that purport to limit the ability of the directors, officers, agents or employees of Polexis to engage in or continue any conduct, activity or practice relating to the business of Polexis, or assign to Polexis any rights to any invention, improvement or discovery;

            (xix) any cost-sharing, tax-sharing or transfer pricing agreements between Polexis and any related or unrelated party; and

            (xx) each amendment, supplement and modification with respect to any of the foregoing.

          (b)   All such Contracts are valid, binding and enforceable obligations of Polexis and each other party thereto.

          (c)   Neither Polexis nor any other party thereto is in violation of or in default in respect of, nor has there occurred an event or condition which with the passage of time or giving of notice (or both) would constitute a default under or permit the termination of, any such Contract.

          (d)   As of the date hereof, Polexis is not engaged in any renegotiation of and, to the Knowledge of Polexis, neither Polexis nor any third party thereto has any outstanding rights to renegotiate, any material amounts paid or payable under such Contracts.

        4.16    Labor Matters.

          (a)   Polexis is not a party to any collective bargaining agreement or labor union contract and is not required to consult or negotiate with any local works council, union, labor board or any Governmental Authority concerning the transactions contemplated by the Agreement.

          (b)   Set forth in Section 4.16(b) in the Polexis Disclosure Schedule is a list of each agreement to which Polexis is a party pursuant to which any individual employed by Polexis or otherwise performing services primarily for Polexis receives compensation in excess of $20,000 per annum, and Polexis has furnished or made available to SYS substantially complete and correct copies of any such agreements in writing. Polexis has not breached or otherwise failed to comply with any provisions of any agreement set forth therein and, to the Knowledge of Polexis, there are no grievances outstanding thereunder. There is no labor strike, dispute or stoppage pending or, to the Knowledge of Polexis, threatened against Polexis. To the Knowledge of Polexis, no campaign or other attempt for recognition is pending by any labor organization or employee with respect to employees of Polexis.

          (c)   Polexis is in compliance with Applicable Laws and its own policies respecting employment and employment practices, terms and conditions of employment, wages and hours, equal opportunity, equal pay, civil rights, labor relations, immigration, occupational health and safety, and payroll and wage taxes.

          (d)   As of the date of this Agreement and except as required by Applicable Law, (i) Polexis is not a party to any outstanding employment agreements or contracts with officers, managers and directors (or foreign equivalents) or Polexis Employees that are not terminable at will, or that provide for the payment of any bonus or commission; and (ii) Polexis is not a party to any agreement, policy or practice that will require it to pay termination or severance pay to salaried, non-exempt or hourly Polexis Employees after the Merger.

        4.17    Undisclosed Liabilities.    Polexis has no liabilities or obligations of any nature, whether absolute, accrued, contingent, choate, inchoate or otherwise and whether due or to become due, that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Polexis, other than (a) liabilities disclosed to SYS in the Polexis Financial Statements, (b) liabilities contemplated by this Agreement and/or set forth in the Polexis Disclosure Schedule, and (c) liabilities incurred or accrued after the date hereof in the ordinary course of business consistent with past practice and not prohibited by this Agreement.

        4.18    Operation of Polexis's Business; Relationships.

          (a)   Since June 30, 2003, Polexis has not, except in the ordinary course of business consistent with past practice, engaged in any transaction which, if done after execution of this Agreement, would violate in any material respects Section 5.3(b).

          (b)   Since June 30, 2003, no customer of Polexis has indicated to Polexis that such customer will stop or decrease purchasing materials, products or services from Polexis and no supplier of Polexis has indicated to Polexis that such supplier will stop or decrease the supply of materials, products or services to Polexis.

        4.19    Permits.    Polexis is in possession of all licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders legally required in each jurisdiction to own, lease and operate its properties and to carry on its business as currently conducted, including under any applicable Environmental Laws (collectively, the "Permits"). Polexis has not received notice of any Action pending, and to the Knowledge of Polexis no Action is threatened, regarding any of the Permits which, if successful, would reasonably be expected to have a Material Adverse Effect on Polexis. Polexis is not in conflict with, or in default or violation of, any of the Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Polexis.

        4.20    Real Property.

          (a)   Polexis does not own any real property.

          (b)   Section 4.20(b) in the Polexis Disclosure Schedule lists each lease for real property to which Polexis is a party (each a "Lease"). Polexis does not sublease any real property. Polexis has delivered to SYS a substantially correct and complete copy of each Lease. With respect to each Lease:

            (i)    the Lease is legal, valid, binding, enforceable, and in full force and effect with respect to Polexis, and, to the Knowledge of Polexis, with respect to the other party thereto, the Lease is legal, binding, enforceable, and in full force and effect;

            (ii)   to the Knowledge of Polexis, no party to the Lease is in breach or default thereunder, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

            (iii)  Polexis has not, and to the Knowledge of Polexis no other party thereto has, repudiated any provision thereof;

            (iv)  Polexis has not received written notice of any disputes with respect thereto, and Polexis is not party to any oral agreements or forbearance programs in effect as to the Lease;

            (v)   Polexis has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold; and

            (vi)  to the Knowledge of Polexis, the facility leased under the Lease has received all approvals of Governmental Authorities (including Permits) required to be received by Polexis in connection with the operation thereof and have been operated and maintained by Polexis in accordance with Applicable Laws.

        4.21    Environmental Matters.    With regard to environmental matters:

          (a)   The properties, operations and activities of Polexis are in compliance in all material respects with all applicable Environmental Laws and all past noncompliance of Polexis with any applicable Environmental Laws has been resolved without any pending, ongoing or future obligation, cost or liability;

          (b)   Polexis has not received notice of any pending Action by or before any court or Governmental Authority under any Environmental Law, and to the Knowledge of Polexis no such Action is pending or threatened and there is no basis for any present or future Action against it that may reasonably be likely to lead to any liability;

          (c)   There has been no release, discharge or emission of any Hazardous Material into the environment in material violation of applicable Environmental Laws by Polexis in connection with its currently leased or formerly leased properties or operations that would be reasonably likely to have a Material Adverse Effect on Polexis; and

          (d)   There has been no material exposure in violation of applicable Environmental Laws of any person or property to any Hazardous Material in connection with the properties, operations and activities of Polexis that would be reasonably likely to have a Material Adverse Effect on Polexis.

          (e)   For purposes of this Agreement, the term "Environmental Laws" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of Hazardous Materials into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

          (f)    For purposes of this Agreement, the term "Hazardous Materials" means chemicals, pollutants, contaminants, or industrial, toxic or hazardous substances or wastes as those terms are defined or identified in any Environmental Law or regulated by any Permit required by applicable Environmental Law, including but not limited to petroleum products or by-products, asbestos, and polychlorinated materials.

        4.22    Board Recommendation.    The board of directors of Polexis, at a meeting duly called and held, has by majority vote of those directors present, whether in person or telephonically, and constituting a quorum of the directors then in office, (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to and in the best interests of the Polexis Stockholders, and (ii) resolved to recommend to the holders of the shares of Polexis Capital Stock that such holders approve this Agreement and the transactions contemplated herein, including the Merger (the "Polexis Board Recommendation").

        4.23    Accounts Receivable.    The accounts and notes receivable reflected in the Polexis Financial Statements (i) arose from bona fide sales transactions in the ordinary course of business and are payable on ordinary trade terms, (ii) are legal, valid and binding obligations of the respective debtors enforceable in accordance with their terms, (iii) are not subject to valid set-off or counterclaim, and (iv) are collectible in the ordinary course of business consistent with past practice in the aggregate recorded amounts thereof.

        4.24    Insurance.    Section 4.24 in the Polexis Disclosure Schedule lists all insurance policies pursuant to which Polexis is presently insured and during each of the past three calendar years has been insured (each, an "Insurance Policy" and, collectively, the "Insurance Policies"). Each Insurance Policy is, in all material respects, in full force and effect in accordance with its terms and all premiums reflected on invoices received by Polexis to date have been paid in full. No written notice of cancellation with respect to any Insurance Policy has been received by Polexis and, to the Knowledge of Polexis, there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default thereunder. Polexis is a "named insured" or an "insured" under each

Insurance Policy. Polexis has not been refused any insurance, nor has the coverage of Polexis been limited, by any insurance carrier to which it has applied for insurance or with which it has carried insurance during the past three years. The Insurance Policies are of the type and in the amounts that would reasonably be expected to be maintained in the ordinary course of business for similarly situated companies in the same or a similar industry. Set forth in Section 4.24 in the Polexis Disclosure Schedule is (a) with respect to each Policy under which the annual premium amount is fixed, the current amount of such premium, and (b) with respect to each Policy under which the periodic or annual premium amount is variable, the amount of the most recent periodic payment made and the calculation formula with respect to such premium.

        4.25    Product or Service Warranty.    To the Knowledge of Polexis, within the three years prior to the date hereof: (a) each product or service sold or delivered by Polexis has been in material conformity with any applicable express and implied warranties, (b) Polexis has no current liability for damages in connection with any such warranty (and there is no basis for any present or future Action against it that may reasonably be likely to lead to any liability) and (c) no product or service sold or delivered by Polexis is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale given by Polexis, if any, or as required by Applicable Law.

        4.26    Data Protection Matters.

          (a)   Polexis has not received notice of any existing or pending, and to the Knowledge of Polexis there is no threatened, Action against Polexis by or before any court or Governmental Authority under any Data Protection Law. Polexis has never instituted a policy with respect to, or taken steps to comply with or protect Personal Data as required under, any Data Protection Law.

          (b)   As used in this Agreement, the term "Data Protection Laws" means all federal, state, local or foreign laws, statutes, orders, rules, regulations, policies or guidelines, or judgments, decisions or orders entered by any Governmental Authority, relating to Personal Data.

          (c)   As used in this Agreement, the term "Personal Data" means any and all information that Polexis maintains or otherwise processes that relates to an identified or identifiable natural person, including employees, stockholders, customers, customers of customers, vendors, contractors, and other business partners of Polexis, and any employees of or contractors to any of the foregoing.

        4.27    Foreign Corrupt Practices Act.

          (a)   Polexis has not, to secure any improper advantage in order to obtain or retain business, directly or indirectly offered, paid, given, or promised to pay, or authorized the payment of, any money, offer, gift, or other thing of value, to:

            (i)    an officer or employee of any Governmental Authority, or any person acting in an official capacity for or on behalf of any Governmental Authority;

            (ii)   any political party or official thereof;

            (iii)  any candidate for political or political party office; or

            (iv)  any other individual or entity;

  while knowing or having reason to believe that all or any portion of such money or thing of value would be offered, given, or promised, directly or indirectly, to any person or entity listed in clauses (i) -  (iii) above.

          (b)   Polexis maintains a system of internal accounting controls adequate to insure that it maintains no off-the-books accounts and that its assets are used only in accordance with its management's directives.

          (c)   No product sold or service provided by Polexis has been directly or indirectly sold to or performed on behalf of Cuba, Iraq, Iran, Libya, or Sudan.

        4.28    Government Contracts.    With respect to any Government Authority Contracts, there is, as of the date of this Agreement, no (a) civil fraud or criminal investigation by any Governmental Authority that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on Polexis, (b) suspension or debarment proceeding (or equivalent proceeding) against Polexis that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on Polexis, (c) request by a Governmental Authority for a contract price adjustment based on a claimed disallowance by the Defense Contract Audit Agency (or other applicable Governmental Authority) or claim of defective pricing, (d) dispute between Polexis and a Governmental Authority which, since December 31, 2000, has resulted in a government contracting officer's final decision where the amount in controversy exceeds or is expected to exceed $50,000, (e) claim or request for equitable adjustment by Polexis against a Governmental Authority in excess of $50,000, or (f) any claim or assertion by a Governmental Authority that Polexis may have violated applicable rules regarding conflicts of interest or statutes, rules or regulations regarding the integrity of the purchase process.

        4.29    Relations with Governments.    Neither Polexis, nor any director, officer, agent or employee of Polexis, has (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity, (b) made any unlawful payment or offered anything of value to foreign or domestic government officials or employees or to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns, (c) made any other unlawful payment, or (d) violated any applicable export control, money laundering or anti-terrorism law or regulation.

        4.30    No Existing Discussions.    As of the date of this Agreement, Polexis is not engaged, directly or indirectly, in any negotiations or discussions with any other party with respect to an acquisition of a controlling interest in Polexis or the assets of Polexis.

        4.31    Disclosure.    The representations and warranties contained in this Article IV, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such representations and warranties, in light of the circumstances under which they were made, not misleading.

ARTICLE V
COVENANTS OF THE PARTIES

        5.1    Mutual Covenants.

          (a)    Reasonable Efforts; Notification

            (i)    Each of the parties agrees to use all commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (A) the obtaining of all other necessary actions or nonactions, waivers, consents, licenses, permits, authorizations, orders and approvals from Governmental Authorities and the making of all other necessary registrations and filings (including other filings with Governmental Authorities, if any), (B) the obtaining of all consents, approvals or waivers from third parties set forth in Schedule 6.3(f) in the Polexis Disclosure Schedule, and (C) the execution and delivery of any additional instruments necessary to consummate the transaction contemplated by this Agreement.

            (ii)   Notwithstanding anything to the contrary in this Agreement, (A) neither SYS nor any of its subsidiaries shall be required to hold separate (including by trust or otherwise) or to divest any of their respective businesses or assets, or to take or agree to take any action or agree to any limitation that could reasonably be expected to have a Material Adverse Effect on SYS combined with the Surviving Corporation after the Effective Time, (B) prior to the Effective Time, Polexis shall not be required to hold separate (including by trust or otherwise) or to divest any of their respective businesses or assets, or to take or agree to take any other action or agree to any limitation that could reasonably be expected to have a Material Adverse Effect on Polexis, (C) neither party nor their respective subsidiaries shall be required to take any action that would reasonably be expected to substantially impair the benefits expected, as of the date hereof, to be realized by such party or its subsidiaries from consummation of the Merger and (D) neither party shall be required to waive any of the conditions to the Merger set forth in Article VI as they apply to such party.

          (b)    Public Announcements.    The initial press release concerning the Merger and the transactions contemplated hereby shall be a joint press release and shall be issued, upon the mutual agreement of the parties, on or after the date of this Agreement. SYS and Polexis shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any other press release or public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by Applicable Law, court process or by obligations pursuant to any listing agreement of SYS with any national securities exchange or national securities quotation system. In addition to the foregoing, neither SYS nor Polexis shall issue any press release or otherwise make any public statement or disclosure concerning non-public information relating to the other party's business, financial condition or results of operations without the consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed, or except as required by Applicable Law.

          (c)    Notices of Certain Events.    Each party hereto shall promptly notify the other parties in writing of:

            (i)    the receipt by such party or any of such party's subsidiaries of any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement;

            (ii)   subject to any applicable legal restrictions, the receipt by such party or any of such party's subsidiaries of any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement;

            (iii)  such party's obtaining Knowledge of any Actions commenced or threatened against, relating to or involving or otherwise affecting any of the other parties hereto, as the case may be, or, with respect to SYS or Polexis, any of their respective subsidiaries, which relate to the consummation of the transactions contemplated by this Agreement; and

            (iv)  such party's obtaining Knowledge of the occurrence, or failure to occur, of any event which occurrence or failure to occur will be likely to cause the conditions set forth in Article VI not to be satisfied; provided, however, that no such notification shall affect the representations, warranties or obligations of the parties or the conditions to the obligations of the parties hereunder, or limit or otherwise affect the remedies available hereunder to the party receiving such notice.

          (d)    Notification.    Between the date of this Agreement and the Closing Date, each party hereto shall promptly notify the other parties hereto in writing if such party becomes aware of any fact or condition that causes or constitutes a breach in any of its representations and warranties as of the date of this Agreement or any other date applicable to a representation or warranty as set forth herein. Should any such fact or condition require any change in the Polexis Disclosure Schedule, Polexis shall promptly deliver to SYS a written statement specifying such change. Such delivery will not affect any rights of any party under any other provision of this Agreement. During the same period, each party shall promptly notify the other parties in writing if such party becomes aware of the occurrence of any breach of any covenant of such party in this Agreement or the occurrence of any event that may make the satisfaction of the conditions in Article 6 impossible or unlikely.

        5.2    Covenants of SYS.

          (a)    Subcorp.    Prior to the Effective Time, Subcorp shall not conduct any business or make any investments other than as specifically contemplated by this Agreement and will not have any assets (other than a de minimis amount of cash paid to Subcorp for the issuance of its stock to SYS) or any material liabilities.

          (b)    Employees and Employee Benefits.    From and after the Effective Time, each continuing Polexis employee shall be entitled to participate in all SYS employee benefit plans in a manner and to the extent consistent with their position. From and after the Effective Time, SYS shall exercise its best efforts to treat all service by Polexis Employees with Polexis (or any predecessor thereto) prior to the Effective Time for all purposes as service with SYS (except for purposes of benefit accrual under defined benefit pension plans or to the extent such treatment would result in duplicative accrual on or after the Closing Date of benefits for the same period of service), and, with respect to any medical or dental benefit plan in which Polexis Employees participate after the Effective Time, SYS shall exercise its best efforts to waive or cause to be waived any pre-existing condition exclusions and actively-at-work requirements (provided, however, that no such waiver shall apply to a pre-existing condition of any Polexis Employee who was, as of the Effective Time, excluded from participation in a Polexis Plan by virtue of such pre-existing condition), and shall exercise its best efforts to provide that any covered expenses incurred on or before the Effective Time during the plan year of the applicable Polexis Plan in which the Effective Time occurs by a Polexis Employee or a Polexis Employee's covered dependent shall be taken into account for purposes of satisfying applicable deductible, coinsurance and maximum out-of-pocket provisions after the Effective Time to the same extent as such expenses are taken into account for the benefit of similarly situated employees of SYS and subsidiaries of SYS. If SYS determines that the benefits available to one or more continuing Polexis employees under the employee welfare benefit plans of SYS are less generous than those available to such employees under the Polexis employee welfare benefit plans, then SYS, in its discretion, may offer any such continuing employee an increase in salary, not to exceed five percent (5%) of his or her current salary, in recognition of such difference.

          (c)    Registration.

            (i)    SYS will use its best efforts to attempt to register for resale with the SEC all SYS shares within or underlying the Units, if possible together with the resale registration of shares in SYS' recently completed subscription offering, but if not then in any event by October 1, 2004. Following the effectiveness of the registration, and through the thirty (30) month anniversary of the Closing Date, SYS will not voluntarily terminate the registration and, to the extent that the registration statement or the prospectus which is a part thereof requires amendment or supplement under the Securities Act of 1933 and the rules adopted thereunder, will exercise reasonable commercial efforts to expeditiously amend or supplement such registration statement, including the prospectus which is a part thereof.

            (ii)   At any time after April 18, 2004, that SYS determines to register any of its SYS Common Shares, or to amend any filed registration which is not yet effective, either for its own account or for the account of a holder of SYS Common Shares or as a result of a holder of SYS Common Shares exercising demand registration rights, other than a registration (A) relating solely to SYS Common Shares registered on Form S-4 or Form S-8 (or any successor forms), or (B) with respect to which the SYS Common Shares held by the Polexis Stockholders would not be legally permitted to be included, then SYS shall:

              (A)  at least 15 days prior to the filing of a registration statement, other than as set forth in (c) (A) or (B) above, promptly give each Polexis Stockholder who has exchanged Polexis Capital Stock pursuant to the Merger (each, an "Eligible Stockholder") written notice thereof by registered or certified mail, courier or personal delivery; provided that no such notice shall be required in a non-underwriter resale registration, and all of such stock shall be registered thereon; and

              (B)  use its best efforts to include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all of the SYS Common Shares held by such Eligible Stockholder or underlying any Convertible Promissory Note held by such Eligible Shareholder (the "Registrable Securities") specified in a written request or requests, made within ten (10) days after receipt of such written notice from SYS by any Eligible Stockholder but only to the extent that such inclusion does not diminish the number of securities included by a holder of SYS Common Shares who has demanded such registration.

              (C)  If the registration of which SYS gives notice is for a registered public offering involving an underwriting, SYS will so advise the Eligible Stockholders as part of the written notice given pursuant to subsection (i) above. In such event the right of any Eligible Stockholder to registration pursuant to subsection (i) above shall be conditioned upon such Eligible Stockholder's participation in such underwriting and the inclusion of such Eligible Stockholder's Registrable Securities in the underwriting to the extent provided herein. The Eligible Stockholders proposing to distribute their Registrable Securities through such underwriting shall (together with SYS and the other holders of SYS Common Shares distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by SYS (or by the holders of SYS Common Shares who have demanded such registration). Notwithstanding any other provision of this Section 5.2(c), if the managing underwriter determines that marketing factors require a limitation of the number of SYS Common Shares to be underwritten, the managing underwriter may limit the number of SYS Common Shares to be included in such registration. SYS will so advise the Eligible Stockholders and any other holder of SYS Common Shares distributing their SYS Common Shares through the underwriting pursuant to piggyback registration rights similar to this Section 5.2(c), and the number of SYS Common Shares to be registered and other securities that may be included in the registration and underwriting shall be allocated among all stockholders in proportion, as nearly as practicable, to the respective amounts of registrable securities held by such stockholders and other securities held by other holders at the time of filing the registration statement. If any Eligible Stockholder disapproves of the terms of any such underwriting, he or she may elect to withdraw therefrom by written notice to SYS and the managing underwriter. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from registration, and shall not be transferred in a public distribution prior to ninety (90) days after the effective date of the registration statement relating thereto.

            (iii)  SYS shall provide to each Eligible Stockholder whose Registrable Securities are registered a suitable number of prospectuses, and supplements thereto, as soon as possible following the effectiveness of the registration or the filing of the supplement, as the case may be.

            (iv)  SYS shall have the right to terminate or withdraw any registration initiated by it under this Section 5.2(c) prior to the effectiveness of such registration whether or not any Eligible Stockholder has elected to include such Eligible Stockholders' Registrable Securities in such registration, but without prejudice to its obligation pursuant to this Section 5.2(c).

            (v)   SYS shall bear the expenses associated with the registration of Registrable Securities pursuant to this Section 5.2(c) exclusive of underwriters' and brokers' discounts and commissions and expenses of the Eligible Stockholders' legal counsel.

          (d)    Waiver of Conflict.    Each of SYS, Subcorp and (effective after the Closing) Polexis hereby agrees that Heller Ehrman may represent any or all of the Polexis Stockholders in any matters arising after the Closing, whether or not relating to the Merger or the other transactions contemplated by this Agreement, and hereby waives any conflict of interest that may arise in connection with such representation.

          (e)    Insurance.    Each of SYS and (effective after the Closing) Polexis hereby agrees to maintain insurance with respect to Polexis and its directors and officers until at least the second anniversary of the Closing, with such insurance to be at least equal in amount and in scope to the policies listed in Section 4.24 of the Polexis Disclosure Schedule and, to the extent such policies provide coverage post-Closing for occurrences pre-Closing, including without limitation director and officer liability coverage, to maintain such policies in place through at least the second anniversary of the Closing.

          (f)    Pre Closing Loan.    On the Closing Date, but prior to the Closing, SYS shall lend Polexis $550,000 pursuant to a demand promissory note. Polexis shall use the proceeds of the loan as follows: $200,000 for employee bonuses (to be designated, or redesignated, in the event conditions fail, by the then directors and officers of Polexis), $300,000 in payment of a cash fee owed to Montgomery and Co., and up to $50,000 to pay expenses of Polexis related to the Merger (following which payment no transaction related expenses shall remain unpaid).

          (g)   In addition, immediately upon the Closing, SYS shall issue two Units to Montgomery and Co.

        5.3    Covenants of Polexis and the Polexis Principal Stockholders.    Polexis and the Polexis Principal Stockholders agree and warrant that:

          (a)    Polexis Stockholders Meeting.    Subject to Section 5.3(d), Polexis shall take all actions required by the CGCL, the Polexis Certificate and the Polexis Bylaws to duly call, give notice of, convene and hold a special meeting of Polexis Stockholders (the "Polexis Stockholders Meeting") on the earliest practicable date, determined in reasonable consultation with SYS, Heller Ehrman and others (if needed to augment Polexis' March 26, 2004 special meeting of shareholders, which is also included within the term "Polexis Stockholders Meeting") other than and as contemplated in Section 5.2(g) to consider and vote upon approval of (i) the Merger, (ii) this Agreement, and (iii) the other transactions contemplated hereby to the extent the approval of such other transactions by the Polexis Stockholders is required thereby.

          (b)    Conduct of Polexis's Operations.    During the period from the date of this Agreement to the Effective Time, or the date, if any, on which this Agreement is earlier terminated pursuant to Section 7.1, and except as may otherwise be agreed in writing by the parties, Polexis shall conduct its operations in the ordinary course of business consistent with past practice, except as expressly contemplated by this Agreement, and shall use its commercially reasonable efforts to maintain and preserve its business organization and its rights and franchises and to retain the services of its officers and key employees and maintain relationships with customers, suppliers, lessees, licensees and other third parties, and to maintain all of its operating assets in their current condition (normal wear and tear excepted). Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, or the date, if any, on which this Agreement is earlier terminated pursuant to Section 7.1, Polexis shall not, except as otherwise expressly contemplated by this Agreement and the transactions contemplated hereby or with the prior written consent of SYS:

            (i)    do or effect any of the following actions with respect to its securities: (A) adjust, split, combine or reclassify its capital stock, (B) make, declare or pay any dividend or distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, (C) grant any person any right or option to acquire any shares of its capital stock, (D) issue, deliver or sell or agree to issue, deliver or sell any additional shares of its capital stock or any securities or obligations convertible into or exchangeable or exercisable for any shares of its capital stock or such securities (except pursuant to the exercise of Polexis options that are outstanding as of the date hereof), (E) enter into any agreement, understanding or arrangement with respect to the sale, voting, registration or repurchase of its capital stock, provided, however, that Polexis is hereby expressly permitted to take all lawful actions necessary in order to (x) cause all outstanding options to be exercised or cancelled, (y) cause all outstanding warrants to be exercised or cancelled and (z) cause any outstanding convertible debt instruments to become non-convertible;

            (ii)   directly or indirectly sell, transfer, lease, pledge, mortgage, encumber or otherwise dispose of any of its property or assets other than in the ordinary course of business consistent with past practice;

            (iii)  adopt or propose any changes in the Polexis Certificate or the Polexis Bylaws;

            (iv)  merge or consolidate with any other person;

            (v)   acquire a material amount of assets or capital stock of any other person outside of the ordinary course of business consistent with past practice;

            (vi)  make any borrowings, incur, create, assume or otherwise become liable for any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible or liable for the obligations of any other individual, corporation or other entity, other than in the ordinary course of business, consistent with past practice;

            (vii) create any subsidiaries;

            (viii) enter into or modify any employment, severance, termination or similar agreements or arrangements with, or grant any bonuses, salary increases, severance or termination pay to, any officer, director, consultant or employee other than pursuant to Applicable Law or contractual commitments existing as of the date hereof in the ordinary course of business consistent with past practice (provided past practices shall not be deemed to include actions taken in connection with the Merger) or grant any increase in the compensation or benefits of directors, officers, employees, consultants or agents of Polexis or grant, re-price, or accelerate the exercise or payment of any Polexis options or warrants or other equity-based awards other than increases in the ordinary course of business consistent with past practice;

            (ix)  enter into, adopt or amend any Polexis Plan, except as may be required by Applicable Law;

            (x)   take any action that could give rise to severance benefits payable to any officer or director of Polexis as a result of consummation of the transactions contemplated by this Agreement;

            (xi)  change any method or principle of accounting in a manner that is inconsistent with past practice except to the extent required by generally accepted accounting principles as advised by Polexis's regular independent accountants;

            (xii) settle any Actions, whether now pending or hereafter made or brought involving, individually or in the aggregate, an amount in excess of US$50,000 other than settlement in the ordinary course of business or in accordance with their terms, of liabilities disclosed, reflected or reserved against in the most recent Polexis financial statements (or the notes thereto) or incurred since the date of such financial statements in the ordinary course of business;

            (xiii) modify, extend, amend or terminate, or waive, release or assign any rights or claims with respect to, any Contract set forth in Section 4.16 in the Polexis Disclosure;

            (xiv) enter into any confidentiality agreements or arrangements other than in the ordinary course of business consistent with past practice (other than as permitted, in each case, by Section 5.3(c));

            (xv) write up, write down or write off the book value of any assets, individually or in the aggregate, in excess of $20,000 except for depreciation and amortization in accordance with generally accepted accounting principles consistently applied;

            (xvi) incur or commit to any capital expenditures in excess of US$5,000 individually or US$10,000 in the aggregate, excluding capital expenditures provided for or contemplated by the capital budget approved by Polexis's board of directors prior to the date hereof and as set forth in Section 5.3(b)(xvi) in the Polexis Disclosure Schedule;

            (xvii) make any payments in respect of policies of directors' and officers' liability insurance (premiums or otherwise) other than premiums paid in respect of its current or renewed or replacement policies;

            (xviii) take any other action that could likely result in the representations and warranties set forth in Article IV becoming false or inaccurate in any material respect;

            (xix) enter into or carry out any other transaction other than in the ordinary and usual course of business;

            (xx) permit or cause any Subsidiary to do any of the foregoing or agree or commit to do any of the foregoing;

            (xxi) make or revoke any Tax election, file any amended Tax Return, or settle any audit or other proceeding with any Tax authority;

            (xxii) enter into any agreement to purchase, or to lease for a term in excess of one year, any real property, provided that Polexis (A) may, as a tenant, or a landlord, renew any existing lease for a term not to exceed eighteen months and (B) nothing herein shall prevent Polexis, in its capacity as landlord, from renewing any lease pursuant to an option granted prior to the date hereof; or

            (xxiii) agree in writing or otherwise to take any of the foregoing actions.

          (c)    Access to Information; Confidentiality.    Upon reasonable notice, Polexis shall afford to the officers, employees, accountants, counsel, financial advisors and other representatives of SYS reasonable access during normal business hours, during the period prior to the Effective Time, to such of its properties, books, contracts, commitments, records, all other information and data, officers and employees as SYS may reasonably request and, during such period, Polexis shall furnish promptly to SYS (a) a copy of each report, schedule, and other document filed, published, announced or received by it during such period pursuant to the requirements of Applicable Laws (other than documents which such party is not permitted to disclose under Applicable Laws), and (b) consistent with its legal obligations, all other information concerning it and its business, properties and personnel as SYS may reasonably request; provided, however, that Polexis may restrict the foregoing access to the extent that it reasonably concludes, after consultation with outside legal counsel, that (i) any Applicable Law requires Polexis to restrict access to any properties or information, (ii) providing such access would result in the loss of the attorney-client privilege, (iii) such documents discuss the pricing or dollar value of the transactions contemplated by this Agreement, (iv) such documents contain competitively sensitive information, the sharing of which could constitute a violation of any applicable Antitrust Laws or (v) such disclosure is reasonably likely to result in a breach of or default under any contract or agreement to which Polexis is a party. The parties shall hold any such information in confidence to the extent required by, and in accordance with, the provisions of the letter of intent dated as of February 20, 2004, between SYS and Polexis (the "Letter of Intent"). Each party shall make all commercially reasonable efforts to minimize disruption to the business of the other party and its subsidiaries which may result from the requests for data and information hereunder. All requests for access and information shall be coordinated through senior executives of the parties to be designated.

          (d)    No Solicitation.    Until the consummation of the Merger or the termination of this Agreement:

            (i)    Polexis will not, and will not permit or cause any Subsidiary or any of the directors or officers of Polexis or any Subsidiary, and will direct Polexis's employees, agents and representatives not to, directly or indirectly, solicit, initiate, encourage, or furnish or disclose non-public information in furtherance of, or otherwise facilitate any inquiries that may be reasonably expected to lead to, the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation, or similar transaction involving, or any purchase of 10% or more of the assets or any equity of, Polexis or any Subsidiary or any other business combination other than the transactions contemplated by this Agreement (any such proposal or offer, an "Acquisition Proposal").

            (ii)   Polexis will not, and will not permit or cause any Subsidiary or any of the officers or directors of it or any Subsidiary to, and shall direct its and such Subsidiary's employees, agents and representatives not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, whether such Acquisition Proposal arises or has arisen before or after the date of this Agreement, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal.

            (iii)  Polexis will immediately cease all existing activities, discussions and negotiations with any parties conducted heretofore with respect to any Acquisition Proposal and request the return of all confidential information regarding such party provided to any such parties prior to the date hereof pursuant to the terms of any confidentiality agreements or otherwise. Polexis will notify SYS immediately if any such inquiries, proposals, or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, any of its representatives indicating, in connection with such notice, the name of such person and the material terms and conditions of any proposals or offers and thereafter shall keep SYS informed, on a reasonably current basis, on the status and terms of any such proposals or offers and the status of any such negotiations or discussions.

          (e)    Investment Representations by Polexis Stockholders.    Polexis shall use commercially reasonable efforts to cause each Polexis Stockholder who notifies Polexis or SYS of such stockholder's intention to exchange his or her Certificates for certificates evidencing SYS Common Shares to deliver to Polexis, on or prior to the Closing Date, a signed certificate, substantially in the form attached as Exhibit C (the "Investment Representation Certificate"), and Polexis shall deliver to SYS, at the Closing, all such Investment Representation Certificates received by Polexis; provided, however, that Polexis's failure to receive any such Investment Representation Certificate despite commercially reasonable efforts in such regard shall not constitute a breach of this Agreement.

          (f)    Certain Post-Closing Obligations.    The Polexis Principal Stockholders shall pay $150,500 under the termination agreement with regard to Polexis' lease of its facility at 2815 Camino del Rio South, San Diego, California. This obligation shall be satisfied through the application of the Escrow Stock Consideration in accordance with the Escrow Agreement.

ARTICLE VI
CONDITIONS

        6.1    Conditions to the Obligations of Each Party.    The obligations of SYS, Subcorp, Polexis and the Polexis Principal Stockholders to consummate the Merger shall be subject to the satisfaction or waiver of the following conditions:

          (a)   This Agreement, the Merger, and the transactions contemplated hereby shall have been approved and adopted by the Polexis Stockholders in the manner required by Applicable Law. Over 99% of the outstanding shares of Polexis Common Stock and Polexis Preferred Stock shall have been voted in favor of the approval of the principal terms of the Merger, and the transactions contemplated hereby.

          (b)   No provision of any Applicable Law or regulation and no judgment, injunction, order, decree, ruling, assessment or arbitration award of any Governmental Authority or arbitrator and any Contract with any Governmental Authority pertaining to compliance with Applicable Law shall prohibit or enjoin the consummation of the Merger or the transactions contemplated by this Agreement or limit the ownership or operation by SYS, Polexis or any of their respective subsidiaries of any material portion of the businesses or assets of SYS or Polexis.

          (c)   There shall not be pending any Action (i) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement, (ii) except to the extent consistent with the obligations of the parties under Section 5.1(a), seeking to prohibit or limit the ownership or operation by SYS, Polexis or any of their respective subsidiaries of, or to compel SYS, Polexis or any of their respective subsidiaries to dispose of or hold separate, any material portion of the business or assets of SYS, Polexis or any of their respective subsidiaries, as a result of the Merger or any of the other transactions contemplated by this Agreement, (iii) seeking to impose limitations on the ability of SYS to acquire or hold, or exercise full rights of ownership of, any shares of capital stock of the Surviving Corporation, including the right to vote such capital stock on all matters properly presented to the stockholders of the Surviving Corporation or (iv) seeking to prohibit SYS or the Subsidiary of SYS from effectively controlling in any material respect the business or operations of SYS or the subsidiaries of SYS.

        6.2    Conditions to Obligations of Polexis and the Polexis Principal Stockholders.    The obligations of Polexis and the Polexis Principal Stockholders to consummate the Merger and the transactions contemplated hereby shall be subject to the fulfillment of the following conditions unless waived by Polexis:

          (a)   Each of the representations and warranties of each of SYS and Subcorp contained in this Agreement shall be true and correct in all material respects (but without regard to any materiality qualifications or references to Material Adverse Effect contained in any specific representation or warranty), in each case on the date of this Agreement and on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of some other specified date, in which case as of such specified date), except where any such failure of the representations and warranties to be true and correct, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on SYS, Polexis or the transactions contemplated by this Agreement.

          (b)   Each of SYS and Subcorp (i) shall have performed or complied in all material respects with all agreements and covenants required to be performed by it under this Agreement at or prior to the Effective Time that are qualified as to Material Adverse Effect and (ii) shall have performed or complied in all material respects with all agreements and covenants required to be performed by it under this Agreement at or prior to the Effective Time that are not qualified as to Material Adverse Effect except where such non-performance or non-compliance individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect on SYS.

          (c)   Each of SYS and Subcorp shall have furnished Polexis and the Polexis Principal Stockholders with a certificate dated the Closing Date signed on behalf of it by the Chairman, President or any Vice President to the effect that the conditions set forth in Sections 6.2(a) and (b) have been satisfied.

        6.3    Conditions to Obligations of SYS and Subcorp.    The obligations of SYS and Subcorp to consummate the Merger and the other transactions contemplated hereby shall be subject to the fulfillment of the following conditions unless waived by SYS:

          (a)   Each of the representations and warranties of Polexis and the Polexis Principal Stockholders contained in this Agreement shall be true and correct in all material respects (but without regard to any materiality qualifications or references to Material Adverse Effect contained in any specific representation or warranty), in each case, on the date of this Agreement and on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of some other specified date, in which case, as of such specified date), except where any such failure of the representations and warranties to be true and correct would not reasonably be expected to have a Material Adverse Effect on Polexis, SYS or the transactions contemplated by this Agreement.

          (b)   Polexis and the Polexis Principal Stockholders (i) shall have performed or complied in all material respects with all agreements and covenants required to be performed by it or them under this Agreement at or prior to the Effective Time that are qualified as to Material Adverse Effect and (ii) shall have performed or complied in all material respects with all agreements and covenants required to be performed by it or them under this Agreement at or prior to the Effective Time that are not qualified as to Material Adverse Effect except where such non-performance or non-compliance would not reasonably be expected to have a Material Adverse Effect on Polexis.

          (c)   Polexis shall have furnished SYS with an officer's certificate dated the Closing Date to the effect that the conditions set forth in Sections 6.3(a) and (b) have been satisfied.

          (d)   Since the date of this Agreement, except as set forth in Section 4.10 of the Polexis Disclosure Schedule delivered as of such date, there shall not have been any change in the assets, liabilities, business prospects, results of operations or financial condition of Polexis that would constitute a Material Adverse Effect on Polexis as of the Closing Date.

          (e)   All consents set forth in Section 4.5 in the Polexis Disclosure Schedule shall have been obtained by Polexis or waived by SYS.

          (f)    Each of Richard Kadel and any other employee of Polexis identified by SYS shall have executed an employment agreement substantially in the form attached hereto as Exhibit F (each, a "Polexis Executive Employment Agreement").

          (g)   Each of Richard Kadel, Michael Glasgow, and John Marsh shall have signed the applicable Noncompete and Lockup Agreement attached hereto as Exhibit G-1, G-2, and G-3 and Michael Glasgow and John Marsh shall each have signed the applicable Founders' Escrow Agreement attached hereto as Exhibit E-1 and E-2.

          (h)   Each outstanding option or warrant to acquire, and each issued note or other security (other than Polexis Preferred Stock) convertible into, Polexis Capital Stock, whether or not exercisable, vested or converted, shall have been exercised or cancelled so that as of the Effective Time no person shall have any options, warrants, or other rights to buy, or convert into, any securities of the Surviving Corporation. No option or warrant of Polexis with an exercise price greater than ten cents shall have been exercised subsequent to December 31, 2003.

          (i)    The Net Working Capital of Polexis shall be not less than Six Hundred Fifty Thousand Dollars ($650,000) as of the Closing Date. The amount of such Net Working Capital shall be evidenced by a certified balance sheet of Polexis dated as of March 26, 2004, prepared in accordance with Polexis's customary historical practices, which shall be delivered by the Chief Financial Officer of Polexis to the Chief Financial Officer of SYS no later than two business days prior to the Closing Date (the "Closing Balance Sheet"). For purposes of this Section 6.3, Net Working Capital shall be defined as the difference between current assets and total liabilities.

          (j)    SYS shall have verified to its satisfaction the contracts, contract backlog, and customer relations of Polexis, as well as the intent of the employees of Polexis to remain in its employ following the Closing.

          (k)   SYS shall have verified to its satisfaction potential operating profits in Polexis' Operating Plan for its fiscal year ended June 30, 2005.

          (l)    Polexis shall have executed a termination agreement with regard to the lease of its principal facility, which termination agreement shall be satisfactory in form and substance to SYS and shall provide for a payment by Polexis of not more than $301,000 and a termination date not earlier than June 1, 2004.

          (m)  Polexis and each Polexis Principal Stockholder shall have executed and delivered the form of General Release attached hereto as Exhibit H.

ARTICLE VII
TERMINATION AND AMENDMENT

        7.1    Termination.    This Agreement may be terminated and the Merger may be abandoned prior to the Effective Time (notwithstanding any approval of this Agreement by Polexis Stockholders):

          (a)   by mutual written consent of SYS, Polexis and the Polexis Principal Stockholders;

          (b)   by SYS, Polexis or any of the Polexis Principal Stockholders:

            (i)    if there shall be any law or regulation that makes consummation of the Merger illegal or otherwise prohibited, or if any judgment, injunction, order or decree of a court or other competent Governmental Authority enjoining SYS or Polexis from consummating the Merger shall have been entered and such judgment, injunction, order or decree shall have become final and nonappealable; provided, that the party seeking to terminate this Agreement pursuant to this Section 7.1(b)(i) shall have used commercially reasonable efforts to prevent the entry of and to remove such impediment to the Merger;

            (ii)   if the Merger shall not have been consummated before April 30, 2004; provided, however, that the right to terminate this Agreement under this Section 7.1(b)(ii) shall not be available to any party whose failure to perform any material covenant or obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date; or

            (iii)  if at the Polexis Stockholders Meeting (including any adjournment or postponement thereof) the requisite vote of the Polexis Stockholders to approve the Merger and the transactions contemplated hereby shall not have been obtained.

          (c)   by SYS if Polexis has breached any of its representations and warranties in Article IV of this Agreement and as a result thereof, the condition set forth in Section 6.3(a) could not be satisfied;

          (d)   by SYS if there has been any change in the assets, liabilities, business prospects, results of operations or financial condition of Polexis that would constitute a Material Adverse Effect on Polexis;

          (e)   by Polexis or the Polexis Principal Stockholders if SYS and Subcorp shall have breached any of their representations and warranties in Article III of this Agreement and as a result thereof, the condition set forth in Section 6.2(a) could not be satisfied; or

          (f)    by Polexis or the Polexis Principal Stockholders if there has been any change in the assets, liabilities, business prospects, results of operations or financial condition of SYS that would constitute a Material Adverse Effect on SYS.

        7.2    Effect of Termination.    In the event of the termination of this Agreement pursuant to Section 7.1, this Agreement, except for the second sentence of Section 5.1(b) and Section 5.3(c), shall become void and have no effect, without any liability on the part of any party or such party's directors, officers or stockholders. Notwithstanding the foregoing, nothing in this Section 7.2 shall relieve any party to this Agreement of liability for a material breach of any provision of this Agreement.

ARTICLE VIII
GENERAL SURVIVAL; INDEMNIFICATION

        8.1    Survival of Representations and Warranties.

          (a)   The representations, warranties, covenants and agreements made herein by Polexis and the Polexis Principal Stockholders shall survive, irrespective of any different survival period under any applicable statute of limitation, until October 15, 2005 (the "Cut-Off Date").

          (b)   Irrespective of any different survival period under any applicable statute of limitations, the representations, warranties, covenants and agreements made herein by SYS shall survive until the third anniversary of the Closing Date.

          (c)   This Section 8.1 shall not limit any covenant or agreement of the parties hereto, which by its terms contemplates performance after the Effective Time or after the termination of this Agreement.

          (d)   Notwithstanding any right of SYS to investigate the affairs of Polexis or of Polexis and the Polexis Principal Stockholders to investigate the affairs of SYS, SYS shall have the right to rely fully upon the representations, warranties, covenants and agreements contained in this Agreement, or in any instrument required to be delivered pursuant to this Agreement, and Polexis and the Polexis Principal Stockholders shall have the right to rely fully upon the representations, warranties, covenants, and agreements of SYS contained in this Agreement or in any such instrument. No information or knowledge obtained by a party hereto in an investigation conducted by such party shall affect or be deemed to modify any representation or warranty of any other party contained herein or the conditions to the obligations of the parties to consummate the Merger. The right to indemnification contained in this Article VIII, or to any other remedy based on a breach of the representations, warranties, covenants, and obligations of another party, will not be affected by any investigation conducted by a party with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, about an accuracy or inaccuracy of or compliance with, any representation, warranty, covenant or obligation of any other party.

        8.2    Indemnification.

          (a)   The Polexis Principal Stockholders (the "Polexis Indemnifying Parties"), shall jointly and severally indemnify and hold SYS, Subcorp and the Surviving Corporation (collectively, the "SYS Indemnified Parties") harmless from and against any and all liability, loss, cost and expense whatsoever, including reasonable fees of legal counsel and related disbursements (collectively, "Damages;" provided that the $150,500 to be paid from escrow for the facilities lease termination shall not be "Damages"), incurred by the SYS Indemnified Parties as a result of or related to any breach of any representation, warranty, covenant or agreement made as of the Closing Date by Polexis in Article IV or Article V of this Agreement or in any certificate or schedule delivered pursuant thereto, subject to the following:

            (i)    Subject to Section 8.2(d), the SYS Indemnified Parties' sole and exclusive recourse for Damages shall be from the Escrow Stock Consideration, and no deficiency actions shall be permitted.

            (ii)   The per share value of any portion of the Escrow Stock Consideration released to SYS from the Escrow Account in order to pay a claim for Damages or otherwise shall be equal to the average closing price of SYS Common Stock as reported on the principal exchange on which it is then traded during the ten (10) trading days immediately preceding the release date.

            (iii)  No Damages shall be required to be paid by the Polexis Indemnifying Parties pursuant to this Section 8.2 until and unless the aggregate amount of Damages exceeds $100,000, but if such aggregate amount of Damages exceeds $100,000 then the full amount of such Damages up to all of the proceeds of the Escrow Account shall be required to be paid by the Polexis Indemnifying Parties.

          (b)   If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against the SYS Indemnified Parties by a third party with respect to which indemnity may be sought pursuant to this Article VIII, the following procedures shall apply:

            (i)    The SYS Indemnified Parties shall promptly give written notice thereof to the Polexis Indemnifying Parties. The notice shall state the information then available regarding the amount of the claim and shall specify the provision or provisions of this Agreement under which the right to indemnification is being asserted.

            (ii)   If within thirty days after receiving such notice, the Polexis Indemnifying Parties give written notice to the SYS Indemnified Parties stating they intend to defend against such claim at their own cost and expense, the defense (including the right to settle or compromise such action) of such matter, including selection of counsel (subject to the consent of the SYS Indemnified Parties, which consent shall not be unreasonably withheld) and the sole power to direct and control such defense, shall be by the Polexis Indemnifying Parties, and the SYS Indemnified Parties shall make no payment in respect of such claim to any third party as long as the Polexis Indemnifying Parties are conducting a good faith and diligent defense. In any such defense, the Polexis Indemnifying Parties will consult with the SYS Indemnified Parties (who shall provide all reasonable cooperation) in connection with the Polexis Indemnifying Parties' defense.

            (iii)  In any such proceeding, each of the SYS Indemnified Parties shall have the right to retain its own counsel, at its own cost and expense unless: (A) the Polexis Indemnifying Parties and the SYS Indemnified Parties shall have mutually agreed to the contrary; (B) the Polexis Indemnifying Parties have failed within a reasonable time to retain counsel, in which event the SYS Indemnified Parties shall have the right to retain counsel, the cost of which shall constitute Damages; or (C) the named parties in any such proceeding (including any impleaded parties) include both the SYS Indemnified Parties and the Polexis Indemnifying Parties and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Polexis Indemnifying Parties shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be responsible in Damages for fees and expenses of more than one separate firm (in addition to any local counsel) for the SYS Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred.

            (iv)  The Polexis Indemnifying Parties shall not be responsible in Damages for any settlement of any proceeding effected without their consent. Notwithstanding the foregoing, if at any time the SYS Indemnified Parties shall have requested the Polexis Indemnifying Parties to reimburse the SYS Indemnified Parties for fees and expenses of counsel as contemplated herein, the Polexis Indemnifying Parties agree that they shall be responsible in Damages for any settlement of any proceeding effected without their written consent herein if (x) such settlement is entered into more than 30 days after receipt by the Polexis Indemnifying Parties of the aforesaid request; and (y) the Polexis Indemnifying Parties shall not have reimbursed the SYS Indemnified Parties in accordance with such request (other than due to a reasonable dispute as to the validity of such request) prior to the date of settlement. If no such notice of intent to dispute and defend is given by the Polexis Indemnifying Parties, or if such diligent good faith defense is not being or ceases to be conducted, the SYS Indemnified Parties shall, at the expense in Damages of the Polexis Indemnifying Parties, undertake the defense of such claim or Damages with counsel selected by the SYS Indemnified Parties, and shall have the right to compromise or settle the same exercising reasonable business judgment. The SYS Indemnified Parties shall make available all information and assistance that the Polexis Indemnifying Parties may reasonably request and shall cooperate with the Polexis Indemnifying Parties in such defense.

            (v)   Notwithstanding anything herein to the contrary, the Polexis Indemnifying Parties shall have the right to settle all claims of third parties for which indemnification is payable hereunder without the consent of the SYS Indemnified Parties so long as such settlement releases the SYS Indemnified Parties from all liability for or in connection with such action and does not include equitable relief against any of the SYS Indemnified Parties.

          (c)   Notwithstanding anything herein to the contrary, no claim by the SYS Indemnified Parties against the Polexis Indemnifying Parties may be made unless written notice of such breach is given in accordance with this Article VIII prior to the Cut-Off Date.

          (d)   Except in the case of fraud and for any nonmonetary, equitable relief to which any SYS Indemnified Party may be entitled, the rights and remedies set forth in Section 8.2 shall constitute the sole and exclusive rights and remedies of the parties hereto under or with respect to the subject matter of this Agreement.

        8.3    Insurance Recoveries.    The SYS Indemnified Parties will use their commercially reasonable efforts to first recover, under any insurance policy maintained by the SYS Indemnified Parties, any Damages covered by such insurance before seeking indemnification under Section 8.2. If, notwithstanding such efforts, the Polexis Indemnifying Parties are obligated to provide indemnification under Section 8.2 for Damages covered by the insurance in question then, to the extent permissible under Applicable Law and the applicable insurance policy, the SYS Indemnified Parties shall assign to the Polexis Indemnifying Parties all of its contractual and tort rights against the insurer in connection with the insurer's failure to perform under such insurance, and shall cooperate with the Polexis Indemnifying Parties, as reasonably requested, in the prosecution of such rights.

ARTICLE IX
MISCELLANEOUS

        9.1    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent by facsimile (with written confirmation of successful delivery) or dispatched by a nationally recognized overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice from such party to the other parties hereto):

          (a)   if to SYS or Subcorp:

      SYS
      5050 Murphy Canyon Road, Suite 200
      San Diego, CA 92123
      Facsimile: (858) 715-5510
      Attention: Michael W. Fink, Secretary

           with a copy to:

      Luce, Forward, Hamilton & Scripps LLP
      600 West Broadway, Suite 2600
      San Diego, CA 92101
      Attention: Otto E. Sorensen, Esq.
      Facsimile: (619) 645-5324

          (b)   if to Polexis:

      Polexis, Inc.
      2815 Camino del Rio South
      San Diego, CA 92108
      Attention: Richard Kadel, Chief Executive Officer
      Facsimile: (619) 291-1762

           with a copy to:

      Heller Ehrman White & McAuliffe
      4350 La Jolla Village Drive, 7th Floor
      San Diego, CA 92122-1246
      Attention: Hayden J. Trubitt, Esq.
      Facsimile: (858) 450-8499

          (c)   if to the Polexis Principal Stockholders:

      to the addresses set forth on Schedule 2 hereto.

        9.2    Interpretation.

          (a)   When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. The headings, the table of contents and the index of defined terms contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

          (b)   For the purposes of any provision of this Agreement, a "Material Adverse Effect" with respect to any party shall be deemed to occur if any event, change or effect has occurred which has a material adverse effect on the business, assets (including intangible assets), liabilities (contingent or otherwise), results of operations, business prospects, or financial condition of such party taken as a whole, or a material adverse effect on the ability of such party to timely perform its obligations under this Agreement and the other transaction documents contemplated hereby; provided, however, none of the following shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been, a Material Adverse Effect:

            (i)    with respect to any party, any change in or effect upon the assets (including intangible assets), liabilities (contingent or otherwise), financial condition, business prospects, or results of operations of such party directly or indirectly arising out of or attributable to any decrease in the market price of SYS Common Shares (but not any change or effect underlying such decrease to the extent such change or effect would otherwise constitute a Material Adverse Effect on SYS);

            (ii)   with respect to any party, any change in or effect upon the assets (including intangible assets), liabilities (contingent or otherwise), financial condition, business prospects, or results of operations of such party directly or indirectly arising out of or attributable to

    (A) conditions, events, or circumstances generally affecting the economy of the United States, or (B) the general state of industries and market sectors in which such party operates; and

            (iii)  with respect to Polexis, any change in or effect upon the assets (including intangible assets), liabilities (contingent or otherwise), financial condition, or results of operations of Polexis directly or indirectly arising out of or attributable to the loss by Polexis of any of its business prospects or customers (including business of such business prospects or customers), suppliers or employees (including, without limitation, any financial consequence of such loss of customers (including business of such customers), suppliers or employees) due primarily to the transactions contemplated hereby or the public announcement of this Agreement, in each case arising after the date of this Agreement.

          (c)   For purposes of this Agreement, a "Subsidiary" when used with respect to any party means any individual partnership, firm, corporation, association, trust, unincorporated organization (including any representative office or branch) or other entity under the laws of any jurisdiction, (i) of which such party or another subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or the Subsidiary of such party do not have 50% or more of the voting interests in such partnership) or (ii) 50% or more of the securities or other interests of which having by their terms ordinary voting power to elect at least 50% of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or one or more of its subsidiaries (or if there are no such voting securities or interests, 50% or more of the equity interests of which is directly or indirectly owned or controlled by such party or one or more of its subsidiaries).

          (d)   For purposes of this Agreement, "Affiliate" means a person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with another person or beneficially owns or has the power to vote or direct the vote of 10% of more of the voting stock (or of any other form of general partnership, limited partnership or voting equity interest in the case of a person that is not a corporation) of such other person. For purposes of this definition, "control," including the terms "controlling and "controlled" means through the ownership of voting securities, by contract or credit arrangement, as trustee, partner or executor or otherwise.

          (e)   For purposes of this Agreement, "Knowledge" means (i) with respect to Polexis, SYS, and Subcorp, the actual knowledge of the following individual or individuals: (a) with respect to Polexis, Richard Kadel and Michael Glasgow, and (b) with respect to SYS or Subcorp, Cliff Cooke and Edward Lake; and (ii) with respect to the Polexis Principal Common Stockholders, that knowledge which a principal executive officer of a corporation should obtain in the performance of his duties and upon the exercise of reasonable diligence commensurate with such duties, and (iii) with respect to the Polexis Preferred Stockholders, that knowledge which an independent director of a corporation should obtain in the performance of his duties and upon the exercise of reasonable diligence commensurate with such duties.

        9.3    Counterparts.    This Agreement may be executed in counterparts, which together shall constitute one and the same Agreement. The parties may execute more than one copy of the Agreement, each of which shall constitute an original.

        9.4    Entire Agreement.    This Agreement (including the documents and the instruments referred to herein) constitute the entire agreement among the parties and supersede all prior agreements and understandings, agreements or representations by or among the parties, written and oral, with respect to the subject matter hereof and thereof; provided, however, that the parties' nondisclosure/nonuse agreement shall survive, and shall also survive any termination of this Agreement.

        9.5    Third-Party Beneficiaries.    Nothing in this Agreement, express or implied, is intended or shall be construed to create any third-party beneficiaries, except to the extent provided herein with respect to Polexis Stockholders not party to this Agreement.

        9.6    Governing Law; Venue.

          (a)   Except to the extent that the laws of the jurisdiction of organization of any party hereto, or any other jurisdiction, are mandatorily applicable to the Merger or to matters arising under or in connection with this Agreement, this Agreement shall be governed by the laws of the State of California without regard to its conflict of laws rules, and any action arising out of or in connection with this Agreement or the merger shall be brought only in the appropriate federal or state court in San Diego County, California. Each of the parties hereto agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

          (b)   Each of the parties hereto irrevocably consents to the service of any summons and complaint and any other process in any other action or proceeding relating to the Merger, on behalf of itself or its property, by the personal delivery of copies of such process to such party. Nothing in this Section 9.6 shall affect the right of any party hereto to serve legal process in any other manner permitted by law.

        9.7    Arbitration.    The parties to this Agreement shall submit to binding arbitration before a single, neutral arbitrator of any dispute, controversy or claim arising out of, or relating to, the transactions contemplated by this Agreement or any breach hereof, provided, however, that the parties retain their right to, and shall not be prohibited, limited or in any other way restricted from, seeking or obtaining equitable relief from a court having jurisdiction over the parties. Such arbitration shall be governed by and conducted through the American Arbitration Association in accordance with the Commercial Dispute Resolution Procedures. The arbitration hearing shall be held in San Diego, California at a place to be designated by the parties or, in the absence of their agreement, by the arbitrator.

        9.8    Specific Performance.    The transactions contemplated by this Agreement are unique. Accordingly, each of the parties acknowledges and agrees that, in addition to all other remedies to which it may be entitled, each of the parties hereto is entitled to a decree of specific performance, provided such party is not in material default hereunder. The party prevailing in any proceeding seeking such a decree shall be entitled to payment of all reasonable legal fees and expenses by the non-prevailing party.

        9.9    Assignment.    Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Additionally, notwithstanding the foregoing or anything to the contrary contained in this Agreement, SYS is specifically permitted to adopt a holding company structure pursuant to Section 251(g) of the DGCL and assign this Agreement to the holding company or consummate SYS's previously approved reincorporation into the State of Delaware, in which case the references herein to receipt and registration of actual and underlying SYS shares shall instead refer to the equivalent shares of the Delaware corporation.

        9.10    Expenses.    All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses, subject to Section 5.2(f).

        9.11    Severability.    The invalidity or unenforceability in whole or in part of any covenant, promise or undertaking, or any section, subsection, sentence, clause, phrase, word, or any of the provisions of this Agreement will not affect the validity or enforceability of the remaining portions of this

Agreement. If for any reason, any provision is determined to be invalid or in conflict with any existing, or future law or regulation by a court or agency having valid jurisdiction, such will not impair the operation or have any other effect upon such other provisions of this Agreement as may remain otherwise valid, and the latter will continue to be given full force and effect and bind the parties hereto.

        9.12    Letter of Intent.    SYS and Polexis acknowledge and agree that the execution and delivery of this Agreement by the parties hereto terminates the Letter of Intent and that their respective obligations thereunder are hereby null and void.

        9.13    Amendment.    This Agreement may be amended only by agreement in writing executed by all of the parties hereto; provided, however, that SYS and Polexis shall be entitled to provide written statements regarding new information as to the Polexis Disclosure Schedule, respectively, without the written consent of the other parties hereto.

        IN WITNESS WHEREOF, SYS, Subcorp, Polexis and the Polexis Principal Stockholders have signed this Agreement and Plan of Merger as of the date first written above.

SYS
By:	/s/ CLIFTON L. COOKE
Name:	Clifton L. Cooke
Title:	Chairman, Chief Executive Officer and President
SHADOW RESEARCH INTERNATIONAL, INC.
By:	/s/ CLIFTON L. COOKE
Name:	Clifton L. Cooke
Title:	President
POLEXIS, INC.
By:	/s/ RICHARD KADEL
Name:	Richard Kadel
Title:	Chief Executive Officer
POLEXIS PRINCIPAL COMMON STOCKHOLDERS
/s/ MICHAEL GLASGOW Michael Glasgow
/s/ RICH KADEL Rich Kadel
/s/ CARLOS PERSICHETTI Carlos Persichetti
/s/ JOHN MARSH John Marsh
POLEXIS PREFERRED STOCKHOLDERS
Nextreme Ventures, LLC
By:	/s/ MASSIH TAYEBI Massih Tayebi

Ellumina, LLC
By:	/s/ ZIYAD ABDULJAWAD Ziyad Abduljawad
BridgeWest, LLC
By:	/s/ MASSIH TAYEBI Massih Tayebi
Gladehill Development Corp.
By:	/s/ AMIR MOUSSAVIAN Amir Moussavian
/s/ HAYDEN TRUBITT Hayden Trubitt
/s/ JOHN BENASSI John Benassi
/s/ AMIR MOUSSAVIAN Amir Moussavian

EXHIBIT A

Convertible Promissory Note

         A

EXHIBIT A

  THIS NOTE AND THE SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE AND THE SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO SYS THAT SUCH REGISTRATION IS NOT REQUIRED.

CONVERTIBLE NOTE

        FOR VALUE RECEIVED, SYS, a California corporation (the "Borrower"), hereby promises to pay to                        (the "Holder"), the sum of Twenty-Five Thousand Dollars ($25,000), with simple interest accruing at the annual rate of ten percent (10%), on                        , 2007 (the "Maturity Date").

        The following terms apply to this Note:

ARTICLE 1
PAYMENT RELATED PROVISIONS

        1.1    Payment Grace Period.    The Borrower will have a twenty (20) day grace period to pay any monetary amounts due under this Note, after which grace period a default interest rate of the higher of (i) one percent (1%) per month or (ii) the maximum amount allowed by law will apply to the amounts past due hereunder.

        1.2    Interest Rate.    Subject to the Holder's right to convert, interest payable on this Note will accrue at the annual rate of ten percent (10%) and be payable (i) on each April 1, July 1, October 1 and January 1, commencing July 1, 2004 (ii) on any Conversion Date and (iii) on the Maturity Date, accelerated or otherwise, when the principal and remaining accrued but unpaid interest is due and payable.

ARTICLE 2
CONVERSION RIGHTS

        The Holder will have the right to convert the principal amount due under this Note into Shares of the Borrower's Common Stock as set forth below.

        2.1    Conversion Rights.    The Holder will have the right from and after the Closing Date, and then at any time until the Maturity Date, to convert all, but not part, of the outstanding and unpaid principal portion of this Note (the date of giving of such notice of conversion, a "Conversion Date") into shares of fully paid and nonassessable shares of restricted common stock of the Borrower (as such stock exists on the date of issuance of this Note, or any shares of capital stock of the Borrower into which such stock is hereafter changed or reclassified, the "Common Stock") at an initial per share conversion price equal to $2.32 per share (the "Conversion Price"). Within five (5) business days after the delivery to the Borrower of the attached Notice of Conversion, fully executed by the Holder, the Borrower will issue and deliver to the Holder the shares of Common Stock issuable in the conversion, along with accrued but unpaid interest on the Note through the Conversion Date. In the event that at any time and from time to time following the six-month anniversary of the date of this Note but ending on October 15, 2005 (i) the resale of the shares of Common Stock underlying this Note is subject to an effective registration statement under the Securities Act of 1933, as amended, and (ii) the closing price of the Borrower's Common Stock on the principal exchange on which it is traded is $3.00 or more for five or more consecutive trading days, then, at any time within twenty (20) days thereafter, Borrower may demand the conversion of up to a total of 50% of the original principal amount of this Note and, upon such demand, 50% of the principal amount of this Note shall be converted in accordance with the terms hereof. Certificates evidencing shares of Common Stock issued upon conversion of this Note shall bear a legend indicating that the issuance of the shares was not registered under applicable securities laws and that the shares may be resold only pursuant to a registration or an exemption from registration.

        2.2    Conversion Price Adjustments.    The Conversion Price described in Section 2.1 and the number and kind of shares or other securities to be issued upon conversion determined pursuant to Section 2.1 is subject to adjustment upon any of the following events:

        2.3    Merger, Consolidation or Sale of Assets.    If the Borrower at any time consolidates with or merges into, or sells or conveys all or substantially all of its assets to, any other entity, the unpaid principal portion of this Note and accrued interest thereon will thereafter be deemed to evidence the right to purchase such number and kind of shares or other securities and property as would have been issuable or distributable, on account of such consolidation, merger, sale or conveyance, upon or with respect to the securities subject to the conversion or purchase right immediately prior to such consolidation, merger, sale or conveyance. The foregoing provision will similarly apply to successive transactions of a similar nature by any such successor or purchaser. Without limiting the generality of the foregoing, the anti-dilution provisions of this Section 2.2.3 and 2.2.4 will apply to such securities of such successor or purchaser after any such consolidation, merger, sale or conveyance.

        2.4    Reclassification.    If the Borrower at any time, by reclassification or otherwise, changes the Common Stock into the same or a different number of securities of any class or classes, the unpaid principal portion of this Note and accrued interest thereon will thereafter be deemed to evidence the right to purchase such number and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

        2.5    Stock Splits, Combinations and Dividends.    If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the Conversion Price will be proportionately reduced in case of subdivision of shares or stock dividends or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares outstanding immediately prior to such event.

        2.6    Share Issuance.    Subject to the provisions of this Section 2.2, if the Borrower at any time issues any shares of Common Stock prior to the conversion of the entire principal amount of the Note (other than (i) as provided in this Section 2.2 or (ii) (a) pursuant to options, warrants or other obligations to issue shares outstanding on the date hereof; (b) pursuant to options, warrants or other obligations to issue shares pursuant to a Company Plan or otherwise for employees, consultants and directors and (c) pursuant to any shares issued or to be issued in connection with other convertible notes, a merger or acquisition transaction) for a consideration less than the Conversion Price that would be in effect at the time of such issue, then, and thereafter successively upon each such issue, the Conversion Price will be reduced as follows: (x) the number of shares of Common Stock outstanding immediately prior to such issue will be multiplied by the Conversion Price in effect at the time of such issue and the product will be added to the aggregate consideration, if any, received by the Borrower upon such issue of additional shares of Common Stock and (y) the sum so obtained will be divided by the number of shares of Common Stock outstanding immediately after such issue. The resulting quotient will be the adjusted Conversion Price. Except for issuances pursuant to clauses (i) and (ii) of this Section 2.2.4, for purposes of this adjustment the issuance of any security of the Borrower carrying the right to convert such security into shares of Common Stock or of any warrant, right or option to purchase Common Stock will result in an adjustment to the Conversion Price upon the issuance of shares of Common Stock pursuant to such conversion or purchase rights.

        2.7    Reservation of Shares.    As of the issuance date of this Note and for the remaining period during which the conversion right exists, the Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the full conversion of this Note. The Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. The Borrower agrees that its issuance of this Note constitutes full authority to its officers, agents and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note.

ARTICLE 3
EVENTS OF DEFAULT

        The occurrence of any of the following events (each, an "Event of Default") will, at the option of the Holder, make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, all without demand, presentment or notice, or grace period, all of which hereby are expressly waived, except as set forth below:

        3.1    Failure to Pay Principal or Interest.    The Borrower fails to pay any installment of principal or interest hereon when due and such failure continues past the grace period allowed in Section 1.1 hereof.

        3.2    Breach by Borrower.    The Borrower breaches any material representation, warranty, covenant or other term or condition of this Note in any material respect and such breach, if subject to cure, continues for a period of twenty (20) days after written notice to the Borrower from the Holder.

        3.3    Receiver or Trustee.    The Borrower makes an assignment for the benefit of creditors, applies for or consents to the appointment of a receiver or trustee for the Borrower or for a substantial part of its property or business or such a receiver or trustee is otherwise appointed.

        3.4    Bankruptcy.    Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or similar law are instituted by or against the Borrower and are not dismissed within forty-five (45) days of initiation.

        3.5    Default.    The Borrower, after applicable notice and cure periods, defaults under any one or more of its obligations in an aggregate monetary amount in excess of $500,000 and such default is not remedied within 90 days.

        3.6    Failure to Deliver Common Stock.    The Borrower fails to timely deliver Common Stock to the Holder pursuant to and in the form required by this Note.

ARTICLE 4
MISCELLANEOUS

        4.1    Notices.    Any notice required or permitted hereunder must be in writing and either personally served or sent by facsimile transmission (with a copy sent by regular, certified or registered mail or by overnight courier). For the purposes hereof, the address and facsimile number of the Holder is                         , facsimile number                        . The address and facsimile number of the Borrower is SYS Technologies, 5050 Murphy Canyon Road, Suite 200, San Diego, California 92123, and facsimile number 858-715-5510. Both the Holder and the Borrower may change the address and facsimile number for notice by service of notice to the other party as herein provided.

        4.2    Amendment Provision.    The term "Note" and all reference thereto, as used throughout this instrument, means this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

        4.3    Assignability.    This Note will be binding upon the Borrower and its successors and permitted assigns, will inure to the benefit of the Holder and its successors and permitted assigns, and may be assigned by the Holder.

        4.4    Governing Law.    This Note will be governed by, and construed and enforced in accordance, with the laws of the State of California, without regard to the conflict of laws principles thereof. Any action brought by either party against the other concerning the transactions contemplated by this Note may be brought only in the state courts of California or in the federal courts located in San Diego County in the State of California. Both parties agree to submit to the jurisdiction of such courts.

        4.5    Maximum Payments.    Nothing contained herein may be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum will be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

        4.6    Arbitration.    Any action to enforce or interpret this Note, or to resolve disputes with respect to this Note between the Holder and the Borrower, will be settled by arbitration in accordance with the rules of the American Arbitration Association ("AAA"). The AAA, through its San Diego, California office, will administer the arbitration. Either party may commence arbitration by sending a written demand for arbitration, setting forth the nature of the matter to be resolved by arbitration, to the other party. The arbitrator will apply the substantive law of the State of California to the resolution of the dispute. The prevailing party will be entitled to reimbursement from the other party of arbitration costs, attorney fees, costs and expenses incurred in connection with the arbitration. All decisions of the arbitrator will be final, binding and conclusive on the parties thereto.

        4.7    Attorney Fees.    In the event any attorney is employed by either party to this Note with regard to any legal or equitable action, arbitration or other proceeding brought by such party for the enforcement of this Note or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Note, the prevailing party in such proceeding will be entitled to recover from the other party reasonable attorneys' fees and other costs and expenses incurred, in addition to any other relief to which the prevailing party may be entitled.

        IN WITNESS WHEREOF, the Borrower has caused this Note to be signed in its name by its Chief Executive Officer on this            day of                        , 2004.

SYS
By:	Clifton L. Cooke, Jr. President and Chief Executive Officer

NOTICE OF CONVERSION

(To be executed by the Holder in order to convert the Note) The undersigned hereby elects to convert the Note issued by SYS on                        , 200    into Shares of Common Stock of SYS according to the conditions set forth in such Note, as of the date written below.

Date of Conversion:
Conversion Price:
Shares To Be Delivered:
Signature:
Print Name:
Address:

EXHIBIT B

Letter of Transmittal

B

LETTER OF TRANSMITTAL

To Tender Shares of Common Stock of
 POLEXIS, INC.

In Exchange for Cash and Units of
 SYS

Name and Address of Registered Owner of Shares and
Number of Shares Owned of Record by such Registered Owner:

[label with address and number of shares]	PLEASE READ THE ATTACHED INSTRUCTIONS CAREFULLY BEFORE COMPLETING THIS LETTER OF TRANSMITTAL

        Please note that this letter of transmittal ("Letter of Transmittal") applies only to the certificated shares of Polexis Common Stock ("Polexis Stock") owned in your name as the registered owner. According to Polexis's records, the total number of certificated shares of Polexis Stock of which you are the registered owner is printed on the above label. If you own shares of Polexis Stock other than those included in the above total which are held in another name or in another capacity (for example, as trustee) you must submit a separate Letter of Transmittal for such other shares.

        Please mail or hand deliver this Letter of Transmittal and your stock certificates to SYS, at the following address:

SYS
5050 Murphy Canyon Road, Suite 200
San Diego, CA 92123
Attn: Michael W. Fink

        The merger of Polexis, Inc. ("Polexis") with Shadow Research International, Inc. ("Subcorp"), a Delaware corporation and wholly owned subsidiary of SYS ("SYS"), was completed on                        , 2004, in accordance with the terms of the Agreement and Plan of Merger dated                        , 2004, among SYS, Polexis, Subcorp and certain Polexis stockholders (the "Merger"). In order to receive the consideration to be paid for your shares of Polexis Stock in the Merger, you now need to surrender to SYS the certificates representing such shares, which you should list below. For each share of Polexis Stock listed below, you will receive                        .

        The following certificates are attached to this Letter of Transmittal (if additional space is required, attach signed rider):

Certificate Number	Number of Shares

TOTAL SHARES SURRENDERED:

        All SYS stock certificates and promissory notes will be issued in the name of the holder appearing on the label affixed to the first page of this Letter of Transmittal unless you indicate otherwise under "Special Issuance Instructions" below. Similarly, all SYS stock certificates and promissory notes will be sent to the address that appears on the label affixed to the first page of this Letter of Transmittal unless you indicate otherwise under "Special Delivery Instructions" below. If you would like your SYS certificates and promissory notes to be issued to a name different from the name that appears on the label above (which is the name represented by such certificates on the stock transfer books of Polexis), then you will be responsible for any stock transfer tax payable relating to the transfer of such shares.

        Any dividends or other distributions that may become payable to you on any SYS Stock or promissory notes to be issued to you in exchange for your Polexis Stock will not be paid to you until your Polexis certificates have been surrendered for exchange. You may be asked to execute and deliver additional documents deemed by SYS to be necessary or desirable to complete the exchange of Polexis Stock surrendered with this Letter of Transmittal.

SIGNATURE

        Please sign below as your name appears on your stock certificates or, if you are signing this form on behalf of the registered owner of such stock certificates, please attach the power of attorney or other document that evidences your authority to sign this Letter of Transmittal. If you are signing this Letter of Transmittal in a fiduciary or representative capacity, please indicate your full title. (See Instruction 2.)

Signature of Owner	Signature of Joint Owner
Date:

Name:

Please Print
Capacity/Title (if applicable):

Address:

Zip Code
Area Code and Telephone Number:	( )

Tax Identification or Social Security Number

MEDALLION SIGNATURE GUARANTEE
(If required by Instruction 2 or 4)

Authorized Signature:

Name of Firm:

Please Print
Dated:

SUBSTITUTE FORM W-9
[To be completed by all surrendering shareholders]
(See Instruction 7)

Internal Revenue Service, Department of the Treasury
Payer's request for taxpayer identification number

PART 1—Please provide your correct taxpayer identification number below and certify by signing and dating below:

Social Security Number or Employer ID Number

PART 2—Certification—Under penalties of perjury, I certify that:

(1)
the number shown on this form is my taxpayer identification number (or I am waiting for a number to be issued to me) and

(2)
I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service that I am subject to backup withholding as a result of failure to report all income or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.

Certification Instructions: You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding for any unreported interest or dividends on your tax return. However if, after being notified by the IRS that you were subject to backup withholding, you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out such item (2).

SIGNATURE:	DATE:

PRINT NAME:

PART 3—Awaiting taxpayer identification number

Certificate of Awaiting Taxpayer Identification Number

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office, or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 28% of all reportable payments made to me thereafter will be withheld, but that such amounts will be refunded to me if I then provide a taxpayer identification number within 60 days.

SIGNATURE:	DATE:

PRINT NAME:

NOTE:
FAILURE TO COMPLETE AND RETURN THIS FORM WILL RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE EXCHANGE.

SPECIAL ISSUANCE INSTRUCTIONS
(see Instructions 2 and 4)

To be completed ONLY if certificates for SYS Stock, the check representing cash in lieu of any fractional share, and the SYS promissory note are to be issued in the name of and delivered to someone other than the registered owner.

Issue certificates to:

Name:
Please Print
Address:
Zip Code

Tax Identification or Social Security No.

SPECIAL DELIVERY INSTRUCTIONS

        To be completed ONLY if certificates for SYS Stock issued in the name of the registered owner, the check representing cash in lieu of any fractional share, and the SYS promissory note are to be delivered to someone other than the registered owner or to the registered owner at an address other than the address shown above.

Mail certificates to:
Name:
Please Print
Address:

INSTRUCTIONS

        This Letter of Transmittal will instruct SYS on how you want SYS to exchange your Polexis Stock in connection with the Merger.

        1.    Execution and Delivery.    All Polexis stock certificates must be accompanied by a completed and signed Letter of Transmittal. You may choose any method you like to deliver these documents to SYS; however, you assume all risks of non-delivery. Delivery shall be effected, and risk of loss and title to the certificates transmitted shall pass, only upon receipt of the certificates by SYS. Accordingly, it is recommended that you send your certificates by registered mail and have them properly insured.

        2.    Signatures.    You must sign the form exactly the way your name appears on the face of the certificates. If the shares are owned by two or more persons, each must sign exactly as his or her name appears on the face of the certificate. If the shares of Polexis Stock described on the Letter of Transmittal have been assigned by the registered owner, the form should be signed in exactly the same way as the name of the last transferee indicated on the certificates or transfer documents.

        If the form is signed by anyone who does not appear as the registered owner of the certificates listed, the certificates must be endorsed or accompanied by appropriate stock powers which are, in either case, signed by the registered owner as the name that appear on the certificates and that signature must be guaranteed by a member of the Medallion signature guarantee program.

        If the form is signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact, or by any others acting in a representative or fiduciary capacity, the person signing, unless such person is the registered owner, must give such person's full title in such capacity and appropriate evidence of authority to act in such capacity must be forwarded to the Exchange Agent with the Letter of Transmittal.

        3.    Stock Certificates in Same Name.    If you are requesting that SYS issue stock certificates and promissory notes in exactly the name that appears on the Polexis stock certificates, you do not need to endorse the certificates submitted with this Letter of Transmittal.

        4.    Stock Certificates in Different Name.    If you are requesting that SYS issue stock certificates and promissory notes in a name other than exactly the name that appears on your Polexis certificates, you must endorse your Polexis certificates or send with them appropriately signed stock powers, and the signature on the form, as well as the signature on your certificates or on the stock powers, must be guaranteed by a member of the Medallion signature guarantee program.

        5.    Lost Certificates.    If any of your Polexis certificates have been lost, stolen, or destroyed, you must submit an affidavit of lost certificate satisfactory to SYS, along with a bond of indemnity or other indemnity agreement acceptable to SYS. Prior to sending such documents, please notify SYS at the address shown on the first page of this Letter of Transmittal for further instructions.

        6.    Miscellaneous.    A single SYS stock certificate and promissory note will be issued to you in exchange for all the shares of Polexis Stock covered by this Letter of Transmittal. SYS will not issue any fractional shares of SYS Stock in connection with the Merger. If you would otherwise be entitled to receive a fraction of an SYS share, you will instead receive a check in an amount equal to $            multiplied by such fraction. The check for cash in lieu of a fractional share will be issued and delivered in accordance with the special instructions specified on the form for the issuance and delivery of SYS stock certificates contained in the Letter of Transmittal.

        7.    Substitute Form W-9.    You are required to provide SYS with a correct taxpayer identification number on the Substitute Form W-9 which is included as part of this Letter of Transmittal. If you fail to provide the information on the form, you will be subject to 28% Federal income tax withholding.

        8.    Questions and Requests for Information or Assistance.    If you have any questions or need assistance relating to the Letter of Transmittal please contact SYS (telephone:      -      -            ). You may obtain additional copies of the form from SYS at the address indicated on the first page of the Letter of Transmittal.

        9.    Distributions of SYS Shares; Dividends.    SYS anticipates that a certificate for SYS Stock and promissory notes will be mailed to you approximately one week after receipt of your properly submitted Letter of Transmittal and your Polexis stock certificates and the closing of the Merger. Until you surrender your Polexis stock certificates with a properly completed Letter of Transmittal, SYS will not pay any dividends or other distributions otherwise payable to you on the SYS Stock or promissory note.

        In no event will SYS or Polexis be liable to you for any SYS Stock or promissory note, any related dividends, or any cash delivered by them in good faith to a public official under any applicable abandoned property, escheat, or similar law. In no event will you be entitled to receive any interest on any cash to be distributed to you for fractional shares in connection with the Merger.

EXHIBIT C

Investment Representation Certificate

C

INVESTMENT REPRESENTATION CERTIFICATE

SYS
5050 Murphy Canyon Road, Suite 200
San Diego, CA 92123
Attention: Chief Financial Officer

        Each of the undersigned acknowledges that, pursuant to that certain Agreement and Plan of Merger (the "Merger Agreement"), dated as of March    , 2004, by and among SYS, a California corporation, Shadow Research International, Inc., a Delaware corporation and a wholly owned subsidiary of SYS ("Subcorp"), Polexis, Inc., a California corporation ("Polexis"), and certain stockholders of Polexis, Subcorp will be merged with and into Polexis (the "Merger"). The Merger Agreement provides, among other things, for the conversion of each share of Polexis' issued and outstanding capital stock (collectively, "Polexis Stock") into the right to receive (i) cash and (ii) a number of Units, each Unit consisting of a convertible promissory note and shares of SYS common stock ("SYS Stock"). In connection with the Merger, each of the undersigned, as a stockholder of Polexis, desires to exchange the undersigned's shares of Polexis Stock for Units of SYS and cash as set forth in the Agreement.

        Each of the undersigned represents, warrants and certifies to SYS that:

  1.
  The undersigned is aware of the kind of information regarding SYS that would be available in a registration statement filed under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), and that the undersigned has had access to the same kind of information about SYS that would be available in such a registration statement and such additional information necessary to verify the accuracy of such information;

  2.
  The undersigned has been given the opportunity to read SYS' (i) Annual Report on Form 10-KSB, for the fiscal year ended June 30, 2003, filed with Securities and Exchange Commission on September 29, 2003; (ii) most recent Proxy Statement for the Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on December 19, 2003; (iii) Quarterly Report on Form 10-QSB, for the quarter ended December 26, 2003, filed with the Securities and Exchange Commission on February 9, 2004; (iv) Quarterly Report on Form 10-QSB, for the quarter ended September 26, 2003, filed with the Securities and Exchange Commission on November 10, 2003; (v) Current Report on Form 8-K, dated and filed with the Securities and Exchange Commission on December 17, 2003; and (vi) Current Report on Form 8-K/A, dated and filed with the Securities and Exchange Commission on January 8, 2004.

  3.
  The undersigned acknowledges that the undersigned has been afforded the opportunity to examine and copy all documents, books and records relating to SYS that the undersigned has reasonably requested to examine (with any such requests directed to the Chief Financial Officer of SYS) and that no requested information, oral or written, has been withheld from the undersigned;

  4.
  The undersigned is aware that there are economic variables and risks that could adversely affect an investment in SYS Units, and the undersigned has relied primarily on the undersigned's own independent analysis and the analysis of the undersigned's personal advisers to make an investment decision with respect to the SYS Units, has adequate means of providing for his or her current needs and personal contingencies, has no need for current income or liquidity in his or her investment in SYS Units, is able to bear the economic risks of this investment in SYS Units and can afford a complete loss of such investment;

C-1

  5.
  The undersigned is acquiring the SYS Units for such undersigned's own account, for investment only, and not with a view to or for the sale, distribution or fractionalization thereof; and

  6.
  The undersigned has such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of this transaction and of an investment in SYS Units.

        IN WITNESS WHEREOF, each of the undersigned has signed this Investment Representation Certificate on the date set forth below.

(Note: Each joint owner must sign separately below. Please sign your name exactly as it appears on your Polexis Stock certificate.)
Dated:
Printed Name:
Residence Address:

Dated:
Printed Name:
Residence Address:

C-2

EXHIBIT D

Escrow Agreement

D

ESCROW AGREEMENT

        This Escrow Agreement (the "Escrow Agreement") is made and entered into as of March 31, 2004, by and among SYS, a California corporation ("SYS"), Michael Glasgow, Rich Kadel, Carlos Persichetti, John Marsh, Nextreme Ventures, LLC, Amir Moussavian, Ellumina, LLC, BridgeWest, LLC, Gladehill Development Corp., Hayden Trubitt, and John Benassi (collectively, the "Polexis Principal Stockholders"), and Union Bank of California, N.A. (the "Escrow Agent").

PRELIMINARY STATEMENTS

        WHEREAS, pursuant to that certain Agreement and Plan of Merger (the "Merger Agreement"), made and entered into as of March 31, 2004, by and among SYS, Shadow Research International, Inc., and the Polexis Principal Stockholders, Shadow Research International, Inc. intends to merge with and into Polexis, as more fully set forth in the Merger Agreement; and

        WHEREAS, it is a condition to the consummation of the merger under the Merger Agreement that this Escrow Agreement be entered into by and among SYS, the Polexis Principal Stockholders and Escrow Agent. Capitalized terms used in this Escrow Agreement without definition shall have the meanings given to them in the Merger Agreement.

        NOW, THEREFORE, in consideration of these premises and the mutual and dependent promises hereinafter set forth, the parties hereto agree as follows:

        1.    Deposit in Escrow.    Simultaneous with the execution and delivery of this Escrow Agreement on the Closing Date, and pursuant to Section 2.1(b) of the Merger Agreement, SYS has deposited with the Escrow Agent, and the Escrow Agent hereby acknowledges receipt of 330,203 shares of SYS common stock (together with any cash proceeds of any liquidation of any such shares, the "Escrow Stock Amount" or the "Escrow Amount"), via physical delivery of certificates representing such shares, together with stock powers duly endorsed in blank by the Polexis Principal Stockholders. The Escrow Agent shall vote the Escrow Stock Amount in accordance with written instructions to be received from SYS.

        2.    Escrow Account.    The Escrow Amount shall be deposited by the Escrow Agent, immediately upon receipt, in an account (the "Escrow Account") for the benefit of SYS and the Polexis Principal Stockholders.

        3.    Investment of Escrow Amount.    Except as otherwise instructed in writing by all of the parties hereto, any cash that may comprise the Escrow Amount shall be deposited by the Escrow Agent, until depletion, uninvested in an escrow account. The Escrow Agent is authorized to disburse, in accordance with its customary procedures, cash comprising all or part of the Escrow Amount to provide for any payments required to be made pursuant to this Escrow Agreement.

        4.    Disbursements to Polexis Stockholders.    Except with respect to any Disputed Amounts as to which Claims are pending or have been paid pursuant to Section 5 below, the Escrow Agent shall disburse from the Escrow Account, to the applicable Polexis Stockholders as set forth in Schedule 4 hereto, the following amounts on the following dates:

          (a)   On October 15, 2004 (or, if the Escrow Agent is closed on such date, the next day upon which the Escrow Agent is open for business), fifty percent (50%) of the then remaining balance of the Escrow Stock Amount.

          (b)   Subject to Section 5(d), on October 15, 2005 (or, if the Escrow Agent is closed on such date, the next day upon which the Escrow Agent is open for business), the remaining balance of the Escrow Amount.

        5.    Lease Termination Disbursement and Indemnity Claims.    Upon notice from SYS, the Escrow Agent shall disburse to SYS a portion of the Escrow Amount to satisfy the obligations of the Polexis Principal Stockholders under Section 5.3(f) of the Merger Agreement. In the event that any Indemnified Party gives notice of a claim for indemnification to the Polexis Indemnifying Parties, pursuant to Section 8.2(c) of the Merger Agreement, on or prior to October 15, 2005 (a "Merger Agreement Notice"), then SYS shall deliver a Notice to each Polexis Principal Stockholder and to the Escrow Agent (a "Claim Notice"), containing a copy of such Merger Agreement Notice and specifying in reasonable detail the amount and nature of the Claim and requesting that the Escrow Agent make a disbursement to SYS in the amount specified therein.

          (a)   The Polexis Principal Stockholders shall have ten calendar days following receipt of a Claim Notice (the "Objection Period") to deliver a Notice to the Escrow Agent and SYS (an "Objection Notice") objecting to all or any portion of the amount specified in the Claim Notice.

          (b)   If the Escrow Agent does not receive a timely Objection Notice, then the Escrow Agent shall pay the amount of the disbursement set forth in the Claim Notice from the Stock Escrow Amount.

          (c)   If the Escrow Agent does receive a timely Objection Notice, SYS shall notify the Escrow Agent, within two business days following receipt of the Objection Notice, and the Escrow Agent shall (i) disburse to SYS, from the Stock Escrow Amount, a number of shares equal in value to the portion, if any, of the amount specified in the Claim Notice to which the Polexis Principal Stockholders do not object and (ii) segregate and hold, separate from the Stock Escrow Amount, a number of shares equal in value to the amount specified in the Claim Notice to which the Polexis Principal Stockholders object (the portion of the Escrow Amount to be so segregated, a "Disputed Amount").

          (d)   The Escrow Agent shall retain any Disputed Amount until the earlier of the receipt by the Escrow Agent of (i) a joint Notice from SYS and the Polexis Principal Stockholders indicating that the objection has been resolved and instructing the Escrow Agent to disburse or credit the Disputed Amount, or any applicable portion thereof, to SYS or the Polexis Principal Stockholders, respectively, or (ii) a true and correct copy of a final, non-appealable decision of a court or arbitrator relating to such Claim, which the Escrow Agent shall assume was obtained pursuant to the procedures set forth in Sections 8.2 and 9.7 of the Merger Agreement (an "Indemnity Claim Judgment"), ordering the Escrow Agent to disburse the Disputed Amount, at which time the Escrow Agent shall promptly disburse the Disputed Amount in accordance therewith.

          (e)   In the event of a disbursement to SYS, if the resale of the shares of SYS stock subject to the escrow is then registered under the Securities Act of 1933, as amended, SYS may direct the Escrow Agent to sell an adequate number of shares such that the disbursement to SYS may be made in cash. If the resale of such shares is not then so registered, the disbursement to SYS shall be made in shares valued in the manner described in Section 8.2(a) of the Merger Agreement.

        6.    Term and Termination.    This Escrow Agreement shall expire, and the Escrow Account shall be closed, on the date upon which all of the Escrow Amount has been disbursed pursuant to this Agreement.

        7.    Concerning the Escrow Agent.

          (a)   The duties and responsibilities of Escrow Agent shall be limited to those expressly set forth in this Escrow Agreement and the Acceptance of Escrow, the form of which is attached hereto as Exhibit A (the "Acceptance of Escrow"). With the exception of this Agreement and the Acceptance of Escrow, the Escrow Agent is not responsible for, or chargeable with knowledge of, any terms or provisions contained in any underlying agreement referred to in this Agreement or any other separate agreements and understandings between the parties. The Escrow Agent shall not be liable for the accuracy of any calculations or the sufficiency of funds for any purpose.

          (b)   The Escrow Agent shall not be liable to anyone whatsoever by reason of any error or judgment or for any act done or step taken or omitted by it in good faith or for any mistake of fact or law or for anything which it may do or refrain from doing in connection herewith unless caused by or arising out of its own gross negligence or willful misconduct. SYS and the Polexis Principal Stockholders shall, jointly and severally, indemnify and hold the Escrow Agent harmless from any and all liability and expenses (including, without limitation, its attorney's fees and expenses of litigation) which may arise out of or result from this Escrow Agreement or any action taken or omitted to be taken by it as Escrow Agent in accordance with this Escrow Agreement, as the same may be amended, modified or supplemented, except with respect to any such liability and expense as may result from the gross negligence or willful misconduct of the Escrow Agent.

          (c)   The Escrow Agent shall be entitled to rely and shall be protected in acting in reliance upon any instructions or directions furnished to it in writing jointly by SYS and the Polexis Principal Stockholders or pursuant to any provision of this Escrow Agreement and shall be entitled to treat as genuine, and as the document it purports to be, any letter, paper or other document furnished to it by SYS or the Polexis Principal Stockholders and reasonably believed by it to be genuine and to have been signed and presented by the proper party or parties.

          (d)   The Escrow Agent, or any successor to it hereafter appointed, may at any time resign by giving a Notice to SYS and the Polexis Principal Stockholders and shall be discharged from its duties hereunder upon the appointment of a successor Escrow Agent as hereinafter provided or upon the expiration of thirty (30) days after such Notice is given. In the event of any such resignation, a successor Escrow Agent, which shall be a bank or trust company organized under the laws of the State of California and having a combined capital and surplus of not less than $10,000,000, shall be jointly appointed by SYS and the Polexis Principal Stockholders. Any such successor Escrow Agent shall deliver to SYS and the Polexis Principal Stockholders a written instrument accepting such appointment hereunder, and thereupon it shall succeed to all the rights and duties of the Escrow Agent hereunder and shall be entitled to receive the Escrow Amount held by the predecessor Escrow Agent hereunder.

          (e)   The Escrow Agent may consult with counsel to be selected and employed by it and shall be fully protected with respect to any action under this Escrow Agreement taken or suffered in good faith by the Escrow Agent in accordance with the opinion of such counsel.

          (f)    The Escrow Agent shall receive compensation for its services at its customary rates as in effect from time to time. Such compensation, along with any other fees or expenses and related disbursements incurred by the Escrow Agent in carrying out its obligations hereunder prior to such date, shall be paid by SYS.

        8.    Deficiency Amounts.    In no event shall any portion of a Disputed Amount be paid from the Escrow Account on behalf of any Polexis Principal Stockholder in excess of such Polexis Principal Stockholder's pro rata share of the remaining Escrow Account balance.

        9.    Notices.    All notices and other communications hereunder (each, a "Notice") shall be in writing and shall be deemed given if delivered personally, sent by facsimile (with written confirmation of successful delivery) or dispatched by a nationally recognized overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like Notice from such party to the other parties hereto).

          (a)   if to SYS:

      SYS
      5050 Murphy Canyon Road, Suite 200
      San Diego, CA 92123
      Facsimile: (858) 715-5510

        with a copy to:

      Luce, Forward, Hamilton & Scripps LLP
      600 West Broadway, Suite 2600
      San Diego, CA 92101
      Attention: Otto E. Sorensen, Esq.
      Facsimile: (619) 645-5324

          (b)   if to the Polexis Principal Stockholders:

      to the addresses set forth on Schedule 9 hereto

          (c)   if to the Escrow Agent:

      Union Bank of California, N.A.
      120 South San Pedro Street, Suite 400
      Los Angeles, CA 90012
      Attention: Corporate Trust Department
      Facsimile: (213) 972-5694

        10.    Miscellaneous.

          (a)   This Escrow Agreement, together with its schedules and exhibits, and the Merger Agreement constitute the entire agreement among the parties and supersede all prior agreements and understandings, agreements or representations by or among the parties, written and oral, with respect to the subject matter hereof and thereof.

          (b)   This Escrow Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors, executors, administrators, heirs, and/or assigns; provided, however, that none of the parties hereto except the Escrow Agent may make any assignment of this Escrow Agreement or any interest therein without the prior written consent of the other parties.

          (c)   Nothing in this Escrow Agreement, express or implied, is intended or shall be construed to create any third-party beneficiaries.

          (d)   This Escrow Agreement may be amended only by an instrument in writing duly executed by each of the parties hereto.

          (e)   When a reference is made in this Escrow Agreement to Section, such reference shall be to a Section of this Escrow Agreement unless otherwise indicated. The headings contained in this Escrow Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Escrow Agreement.

          (f)    This Escrow Agreement shall be governed by the laws of the State of California without regard to its conflict of laws rules. Each of the parties hereto agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

          (g)   This Escrow Agreement may be executed in counterparts, which together shall constitute one and the same Escrow Agreement. The parties may execute more than one copy of the Escrow

  Agreement, each of which shall constitute an original. Signatures by facsimile or other electronic means shall be valid and enforceable.

          (h)   As between SYS and the Polexis Principal Stockholders, anything in the Merger Agreement to the contrary notwithstanding, the rights and duties of SYS and the Polexis Principal Stockholders to the Escrow Amount shall be governed by this Escrow Agreement.

        IN WITNESS WHEREOF, SYS, the Polexis Principal Stockholders and the Escrow Agent have signed this Escrow Agreement as of the date first written above.

SYS
By:

Name:	Clifton L. Cooke
Title:	Chairman, Chief Executive Officer and President
POLEXIS PRINCIPAL COMMON STOCKHOLDERS
Michael Glasgow
Rich Kadel
Carlos Persichetti
John Marsh
POLEXIS PREFERRED STOCKHOLDERS Nextreme Ventures, LLC
By:
Massih Tayebi
Its:

Amir Moussavian
Ellumina, LLC
By:
Ziyad Abdujawad
Its:

BridgeWest, LLC
By:
Massih Tayebi
Its:

Gladehill Development Corp.
By:
Amir Moussavian
Its:

Hayden Trubitt
John Benassi
ESCROW AGENT:
UNION BANK OF CALIFORNIA, N.A.
By:

Name:	Lorraine McIntire
Title:	Vice President

EXHIBIT A

ACCEPTANCE OF ESCROW

        Union Bank of California, N.A. (hereinafter the "Escrow Agent") hereby acknowledges receipt of a copy of an Escrow Agreement dated as of March 31, 2004, entered into by SYS, Polexis, and the Polexis Principal Stockholders, and in connection therewith Union Bank of California, N.A. agrees to act as Escrow Agent subject to the Conditions of Acceptance hereinafter set forth and made a part hereof.

Union Bank of California, N.A.

Dated: March 31, 2004	By:

		Name:	Lorraine McIntire
		Its:	Vice President

CONDITIONS OF ACCEPTANCE

        IN CONSIDERATION OF THE ACCEPTANCE OF THIS ESCROW BY UNION BANK OF CALIFORNIA, N.A., all of the parties agree that said Acceptance is predicated upon the following conditions and stipulations and that any modification of escrow instructions shall also be subject to the following provisions:

          1.     In the event of any conflict between the Escrow Agreement (hereinafter called the "Escrow Agreement") and these Conditions of Acceptance, the latter shall prevail.

          2.     The duties of the Escrow Agent are only such as are specifically provided herein and in the Escrow Agreement, being purely ministerial in nature, and the Escrow Agent shall incur no liability whatsoever, except for willful misconduct or gross negligence, so long as it has acted in good faith.

          3.     The Escrow Agent shall be under no responsibility in respect of any of the items deposited with it other than to faithfully follow the instructions contained herein and in the Escrow Agreement. The Escrow Agent may advise with counsel and shall be fully protected in any action taken in good faith in accordance with such advice. The Escrow Agent shall not be required to defend any legal proceedings which may be instituted against it in respect of the subject matter of the Escrow unless requested to do so by the parties to the Escrow and indemnified as provided in the Escrow Agreement. The Escrow Agent shall not be required to institute legal proceedings of any kind.

          4.     The Escrow Agent shall have no responsibility for the genuineness or validity of any document or other item deposited with it nor for the identity or legal capacity of any party involved nor for the sufficiency of any agency nor for the genuineness of signatures to any papers or documents nor for the negotiability or marketability of any item deposited with it nor for any delay of this Escrow due to any cause beyond its control, and it shall be fully protected in acting in accordance with any written instructions given to it hereunder or under the Escrow Agreement and believed by it to have been signed by the proper parties.

          5.     The Escrow Agent shall be liable for only such funds and instruments as are actually deposited and received by it for the purpose of this Escrow and shall have a lien on all funds and instruments deposited with it for the purpose of securing any fees, costs or other charges incurred by it hereunder.

          6.     The Escrow Agent shall not be liable for the payment of any funds in the event it shall be prevented from making payment by operation of law or otherwise.

          7.     Provided the terms of the Escrow can be complied with, the Escrow Agent will not withhold completion and settlement thereof, unless restrained by order of court or served with some other similar legal proceeding, and in so doing, the Escrow Agent will not become liable to the undersigned, or to any other person, for its failure or refusal to comply with conflicting or adverse claims or demands.

          8.     In the event of a dispute between the parties, an ambiguity in the provisions governing the Escrow or uncertainty on the part of the Escrow Agent as to how to proceed with the Escrow, such that the Escrow Agent, in its sole and absolute judgment, deems it necessary for its protection so to do, the Escrow Agent may (a) refrain from taking any action other than to safely keep the items deposited hereunder until it shall have received joint written instructions from the parties to the Escrow, or (b) deposit the escrowed items into a court of competent jurisdiction and thereupon have no further duties or responsibilities in connection therewith.

          9.     The Escrow Agent may resign at any time by delivering Notice at least thirty (30) days before the date upon which such resignation is to become effective to the parties to the Escrow who hereby agree to designate, by a written acceptance of such successor on or before such effective date, a successor Escrow Agent. After the effective date of such resignation, the Escrow Agent shall be under no further obligation to perform any of the duties of Escrow Agent under the Escrow Agreement other than to deliver the entire assets of the Escrow to a properly designated successor Escrow Agent or to deal with such assets as provided in the preceding paragraph (8) hereof. Any successor Escrow Agent shall have all of the duties, powers, rights and immunities conferred upon the Escrow Agent hereby or by the Escrow Agreement. Any successor Escrow Agent may accept as complete and correct and may rely upon any accounting made by any prior Escrow Agent and shall not be subject to any liability or responsibility with respect to the prior administration by any prior Escrow Agent.

          10.   The Escrow Agent shall be entitled to reasonable compensation for its services rendered hereunder and under the Escrow Agreement, as shown on the fee schedule attached hereto and marked as Schedule A, and SYS agrees to pay the same in accordance with Section 7(f) of the Escrow Agreement upon receipt of the Escrow Agent's statement therefor, and to make reimbursements to the Escrow Agent for out-of-pocket amounts expended and out-of-pocket expenses incurred, including fees for services and expenses of counsel, agents and attorneys in fact employed by the Escrow Agent; provided, such fees and expenses shall be paid from the Escrow but only from assets in Escrow which would otherwise be distributed to SYS.

          11.   As to the Escrow Agent, the terms and provisions of the Escrow Agreement and this Acceptance shall bind the executors, administrators, heirs, devisees, successors and assigns of the undersigned.

          12.   The parties represent and warrant and further agree as follows: (i) that they will supply, or cause to be supplied to the Escrow Agent the full name, address and tax payer identification number for each person entitled to receive interest or dividend income pursuant to the Escrow Agreement as well as additional information as the Escrow Agent may reasonably request in connection with its duties hereunder and will supply to the Escrow Agent any changes to the foregoing; and (ii) if any check deposited into the escrow account maintained by the Escrow Agent is returned to the Escrow Agent for any reason after the proceeds of such escrow account have been disbursed, the party for whose benefit such check was written shall immediately reimburse the Escrow Agent for the amount of such returned check and shall reimburse the Escrow Agent for all fees and expenses which it may incur as a result thereof.

        The undersigned hereby appoints the Escrow Agent upon the Conditions of Acceptance set forth above.

Dated as of March 31, 2004	SYS
By:
Clifton L. Cooke Chief Executive Officer and President
Dated as of March 31, 2004	POLEXIS PRINCIPAL COMMON STOCKHOLDERS
Michael Glasgow
Dated as of March 31, 2004
Rich Kadel
Dated as of March 31, 2004
Carlos Persichetti
Dated as of March 31, 2004
John Marsh
POLEXIS PREFERRED STOCKHOLDERS
Dated as of March 31, 2004	Nextreme Ventures, LLC
By:
Massih Tayebi Its:
Dated as of March 31, 2004	Amir Moussavian
Dated as of March 31, 2004	Ellumina, LLC
By:
Ziyad Abduljawad Its:
Dated as of March 31, 2004	BridgeWest, LLC
By:
Massih Tayebi Its:
Dated as of March 31, 2004	Gladehill Development Corp.
By:
Amir Moussavian Its:
Dated as of March 31, 2004	Hayden Trubitt
Dated as of March 31, 2004	John Benassi

SCHEDULE A

UNION BANK OF CALIFORNIA, N.A.
CORPORATE TRUST SERVICES

Schedule of Fees
for
Escrow Agent Services

Escrow Agreement
among
SYS,
Polexis Principal Stockholders,
and
Union Bank of California, N.A.

Acceptance and Set-up Fee: (Due and payable on the closing date.)	WAIVED
Annual Escrow Administration Fee: (First year's fee is due and payable in advance on the closing date)	$3,000.00
Legal Counsel Fee: (use of Union Bank in-house legal counsel)	No Charge
Transactional Charges:
Disbursements / wires (each):	$35.00
Investments (per sale/purchase/transfer):	$60.00
Out-of-Pocket Expenses:	As Invoiced

Fees subject to acceptance and review by Union Bank of California, N.A.. of all documents pertaining to this transaction.

EXHIBIT E-1 and E-2

Founders' Escrow Agreements

E

FOUNDERS' ESCROW AGREEMENT

        This Founders' Escrow Agreement (the "Founders' Escrow Agreement") is made and entered into as of March 31, 2004, by and among SYS, a California corporation ("SYS"), Michael Glasgow, an individual resident in San Diego County, California ("Glasgow"), and Union Bank of California, N.A. (the "Escrow Agent"). Glasgow is sometimes referred to in this document as the "Founder."

PRELIMINARY STATEMENTS

        WHEREAS, pursuant to that certain Agreement and Plan of Merger (the "Merger Agreement"), made and entered into as of March 31, 2004, by and among SYS, Shadow Research International, Inc., Polexis, Inc. ("Polexis") and certain Polexis Principal Stockholders, Shadow Research International, Inc. intends to merge with and into Polexis, as more fully set forth in the Merger Agreement; and

        WHEREAS, it is a condition to the consummation of the merger under the Merger Agreement that this Founders' Escrow Agreement be entered into by and among SYS, the Founder and Escrow Agent. Capitalized terms used in this Founders' Escrow Agreement without definition shall have the meanings given to them in the Merger Agreement.

        NOW, THEREFORE, in consideration of these premises and the mutual and dependent promises hereinafter set forth, the parties hereto agree as follows:

        1.    Deposit in Escrow.    Simultaneous with the execution and delivery of this Founders' Escrow Agreement on the Closing Date, and pursuant to Section 2.1(c) of the Merger Agreement, SYS has deposited with the Escrow Agent, and the Escrow Agent hereby acknowledges receipt of 25,381 shares of SYS common stock (together with any proceeds of such shares, the "Founder's Escrow Stock Amount" or the "Founder's Escrow Amount"), via physical delivery of certificates representing such shares, together with stock powers duly endorsed in blank by the Founder. The Escrow Agent shall vote the Founder's Escrow Stock Amount in accordance with written instructions to be received from SYS.

        2.    Escrow Account.    The Founder's Escrow Amount shall be deposited by the Escrow Agent, immediately upon receipt, in an account (the "Escrow Account") for the benefit of SYS and the Founder.

        3.    Investment of Escrow Amount.    Except as otherwise instructed in writing by all of the parties hereto, any cash that may comprise the Founder's Escrow Amount shall be deposited by the Escrow Agent, until depletion, uninvested in an escrow account. The Escrow Agent is authorized to disburse, in accordance with its customary procedures, cash comprising all or part of the Founder's Escrow Amount to provide for any payments required to be made pursuant to this Founders' Escrow Agreement.

        4.    Disbursements to the Founder.    Except with respect to any Disputed Amounts as to which Claims are pending or have been paid pursuant to Section 5 below, the Escrow Agent shall disburse from the Escrow Account, to the Founder, on the earlier of nine months following the closing of the Merger or the date (as such date is specified to the Escrow Agent by SYS) on which the Founder has been in the full-time employ of SYS or any affiliate of SYS for six (6) months following such closing (or, if the Escrow Agent is closed on such date, the next day upon which the Escrow Agent is open for business), the remaining balance of the Escrow Amount, less 50% of the Escrow Agent Expenses. The "Escrow Agent Expenses" means the aggregate amount of any fees or expenses and related disbursements incurred by the Escrow Agent in carrying out its obligations hereunder prior to such date.

        5.    Claims.    In the event that a Founder shall fail to be an employee of SYS or any affiliate of SYS for at least six (6) months during the nine (9) months subsequent to the closing of the Merger, then SYS shall deliver a Notice to the Founder and to the Escrow Agent (a "Claim Notice"), specifying

E-1-1

the event giving rise to the Notice and requesting that the Escrow Agent make a disbursement to SYS of the entire amount of the shares and any other assets in the Escrow Account.

          (a)   The Founder shall have ten calendar days following receipt of a Claim Notice (the "Objection Period") to deliver a Notice to the Escrow Agent and SYS (an "Objection Notice") objecting to all or any portion of the amount specified in the Claim Notice.

          (b)   If the Escrow Agent does not receive a timely Objection Notice, then the Escrow Agent shall pay the amount of the disbursement set forth in the Claim Notice from the Founder's Escrow Amount.

          (c)   If the Escrow Agent does receive a timely Objection Notice, the Escrow Agent shall segregate and hold, separate from remainder of the Founder's Escrow Amount, that portion of the Founder's Escrow Amount which is attributable to the Claim Notice (a "Disputed Amount").

          (d)   The Escrow Agent shall retain any Disputed Amount until the earlier of the receipt by the Escrow Agent of (i) a joint Notice from SYS and the Founder indicating that the objection has been resolved and instructing the Escrow Agent to disburse or credit the Disputed Amount, or any applicable portion thereof, to SYS or the Founder, respectively, or (ii) a true and correct copy of a final, non-appealable decision of a court or arbitrator relating to such Claim Notice (a "Claim Judgment"), ordering the Escrow Agent to disburse the Disputed Amount, at which time the Escrow Agent shall promptly disburse the Disputed Amount in accordance therewith.

        6.    Term and Termination.    This Founders' Escrow Agreement shall expire, and the Escrow Account shall be closed, on the date upon which all of the Escrow Amount has been disbursed pursuant to this Agreement.

        7.    Concerning the Escrow Agent.

          (a)   The duties and responsibilities of Escrow Agent shall be limited to those expressly set forth in this Founders' Escrow Agreement and the Acceptance of Escrow, the form of which is attached hereto as Exhibit A (the "Acceptance of Escrow"). With the exception of this Agreement and the Acceptance of Escrow, the Escrow Agent is not responsible for, or chargeable with knowledge of, any terms or provisions contained in any underlying agreement referred to in this Agreement or any other separate agreements and understandings between the parties. The Escrow Agent shall not be liable for the accuracy of any calculations or the sufficiency of funds for any purpose.

          (b)   The Escrow Agent shall not be liable to anyone whatsoever by reason of any error or judgment or for any act done or step taken or omitted by it in good faith or for any mistake of fact or law or for anything which it may do or refrain from doing in connection herewith unless caused by or arising out of its own gross negligence or willful misconduct. SYS and the Founder shall, jointly and severally, indemnify and hold the Escrow Agent harmless from any and all liability and expenses (including, without limitation, its attorney's fees and expenses of litigation) which may arise out of or result from this Founders' Escrow Agreement or any action taken or omitted to be taken by it as Escrow Agent in accordance with this Founders' Escrow Agreement, as the same may be amended, modified or supplemented, except with respect to any such liability and expense as may result from the gross negligence or willful misconduct of the Escrow Agent.

          (c)   The Escrow Agent shall be entitled to rely and shall be protected in acting in reliance upon any instructions or directions furnished to it in writing jointly by SYS and the Founder or pursuant to any provision of this Founders' Escrow Agreement and shall be entitled to treat as genuine, and as the document it purports to be, any letter, paper or other document furnished to it by SYS or the Founders and reasonably believed by it to be genuine and to have been signed and presented by the proper party or parties.

E-1-2

          (d)   The Escrow Agent, or any successor to it hereafter appointed, may at any time resign by giving a Notice to SYS and the Founder and shall be discharged from its duties hereunder upon the appointment of a successor Escrow Agent as hereinafter provided or upon the expiration of thirty (30) days after such Notice is given. In the event of any such resignation, a successor Escrow Agent, which shall be a bank or trust company organized under the laws of the State of California and having a combined capital and surplus of not less than $10,000,000, shall be jointly appointed by SYS and the Founder. Any such successor Escrow Agent shall deliver to SYS and the Founder a written instrument accepting such appointment hereunder, and thereupon it shall succeed to all the rights and duties of the Escrow Agent hereunder and shall be entitled to receive the Escrow Amount held by the predecessor Escrow Agent hereunder.

          (e)   The Escrow Agent may consult with counsel to be selected and employed by it and shall be fully protected with respect to any action under this Founders' Escrow Agreement taken or suffered in good faith by the Escrow Agent in accordance with the opinion of such counsel.

          (f)    The Escrow Agent shall receive compensation for its services at its customary rates as in effect from time to time. Such compensation, along with any other fees or expenses and related disbursements incurred by the Escrow Agent in carrying out its obligations hereunder prior to such date, shall be paid 50% by the Founder as set forth in Section 4 above and 50% by SYS; provided, to the extent the Escrow Amount is insufficient to pay the Founder's share of the Escrow Agent's compensation, fees, expenses or related disbursements hereunder, the Founder shall pay such amount to the Escrow Agent.

        8.    Notices.    All notices and other communications hereunder (each, a "Notice") shall be in writing and shall be deemed given if delivered personally, sent by facsimile (with written confirmation of successful delivery) or dispatched by a nationally recognized overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like Notice from such party to the other parties hereto).

          (a)   if to SYS:

      SYS
      5050 Murphy Canyon Road, Suite 200
      San Diego, CA 92123
      Attention: Michael W. Fink, Secretary
      Facsimile: (858) 715-5510

        with a copy to:

      Luce, Forward, Hamilton & Scripps LLP
      600 West Broadway, Suite 2600
      San Diego, CA 92101
      Attention: Otto E. Sorensen, Esq.
      Facsimile: (619) 645-5324

          (b)   if to the Founder:

      Michael Glasgow

          (c)   if to the Escrow Agent:

      Union Bank of California, N.A.
      120 South San Pedro Street, Suite 400
      Los Angeles, CA 90012
      Attention: Corporate Trust Department
      Facsimile: (213) 972-5694

E-1-3

        9.    Miscellaneous.

          (a)   This Founders' Escrow Agreement, together with its schedules and exhibits, and the Merger Agreement constitute the entire agreement among the parties and supersede all prior agreements and understandings, agreements or representations by or among the parties, written and oral, with respect to the subject matter hereof and thereof.

          (b)   This Founders' Escrow Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors, executors, administrators, heirs, and/or assigns; provided, however, that none of the parties hereto except the Escrow Agent may make any assignment of this Founders' Escrow Agreement or any interest therein without the prior written consent of the other parties.

          (c)   Nothing in this Founders' Escrow Agreement, express or implied, is intended or shall be construed to create any third-party beneficiaries.

          (d)   This Founders' Escrow Agreement may be amended only by an instrument in writing duly executed by each of the parties hereto.

          (e)   When a reference is made in this Founders' Escrow Agreement to a Section, such reference shall be to a Section of this Founders' Escrow Agreement unless otherwise indicated. The headings contained in this Founders' Escrow Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Founders' Escrow Agreement.

          (f)    This Founders' Escrow Agreement shall be governed by the laws of the State of California without regard to its conflict of laws rules. Each of the parties hereto agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

          (g)   This Founders' Escrow Agreement may be executed in counterparts, which together shall constitute one and the same Founders' Escrow Agreement. The parties may execute more than one copy of the Founders' Escrow Agreement, each of which shall constitute an original. Signatures by facsimile or other electronic means shall be valid and enforceable.

          (h)   As between SYS and the Founder, anything in the Merger Agreement to the contrary notwithstanding, the rights and duties of SYS and the Founder to the Escrow Amount shall be governed by this Founders' Escrow Agreement.

E-1-4

        IN WITNESS WHEREOF, SYS, the Founder and the Escrow Agent have signed this Founders' Escrow Agreement as of the date first written above.

SYS
By:

Name:	Clifton L. Cooke
Title: Chairman, Chief Executive Officer and President
FOUNDER
Michael Glasgow
ESCROW AGENT:
UNION BANK OF CALIFORNIA, N.A.
By:

Name:	Lorraine McIntire
Title:	Vice President

E-1-5

EXHIBIT A

ACCEPTANCE OF ESCROW

        Union Bank of California, N.A. (hereinafter the "Escrow Agent") hereby acknowledges receipt of a copy of an Escrow Agreement dated March 31, 2004, entered into by and among SYS, and Michael Glasgow and Union Bank of California, N.A., which agrees to act as Escrow Agent subject to the Conditions of Acceptance hereinafter set forth and made a part hereof.

Union Bank of California, N.A.
Dated: March 31, 2004	By:
Lorraine McIntire
	Its:	Vice President

CONDITIONS OF ACCEPTANCE

        IN CONSIDERATION OF THE ACCEPTANCE OF THIS ESCROW BY UNION BANK OF CALIFORNIA, N.A., all of the parties agree that said Acceptance is predicated upon the following conditions and stipulations and that any modification of escrow instructions shall also be subject to the following provisions:

          1.     In the event of any conflict between the Founders' Escrow Agreement (hereinafter called the "Escrow Agreement") and these Conditions of Acceptance, the latter shall prevail.

          2.     The duties of the Escrow Agent are only such as are specifically provided herein and in the Escrow Agreement, being purely ministerial in nature, and the Escrow Agent shall incur no liability whatsoever, except for willful misconduct or gross negligence, so long as it has acted in good faith.

          3.     The Escrow Agent shall be under no responsibility in respect of any of the items deposited with it other than to faithfully follow the instructions contained herein and in the Escrow Agreement. The Escrow Agent may advise with counsel and shall be fully protected in any action taken in good faith in accordance with such advice. The Escrow Agent shall not be required to defend any legal proceedings which may be instituted against it in respect of the subject matter of the Escrow unless requested to do so by the parties to the Escrow and indemnified as provided in the Escrow Agreement. The Escrow Agent shall not be required to institute legal proceedings of any kind.

          4.     The Escrow Agent shall have no responsibility for the genuineness or validity of any document or other item deposited with it nor for the identity or legal capacity of any party involved nor for the sufficiency of any agency nor for the genuineness of signatures to any papers or documents nor for the negotiability or marketability of any item deposited with it nor for any delay of this Escrow due to any cause beyond its control, and it shall be fully protected in acting in accordance with any written instructions given to it hereunder or under the Escrow Agreement and believed by it to have been signed by the proper parties.

          5.     The Escrow Agent shall be liable for only such funds and instruments as are actually deposited and received by it for the purpose of this Escrow and shall have a lien on all funds and instruments deposited with it for the purpose of securing any fees, costs or other charges incurred by it hereunder.

          6.     The Escrow Agent shall not be liable for the payment of any funds in the event it shall be prevented from making payment by operation of law or otherwise.

E-1-6

          7.     Provided the terms of the Escrow can be complied with, the Escrow Agent will not withhold completion and settlement thereof, unless restrained by order of court or served with some other similar legal proceeding, and in so doing, the Escrow Agent will not become liable to the undersigned, or to any other person, for its failure or refusal to comply with conflicting or adverse claims or demands.

          8.     In the event of a dispute between the parties, an ambiguity in the provisions governing the Escrow or uncertainty on the part of the Escrow Agent as to how to proceed with the Escrow, such that the Escrow Agent, in its sole and absolute judgment, deems it necessary for its protection so to do, the Escrow Agent may (a) refrain from taking any action other than to safely keep the items deposited hereunder until it shall have received joint written instructions from the parties to the Escrow, or (b) deposit the escrowed items into a court of competent jurisdiction and thereupon have no further duties or responsibilities in connection therewith.

          9.     The Escrow Agent may resign at any time by delivering Notice at least thirty (30) days before the date upon which such resignation is to become effective to the parties to the Escrow who hereby agree to designate, by a written acceptance of such successor on or before such effective date, a successor Escrow Agent. After the effective date of such resignation, the Escrow Agent shall be under no further obligation to perform any of the duties of Escrow Agent under the Escrow Agreement other than to deliver the entire assets of the Escrow to a properly designated successor Escrow Agent or to deal with such assets as provided in the preceding paragraph (8) hereof. Any successor Escrow Agent shall have all of the duties, powers, rights and immunities conferred upon the Escrow Agent hereby or by the Escrow Agreement. Any successor Escrow Agent may accept as complete and correct and may rely upon any accounting made by any prior Escrow Agent and shall not be subject to any liability or responsibility with respect to the prior administration by any prior Escrow Agent.

          10.   The Escrow Agent shall be entitled to reasonable compensation for its services rendered hereunder and under the Escrow Agreement, as shown on the fee schedule attached hereto and marked as Schedule A, and the Founder and SYS agree to pay the same in accordance with Section 7(f) of the Escrow Agreement upon receipt of the Escrow Agent's statement therefor, and to make reimbursements to the Escrow Agent for out-of-pocket amounts expended and out-of-pocket expenses incurred, including fees for services and expenses of counsel, agents and attorneys in fact employed by the Escrow Agent; provided, such fees and expenses shall be paid from the Escrow as permitted.

          11.   As to the Escrow Agent, the terms and provisions of the Escrow Agreement and this Acceptance shall bind the executors, administrators, heirs, devisees, successors and assigns of the undersigned.

          12.   The parties represent and warrant and further agree as follows: (i) that they will supply, or cause to be supplied to the Escrow Agent the full name, address and tax payer identification number for each person entitled to receive interest or dividend income pursuant to the Escrow Agreement as well as additional information as the Escrow Agent may reasonably request in connection with its duties hereunder and will supply to the Escrow Agent any changes to the foregoing; and (ii) if any check deposited into the escrow account maintained by the Escrow Agent is returned to the Escrow Agent for any reason after the proceeds of such escrow account have been disbursed, the party for whose benefit such check was written shall immediately reimburse the Escrow Agent for the amount of such returned check and shall reimburse the Escrow Agent for all fees and expenses which it may incur as a result thereof.

E-1-7

        The undersigned hereby appoints the Escrow Agent upon the Conditions of Acceptance set forth above.

Dated as of March 31, 2004	SYS
By:
Clifton L. Cooke Chief Executive Officer and President
Dated as of March 31, 2004	POLEXIS FOUNDER
Michael Glasgow

E-1-8

SCHEDULE A

UNION BANK OF CALIFORNIA, N.A.
CORPORATE TRUST SERVICES

Schedule of Fees
for
Escrow Agent Services

Escrow Agreement
among
SYS,
Michael Glasgow ("Founder"),
and
Union Bank of California, N.A.

Acceptance and Set-up Fee: (Due and payable on the closing date.)	WAIVED
Annual Escrow Administration Fee: (First year's fee is due and payable in advance on the closing date)	$1,500.00
Legal Counsel Fee: (use of Union Bank in-house legal counsel)	No Charge
Transactional Charges:
Disbursements / wires (each):	$35.00
Investments (per sale/purchase/transfer):	$60.00
Out-of-Pocket Expenses:	As Invoiced

Fees subject to acceptance and review by Union Bank of California, N.A.. of all documents pertaining to this transaction.

E-1-9

FOUNDERS' ESCROW AGREEMENT

        This Founders' Escrow Agreement (the "Founders' Escrow Agreement") is made and entered into as of March 31, 2004, by and among SYS, a California corporation ("SYS"), John Marsh, an individual resident in San Diego County, California ("Marsh"), and Union Bank of California, N.A. (the "Escrow Agent"). Marsh is sometimes referred to in this document as the "Founder."

PRELIMINARY STATEMENTS

        WHEREAS, pursuant to that certain Agreement and Plan of Merger (the "Merger Agreement"), made and entered into as of March 31, 2004, by and among SYS, Shadow Research International, Inc., Polexis, Inc. ("Polexis") and certain Polexis Principal Stockholders, Shadow Research International, Inc. intends to merge with and into Polexis, as more fully set forth in the Merger Agreement; and

        WHEREAS, it is a condition to the consummation of the merger under the Merger Agreement that this Founders' Escrow Agreement be entered into by and among SYS, the Founder and Escrow Agent. Capitalized terms used in this Founders' Escrow Agreement without definition shall have the meanings given to them in the Merger Agreement.

        NOW, THEREFORE, in consideration of these premises and the mutual and dependent promises hereinafter set forth, the parties hereto agree as follows:

        1.    Deposit in Escrow.    Simultaneous with the execution and delivery of this Founders' Escrow Agreement on the Closing Date, and pursuant to Section 2.1(c) of the Merger Agreement, SYS has deposited with the Escrow Agent, and the Escrow Agent hereby acknowledges receipt of 25,381 shares of SYS common stock (together with any proceeds of such shares, the "Founder's Escrow Stock Amount" or the "Founder's Escrow Amount"), via physical delivery of certificates representing such shares, together with stock powers duly endorsed in blank by the Founder. The Escrow Agent shall vote the Founder's Escrow Stock Amount in accordance with written instructions to be received from SYS.

        2.    Escrow Account.    The Founder's Escrow Amount shall be deposited by the Escrow Agent, immediately upon receipt, in an account (the "Escrow Account") for the benefit of SYS and the Founder.

        3.    Investment of Escrow Amount.    Except as otherwise instructed in writing by all of the parties hereto, any cash that may comprise the Founder's Escrow Amount shall be deposited by the Escrow Agent, until depletion, uninvested in an escrow account. The Escrow Agent is authorized to disburse, in accordance with its customary procedures, cash comprising all or part of the Founder's Escrow Amount to provide for any payments required to be made pursuant to this Founders' Escrow Agreement.

        4.    Disbursements to the Founder.    Except with respect to any Disputed Amounts as to which Claims are pending or have been paid pursuant to Section 5 below, the Escrow Agent shall disburse from the Escrow Account, to the Founder, on the earlier of nine months following the closing of the Merger or the date (as such date is specified to the Escrow Agent by SYS) on which the Founder has been in the full-time employ of SYS or any affiliate of SYS for six (6) months following such closing (or, if the Escrow Agent is closed on such date, the next day upon which the Escrow Agent is open for business), the remaining balance of the Escrow Amount, less 50% of the Escrow Agent Expenses. The "Escrow Agent Expenses" means the aggregate amount of any fees or expenses and related disbursements incurred by the Escrow Agent in carrying out its obligations hereunder prior to such date.

        5.    Claims.    In the event that a Founder shall fail to be an employee of SYS or any affiliate of SYS for at least six (6) months during the nine (9) months subsequent to the closing of the Merger, then SYS shall deliver a Notice to the Founder and to the Escrow Agent (a "Claim Notice"), specifying

E-2-1

the event giving rise to the Notice and requesting that the Escrow Agent make a disbursement to SYS of the entire amount of the shares and any other assets in the Escrow Account.

          (a)   The Founder shall have ten calendar days following receipt of a Claim Notice (the "Objection Period") to deliver a Notice to the Escrow Agent and SYS (an "Objection Notice") objecting to all or any portion of the amount specified in the Claim Notice.

          (b)   If the Escrow Agent does not receive a timely Objection Notice, then the Escrow Agent shall pay the amount of the disbursement set forth in the Claim Notice from the Founder's Escrow Amount.

          (c)   If the Escrow Agent does receive a timely Objection Notice, the Escrow Agent shall segregate and hold, separate from remainder of the Founder's Escrow Amount, that portion of the Founder's Escrow Amount which is attributable to the Claim Notice (a "Disputed Amount").

          (d)   The Escrow Agent shall retain any Disputed Amount until the earlier of the receipt by the Escrow Agent of (i) a joint Notice from SYS and the Founder indicating that the objection has been resolved and instructing the Escrow Agent to disburse or credit the Disputed Amount, or any applicable portion thereof, to SYS or the Founder, respectively, or (ii) a true and correct copy of a final, non-appealable decision of a court or arbitrator relating to such Claim Notice (a "Claim Judgment"), ordering the Escrow Agent to disburse the Disputed Amount, at which time the Escrow Agent shall promptly disburse the Disputed Amount in accordance therewith.

        6.    Term and Termination.    This Founders' Escrow Agreement shall expire, and the Escrow Account shall be closed, on the date upon which all of the Escrow Amount has been disbursed pursuant to this Agreement.

        7.    Concerning the Escrow Agent.

          (a)   The duties and responsibilities of Escrow Agent shall be limited to those expressly set forth in this Founders' Escrow Agreement and the Acceptance of Escrow, the form of which is attached hereto as Exhibit A (the "Acceptance of Escrow"). With the exception of this Agreement and the Acceptance of Escrow, the Escrow Agent is not responsible for, or chargeable with knowledge of, any terms or provisions contained in any underlying agreement referred to in this Agreement or any other separate agreements and understandings between the parties. The Escrow Agent shall not be liable for the accuracy of any calculations or the sufficiency of funds for any purpose.

          (b)   The Escrow Agent shall not be liable to anyone whatsoever by reason of any error or judgment or for any act done or step taken or omitted by it in good faith or for any mistake of fact or law or for anything which it may do or refrain from doing in connection herewith unless caused by or arising out of its own gross negligence or willful misconduct. SYS and the Founder shall, jointly and severally, indemnify and hold the Escrow Agent harmless from any and all liability and expenses (including, without limitation, its attorney's fees and expenses of litigation) which may arise out of or result from this Founders' Escrow Agreement or any action taken or omitted to be taken by it as Escrow Agent in accordance with this Founders' Escrow Agreement, as the same may be amended, modified or supplemented, except with respect to any such liability and expense as may result from the gross negligence or willful misconduct of the Escrow Agent.

          (c)   The Escrow Agent shall be entitled to rely and shall be protected in acting in reliance upon any instructions or directions furnished to it in writing jointly by SYS and the Founder or pursuant to any provision of this Founders' Escrow Agreement and shall be entitled to treat as genuine, and as the document it purports to be, any letter, paper or other document furnished to it by SYS or the Founders and reasonably believed by it to be genuine and to have been signed and presented by the proper party or parties.

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          (d)   The Escrow Agent, or any successor to it hereafter appointed, may at any time resign by giving a Notice to SYS and the Founder and shall be discharged from its duties hereunder upon the appointment of a successor Escrow Agent as hereinafter provided or upon the expiration of thirty (30) days after such Notice is given. In the event of any such resignation, a successor Escrow Agent, which shall be a bank or trust company organized under the laws of the State of California and having a combined capital and surplus of not less than $10,000,000, shall be jointly appointed by SYS and the Founder. Any such successor Escrow Agent shall deliver to SYS and the Founder a written instrument accepting such appointment hereunder, and thereupon it shall succeed to all the rights and duties of the Escrow Agent hereunder and shall be entitled to receive the Escrow Amount held by the predecessor Escrow Agent hereunder.

          (e)   The Escrow Agent may consult with counsel to be selected and employed by it and shall be fully protected with respect to any action under this Founders' Escrow Agreement taken or suffered in good faith by the Escrow Agent in accordance with the opinion of such counsel.

          (f)    The Escrow Agent shall receive compensation for its services at its customary rates as in effect from time to time. Such compensation, along with any other fees or expenses and related disbursements incurred by the Escrow Agent in carrying out its obligations hereunder prior to such date, shall be paid 50% by the Founder as set forth in Section 4 above; and 50% by SYS; provided, to the extent the Escrow Amount is insufficient to pay the Founder's share of the Escrow Agent's compensation, fees, expenses or related disbursements hereunder, the Founder shall pay such amount to the Escrow Agent.

        8.    Notices.    All notices and other communications hereunder (each, a "Notice") shall be in writing and shall be deemed given if delivered personally, sent by facsimile (with written confirmation of successful delivery) or dispatched by a nationally recognized overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like Notice from such party to the other parties hereto).

          (a)   if to SYS:

      SYS
      5050 Murphy Canyon Road, Suite 200
      San Diego, CA 92123
      Attention: Michael W. Fink, Secretary
      Facsimile: (858) 715-5510

        with a copy to:

      Luce, Forward, Hamilton & Scripps LLP
      600 West Broadway, Suite 2600
      San Diego, CA 92101
      Attention: Otto E. Sorensen, Esq.
      Facsimile: (619) 645-5324

          (b)   if to the Founder:

      John Marsh

          (c)   if to the Escrow Agent:

      Union Bank of California, N.A.
      120 South San Pedro Street, Suite 400
      Los Angeles, CA 90012
      Attention: Corporate Trust Department
      Facsimile: (213) 972-5694

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        9.    Miscellaneous.

          (a)   This Founders' Escrow Agreement, together with its schedules and exhibits, and the Merger Agreement constitute the entire agreement among the parties and supersede all prior agreements and understandings, agreements or representations by or among the parties, written and oral, with respect to the subject matter hereof and thereof.

          (b)   This Founders' Escrow Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors, executors, administrators, heirs, and/or assigns; provided, however, that none of the parties hereto except the Escrow Agent may make any assignment of this Founders' Escrow Agreement or any interest therein without the prior written consent of the other parties.

          (c)   Nothing in this Founders' Escrow Agreement, express or implied, is intended or shall be construed to create any third-party beneficiaries.

          (d)   This Founders' Escrow Agreement may be amended only by an instrument in writing duly executed by each of the parties hereto.

          (e)   When a reference is made in this Founders' Escrow Agreement to a Section, such reference shall be to a Section of this Founders' Escrow Agreement unless otherwise indicated. The headings contained in this Founders' Escrow Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Founders' Escrow Agreement.

          (f)    This Founders' Escrow Agreement shall be governed by the laws of the State of California without regard to its conflict of laws rules. Each of the parties hereto agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

          (g)   This Founders' Escrow Agreement may be executed in counterparts, which together shall constitute one and the same Founders' Escrow Agreement. The parties may execute more than one copy of the Founders' Escrow Agreement, each of which shall constitute an original. Signatures by facsimile or other electronic means shall be valid and enforceable.

          (h)   As between SYS and the Founder, anything in the Merger Agreement to the contrary notwithstanding, the rights and duties of SYS and the Founder to the Escrow Amount shall be governed by this Founders' Escrow Agreement.

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        IN WITNESS WHEREOF, SYS, the Founder and the Escrow Agent have signed this Founders' Escrow Agreement as of the date first written above.

SYS
By:

Name:	Clifton L. Cooke
Title:	Chairman, Chief Executive Officer and President
FOUNDER
John Marsh
ESCROW AGENT:
UNION BANK OF CALIFORNIA, N.A.
By:

Name:	Lorraine McIntire
Title:	Vice President

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EXHIBIT A
ACCEPTANCE OF ESCROW

        Union Bank of California, N.A. (hereinafter the "Escrow Agent") hereby acknowledges receipt of a copy of an Escrow Agreement dated March 31, 2004, entered into by and among SYS, and John Marsh and Union Bank of California, N.A., which agrees to act as Escrow Agent subject to the Conditions of Acceptance hereinafter set forth and made a part hereof.

Union Bank of California, N.A.
Dated: March 31, 2004	By:
Lorraine McIntire
	Its:	Vice President

        CONDITIONS OF ACCEPTANCE

        IN CONSIDERATION OF THE ACCEPTANCE OF THIS ESCROW BY UNION BANK OF CALIFORNIA, N.A., all of the parties agree that said Acceptance is predicated upon the following conditions and stipulations and that any modification of escrow instructions shall also be subject to the following provisions:

          1.     In the event of any conflict between the Founders' Escrow Agreement (hereinafter called the "Escrow Agreement") and these Conditions of Acceptance, the latter shall prevail.

          2.     The duties of the Escrow Agent are only such as are specifically provided herein and in the Escrow Agreement, being purely ministerial in nature, and the Escrow Agent shall incur no liability whatsoever, except for willful misconduct or gross negligence, so long as it has acted in good faith.

          3.     The Escrow Agent shall be under no responsibility in respect of any of the items deposited with it other than to faithfully follow the instructions contained herein and in the Escrow Agreement. The Escrow Agent may advise with counsel and shall be fully protected in any action taken in good faith in accordance with such advice. The Escrow Agent shall not be required to defend any legal proceedings which may be instituted against it in respect of the subject matter of the Escrow unless requested to do so by the parties to the Escrow and indemnified as provided in the Escrow Agreement. The Escrow Agent shall not be required to institute legal proceedings of any kind.

          4.     The Escrow Agent shall have no responsibility for the genuineness or validity of any document or other item deposited with it nor for the identity or legal capacity of any party involved nor for the sufficiency of any agency nor for the genuineness of signatures to any papers or documents nor for the negotiability or marketability of any item deposited with it nor for any delay of this Escrow due to any cause beyond its control, and it shall be fully protected in acting in accordance with any written instructions given to it hereunder or under the Escrow Agreement and believed by it to have been signed by the proper parties.

          5.     The Escrow Agent shall be liable for only such funds and instruments as are actually deposited and received by it for the purpose of this Escrow and shall have a lien on all funds and instruments deposited with it for the purpose of securing any fees, costs or other charges incurred by it hereunder.

          6.     The Escrow Agent shall not be liable for the payment of any funds in the event it shall be prevented from making payment by operation of law or otherwise.

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          7.     Provided the terms of the Escrow can be complied with, the Escrow Agent will not withhold completion and settlement thereof, unless restrained by order of court or served with some other similar legal proceeding, and in so doing, the Escrow Agent will not become liable to the undersigned, or to any other person, for its failure or refusal to comply with conflicting or adverse claims or demands.

          8.     In the event of a dispute between the parties, an ambiguity in the provisions governing the Escrow or uncertainty on the part of the Escrow Agent as to how to proceed with the Escrow, such that the Escrow Agent, in its sole and absolute judgment, deems it necessary for its protection so to do, the Escrow Agent may (a) refrain from taking any action other than to safely keep the items deposited hereunder until it shall have received joint written instructions from the parties to the Escrow, or (b) deposit the escrowed items into a court of competent jurisdiction and thereupon have no further duties or responsibilities in connection therewith.

          9.     The Escrow Agent may resign at any time by delivering Notice at least thirty (30) days before the date upon which such resignation is to become effective to the parties to the Escrow who hereby agree to designate, by a written acceptance of such successor on or before such effective date, a successor Escrow Agent. After the effective date of such resignation, the Escrow Agent shall be under no further obligation to perform any of the duties of Escrow Agent under the Escrow Agreement other than to deliver the entire assets of the Escrow to a properly designated successor Escrow Agent or to deal with such assets as provided in the preceding paragraph (8) hereof. Any successor Escrow Agent shall have all of the duties, powers, rights and immunities conferred upon the Escrow Agent hereby or by the Escrow Agreement. Any successor Escrow Agent may accept as complete and correct and may rely upon any accounting made by any prior Escrow Agent and shall not be subject to any liability or responsibility with respect to the prior administration by any prior Escrow Agent.

          10.   The Escrow Agent shall be entitled to reasonable compensation for its services rendered hereunder and under the Escrow Agreement, as shown on the fee schedule attached hereto and marked as Schedule A, and the Founder and SYS agree to pay the same in accordance with Section 7(f) of the Escrow Agreement upon receipt of the Escrow Agent's statement therefor, and to make reimbursements to the Escrow Agent for out-of-pocket amounts expended and out-of-pocket expenses incurred, including fees for services and expenses of counsel, agents and attorneys in fact employed by the Escrow Agent; provided, such fees and expenses shall be paid from the Escrow as permitted.

          11.   As to the Escrow Agent, the terms and provisions of the Escrow Agreement and this Acceptance shall bind the executors, administrators, heirs, devisees, successors and assigns of the undersigned.

          12.   The parties represent and warrant and further agree as follows: (i) that they will supply, or cause to be supplied to the Escrow Agent the full name, address and tax payer identification number for each person entitled to receive interest or dividend income pursuant to the Escrow Agreement as well as additional information as the Escrow Agent may reasonably request in connection with its duties hereunder and will supply to the Escrow Agent any changes to the foregoing; and (ii) if any check deposited into the escrow account maintained by the Escrow Agent is returned to the Escrow Agent for any reason after the proceeds of such escrow account have been disbursed, the party for whose benefit such check was written shall immediately reimburse the Escrow Agent for the amount of such returned check and shall reimburse the Escrow Agent for all fees and expenses which it may incur as a result thereof.

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The undersigned hereby appoints the Escrow Agent upon the Conditions of Acceptance set forth above.

Dated as of March 31, 2004	SYS
By:
Clifton L. Cooke Chief Executive Officer and President
Dated as of March 31, 2004	POLEXIS FOUNDER

John Marsh

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SCHEDULE A

UNION BANK OF CALIFORNIA, N.A.
CORPORATE TRUST SERVICES

Schedule of Fees
for
Escrow Agent Services

Escrow Agreement
among
SYS'
John Marsh ("Founder"),
and
Union Bank of California, N.A.

Acceptance and Set-up Fee: (Due and payable on the closing date.)	WAIVED
Annual Escrow Administration Fee: (First year's fee is due and payable in advance on the closing date)	$1,500.00
Legal Counsel Fee: (use of Union Bank in-house legal counsel)	No Charge
Transactional Charges:
Disbursements / wires (each):	$35.00
Investments (per sale/purchase/transfer):	$60.00
Out-of-Pocket Expenses:	As Invoiced

Fees subject to acceptance and review by Union Bank of California, N.A.. of all documents pertaining to this transaction.

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EXHIBIT F

Polexis Executive Employment Agreement

F

EMPLOYMENT AGREEMENT

        This EMPLOYMENT AGREEMENT ("Agreement"), effective                        , 2004, is entered into by and between SYS Technologies, a California corporation, with its principal office at 5050 Murphy Canyon Road, Suite 200, San Diego, California 92123 ("Company"), and Richard Kadel, 13954 Royal Dornoch Square, San Diego, California 92128 ("Employee"), collectively the "Parties." The Parties hereto desire to enter into an employment arrangement and in order to accomplish that purpose and in consideration of the terms, covenants and conditions hereinafter set forth, the Parties hereby enter into this Agreement.

SECTION 1

EMPLOYMENT; TERM; DUTIES

        1.1    Employment.    Upon the terms and conditions hereinafter set forth, the Company employs Employee, and Employee hereby accepts employment, as the Vice President, Intelligent Solutions.

        1.2    Term.    Unless sooner terminated as hereinafter provided, Employee's employment hereunder shall be for a term (the "Term") commencing on the date this Agreement is effective and ending on June 30, 2007. If the Company elects not to renew this Agreement at the conclusion of the Term, for reasons other than those outlined in subsections 4.1 or 4.3, Employee will be eligible for Severance benefits in accordance with and as described in subsection 4.2.

        1.3    Duties.    During the Term, Employee shall perform such duties for the Company as are prescribed by the Bylaws of the Company and such other or additional duties, consistent with such Bylaws, as may be assigned to him from time to time by the Senior Vice President, Integrated Information Solutions, the Chief Executive Officer ("CEO"), or the Board of Directors of the Company. Employee shall devote his best efforts, attention and energies to the performance of his duties hereunder. This employment is full-time and exclusive. Employee may not work for any other company or enterprise during the Term of this Agreement such that such employment would conflict or interfere with his obligations to the Company under this Agreement. Employee must advise the CEO in writing prior to undertaking any employment in addition to his employment with the Company.

SECTION 2

COMPENSATION

        2.1    Base Salary.    For all services rendered by Employee hereunder and all covenants and conditions undertaken by both Parties pursuant to this Agreement, the Company shall pay, and Employee shall accept, as compensation, an annual base salary ("Base Salary") of One Hundred Seventy-Five Thousand Dollars ($175,000). This Base Salary shall be payable in accordance with the normal payroll practices of Company, less required deductions for state and federal withholding tax, social security and all other employment taxes or payroll deductions required by law or court order/decree or binding non-judicial agreement.

        2.2    Incentive Compensation.    The Employee shall also be paid such bonuses and/or other compensation as may be determined from time to time by the Senior Vice President, Integrated Information Solutions, the CEO, or the Board of Directors as they, in their sole discretion, may determine based upon the performance of the employee and/or of the Company.

        2.3    Stock Options.    Employee shall be granted an option to purchase 25,000 shares of Company's Common Stock under Company's 2003 Stock Option Plan (the "Plan"). The Options will be subject to the terms and conditions of the Plan and the standard stock option agreement provided pursuant to the Plan, which Employee is required to sign as a condition to receiving the Options.

        2.4    Performance and Salary Review.    Employee's performance will be reviewed on no less than an annual basis. Adjustments to salary or other compensation, if any, will be made by the CFO, the CEO, or the Board of Directors as is then appropriate.

SECTION 3

BENEFITS/BUSINESS EXPENSES

        3.1    Benefits.    During the Term, Employee shall be entitled to participate in such life, health, accident, disability and hospitalization insurance plans, pension plans and retirement plans as the Company makes available to the employees of the Company as a group.

        3.2    Business Expenses.    Employee will be reimbursed for all reasonable, out-of-pocket business expenses incurred in the performance of his duties on behalf of Company. To obtain reimbursement, expenses must be submitted promptly with appropriate supporting documentation in accordance with Company's policies and procedures.

SECTION 4

TERMINATION; DEATH; DISABILITY

        4.1    Termination of Employment With Cause or By Resignation.    If (a) Employee fails to meet the performance standards established for his position, and does not remedy such shortcomings within 30 days after written notice from the Company of such failure; or (b) Employee breaches any material provision of this Agreement; or (c) Employee has been convicted of any felony; or (d) Employee commits any act of fraud, misappropriation of funds or embezzlement; or (e) Employee fails to report to work for three (3) consecutive business days without informing his superior; or (f) Employee commits any act, or fails to take any action, the effect of which is to bring the Company into disrepute with any of its customers, including, but not limited to a material violation of the Company Code of Ethics, the Company shall have the right, upon written notice to the Employee, to immediately terminate his employment ("Termination With Cause") hereunder, without any further liability or obligation to him hereunder or otherwise in respect of his employment, other than its obligation to pay unpaid Base Salary and unused personal time accrued as of the date of termination. If Employee resigns (except as set forth in subsection 4.3 below), this Agreement shall immediately terminate and the Company shall have no further liability or obligation to Employee hereunder, including any severance payments, or otherwise in respect of his employment, other than its obligation to pay unpaid Base Salary and unused personal leave accrued as of the date of resignation.

        4.2    Termination of Employment Without Cause.    Notwithstanding any provision to the contrary herein, the Company may at any time, in its sole and absolute discretion and for any or no reason, terminate the employment of the Employee hereunder; PROVIDED, that if such termination is not a Termination With Cause, as defined by subsection 4.1, and such termination is not caused by the death or Disability of the Employee, the Company shall pay and/or provide the Employee as follows:

          4.2.1    All accrued but unpaid Base Salary.

          4.2.2    Reimbursement of normal incidental employee expenses as of the date of the termination as and when such amount is due and payable hereunder in accordance with subsection 3.2.

          4.2.3    Company shall pay twelve (12) severance payments ("Severance Payments") payable monthly to Employee equivalent to one-twelfth (1/12) of the Base Salary in effect as of the date of such termination (the "Termination Date") for a period of twelve months from the Date of Termination (the "Severance Period"), provided that Employee and the Company execute an appropriate mutual general release before Employee has any entitlement to the Severance

  Payments. Company will also pay the premiums on the COBRA insurance coverages during the Severance Period, provided that Employee qualifies for such coverages and timely elects COBRA coverage. The Company may, at its option, pay for and acquire insurance which will provide the Severance Payments and such benefits during the Severance Period.

          4.2.4    Accrued but unused personal leave shall be paid out in accordance with legal requirements. No personal leave or other benefits shall continue to accrue during the Severance Period.

          4.2.5    Notwithstanding the foregoing, if any amounts due to Employee pursuant to this Agreement are determined to be "Parachute Payments" as such term is defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder, then the total compensation paid to Employee pursuant to this Agreement, together with any other payment or the value of any benefit received or to be received by the Employee which is treated as a Parachute Payment shall not exceed 2.99 times the Employee's Base Amount (as such term is defined in Section 280G of the Code). In the event a reduction of the payments set forth in this Agreement is required pursuant to this Section, the Employee may select the compensation which will be reduced in order to fall within the 2.99 times Base Amount limitation.

        4.3    Resignation with Cause.    If Employee resigns his employment because (a) his position or duties are modified by the Company to such an extent that his duties are substantially no longer consistent with the position for which he was employed pursuant to this Agreement, or (b) there has been a material breach by the Company of a material term of this Agreement which continues uncured following fourteen (14) days after written notice by Employee to the Company of such breach, then Employee will be entitled to the severance benefits set forth in subsection 4.2, consistent with the terms of said provision.

        4.4    Termination Due to Death or Disability.    This Agreement will immediately terminate upon Employee's death. This Agreement will terminate upon Employee's Disability (as defined below), when consistent with state and federal law. In the event of Employee's termination due to death or Disability, Employee, or Employee's heirs, personal representatives or estate, as the case may be, will be entitled to receive only the standard entitlements and those benefits available under any applicable Company plan or insurance policy, subject to such plan or policy requirements, along with accrued unpaid Base Salary and personal time. All other Company obligations to Employee pursuant to this Agreement will become automatically terminated and completely extinguished. In addition, neither Employee nor Employee's heirs, personal representatives or estate will be entitled to receive Severance Payments or other benefits described in subsection 4.2 above.

          4.4.1    For the purpose of this Agreement only, the Company will not deem this Agreement terminated due to Employee's Disability unless he has been unable to perform his duties hereunder for three (3) consecutive months or ninety (90) days in any twelve (12) consecutive month period due to Employee's medical or mental condition, as determined in good faith by the Board of Directors of the Company.

SECTION 5

INVENTIONS; NON-DISCLOSURE

        5.1    Inventions.    All processes, technologies and inventions relating to the business of the Company (collectively, "Inventions"), including new contributions, improvements, ideas, discoveries, trademarks and trade names, conceived, developed, invented, made or found by the Employee, alone or with others, during his employment by the Company, whether or not patentable and whether or not conceived, developed, invented, made or found on the Company's time or with the use of the Company's facilities or materials, shall be the property of the Company and shall be promptly and fully disclosed by Employee to the Company. The Employee shall perform all necessary acts (including, without limitation, executing and delivering any confirmatory assignments, documents or instruments requested by the Company) to assign or otherwise to vest title to any such Inventions in the Company and to enable the Company, at its expense, to secure and maintain domestic and/or foreign patents or any other rights for such Inventions. This Agreement and this subsection does not apply to an Invention which qualifies fully as a nonassignable Invention under Section 2870 of the California Labor Code.

        5.2    Confidential/Trade Secret Information/Non-Disclosure.

          5.2.1    Confidential/Trade Secret Information Defined.    During the course of Employee's employment, Employee will have access to various confidential/trade secret information of the Company. "Confidential/trade secret information" is information which is not generally known to the public and, as a result, is of economic benefit to the Company in the conduct of its business. Employee and the Company agree that the term "confidential/trade secret" includes but is not limited to all information developed or obtained by the Company, including its affiliates, and predecessors, and comprising the following items, whether or not such items have been reduced to tangible form (e.g., physical writing, computer hard drive, disk, tape, etc.): all methods, techniques, processes, ideas, research and development, product designs, engineering designs, plans, models, production plans, business plans, add-on features, trade names, service marks, slogans, forms, pricing structures, menus, business forms, marketing programs and plans, layouts and designs, financial structures, operational methods and tactics, cost information, the identity of and/or contractual arrangements with suppliers and/or vendors, accounting procedures, and any document, record or other information of the Company relating to the above. Confidential/trade secret information includes not only information directly belonging to the Company which existed before the date of this Agreement, but also information developed by Employee for the Company, including its affiliates and its predecessors and/or their employees during the term of Employee's employment with the Company. It does not include any information which (a) was in the lawful and unrestricted possession of Employee prior to its disclosure to Employee by the Company or its affiliates or predecessors, (b) is or becomes generally available to the public by lawful acts other than those of Employee after receiving it, or (c) has been received lawfully and in good faith by Employee from a third party who is not and has never been an employee of the Company or its affiliates or predecessors and who did not derive it from the Company or its affiliates or predecessors.

          5.2.2    Restriction on Use of Confidential/Trade Secret Information.    Employee agrees that his use of confidential/trade secret information is subject to the following restrictions for an indefinite period of time so long as the confidential/trade secret information has not become generally known to the public:

            (a)    Non-Disclosure.    Employee agrees that he will not publish or disclose, or allow to be published or disclosed, confidential/trade secret information to any person without the prior written authorization of the Company.

            (b)    Non-Removal/Surrender.    Employee agrees that he will not remove any confidential/trade secret information from the offices of the Company or the premises of any facility in which the Company is performing services, except pursuant to his duties under this Agreement. Employee further agrees that he shall surrender to the Company all documents and materials in his possession or control which contain confidential/trade secret information and which are the property of the Company upon the termination of this Agreement, and that he shall not thereafter retain any copies of any such materials.

          5.2.3    Non-Solicitation of Customers/Prohibition Against Unfair Competition.    Employee agrees that at no time after his employment with the Company will he engage in competition with the

  Company while making any use of the Company's confidential/trade secret information. In addition, Employee agrees that, for a period of one (1) year after the termination of this Agreement, he will not directly or indirectly accept or solicit, whether as an employee, independent contractor or in any other capacity, the business of any customer of the Company with whom Employee worked or otherwise had access to the Company's confidential/trade secret information pertaining to its business with that customer during the last two (2) years of his employment with the Company.

        5.3    Conflict of Interest.    During Employee's employment with Company, Employee must not engage in any work, paid or unpaid, that creates an actual conflict of interest with Company. Such work shall include, but is not limited to, directly or indirectly competing with Company in any way, or acting as an officer, director, employee, consultant, controlling or 5% stockholder, volunteer, lender, or agent of any business enterprise of the same nature as, or which is in direct competition with the business in which Company is now engaged or in which Company becomes engaged during Employee's employment with Company, as may be determined by the Board of Directors in its sole discretion. If the Board of Directors believes such a conflict exists during Employee's employment, the Board of Directors may ask Employee to choose to discontinue the other work or resign employment with Company. In addition, Employee agrees not to refer any client or potential client of Company to competitors of Company without obtaining the Company's prior written consent during Employee's employment. Any termination of Employee's employment due to violation of this subsection is considered "With Cause" for the purposes of section 4.1 above.

        5.4    Non-Solicitation During Employment.    Employee shall not during his employment interfere with or disrupt or attempt to disrupt Employer's business relationship with its customers or suppliers or solicit any of the employees of Employer to leave the employ of Employer.

        5.5    Non-Solicitation of Employees.    Employee agrees that, for one (1) year following the termination of his employment, he shall not, directly or indirectly, ask or encourage any of the Company's employees to leave their employment with the Company or solicit any of the Company's employees for employment.

        5.6    Breach of Provisions.    If the Employee breaches any of the provisions of this Section 5, or in the event that any such breach is threatened by the Employee, in addition to and without limiting or waiving any other remedies available to the Company at law or in equity, the Company shall be entitled to immediate injunctive relief in any court, domestic or foreign, having the capacity to grant such relief, to restrain any such breach or threatened breach and to enforce the provisions of this Section 5. The Employee acknowledges and agrees that there is no adequate remedy at law for any such breach or threatened breach and, in the event that any action or proceeding is brought seeking injunctive relief, the Employee shall not use as a defense thereto that there is an adequate remedy at law. In addition, if the Employee breaches any of the provisions of this Section 5, any and all Severance Payments and benefit obligations under subsections 4.2 and 4.3 will cease and be extinguished in their entirety and the Company will have no further obligations in that regard.

        5.7    Reasonable Restrictions.    The parties acknowledge that the foregoing restrictions, as well as the duration and the territorial scope thereof as set forth in this Section 5, are under all of the circumstances reasonable and necessary for the protection of the Company and its business.

        5.8    Definition.    For purposes of this Section 5, the term "Company" shall be deemed to include any subsidiary or affiliate of the Company.

SECTION 6

MISCELLANEOUS

        6.1    Binding Effect.    This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, heirs, distributees, successors and assigns; PROVIDED, that the rights and obligations of the Employee hereunder shall not be assignable by him.

        6.2    Notices.    Any notice provided for herein shall be in writing and shall be deemed to have been given or made (a) when personally delivered or (b) when sent by telecopier and confirmed within forty-eight (48) hours by letter mailed or delivered to the party to be notified at its or his address set forth herein; or three (3) days after being sent by registered or certified mail, return receipt requested, (or by equivalent currier with delivery documentation such as FEDEX or UPS) to the address of the other party set forth or to such other address as may be specified by notice given in accordance with this Section 6.2:

If to the Company:	SYS Technologies 5050 Murphy Canyon Road, Suite 200 San Diego, CA 92123 Tel: (858) 715-5500 Fax: (858) 715-5510 Attention: Vice President, Human Resources
If to Employee:	Richard Kadel

        6.3    Severability.    If any provision of this Agreement, or portion thereof, shall be held invalid or unenforceable by a court of competent jurisdiction, such invalidity or unenforceability shall attach only to such provision or portion thereof, and shall not in any manner affect or render invalid or unenforceable any other provision of this Agreement or portion thereof, and this Agreement shall be carried out as if any such invalid or unenforceable provision or portion thereof were not contained herein. In addition, any such invalid or unenforceable provision or portion thereof shall be deemed, without further action on the part of the parties hereto, modified, amended or limited to the extent necessary to render the same valid and enforceable.

        6.4    Waiver.    No waiver by a party hereto of a breach or default hereunder by the other party shall be considered valid, unless expressed in a writing signed by such first party, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or any other nature.

        6.5    Entire Agreement.    This Agreement sets forth the entire agreement between the Parties with respect to the subject matter hereof, and supersedes any and all prior agreements between the Company and Employee, whether written or oral, relating to any or all matters covered by and contained or otherwise dealt with in this Agreement. This Agreement does not constitute a commitment of the Company with regard to Employee's employment, express or implied, other than to the extent expressly provided for herein.

        6.6    Amendment.    No modification, change or amendment of this Agreement or any of its provisions shall be valid, unless in writing and signed by the party against whom such claimed modification, change or amendment is sought to be enforced.

        6.7    Authority.    The Parties each represent and warrant that they have the power, authority and right to enter into this Agreement and to carry out and perform the terms, covenants and conditions hereof.

        6.8    Attorneys' Fees.    If either party hereto commences an arbitration or other action against the other party to enforce any of the terms hereof or because of the breach by such other party of any of the terms hereof, the prevailing party shall be entitled, in addition to any other relief granted, to all actual out-of-pocket costs and expenses incurred by such prevailing party in connection with such action, including, without limitation, all reasonable attorneys' fees, and a right to such costs and expenses shall be deemed to have accrued upon the commencement of such action and shall be enforceable whether or not such action is prosecuted to judgment.

        6.9    Titles.    The titles of the Sections of this Agreement are inserted merely for convenience and ease of reference and shall not affect or modify the meaning of any of the terms, covenants or conditions of this Agreement.

        6.10    Applicable Law; Choice of Forum.    Any proceeding between the parties arising out of or relating to this Agreement shall be brought in the appropriate forum in San Diego County, California. This Agreement, and all of the rights and obligations of the parties in connection with the employment relationship established hereby, shall be governed by and construed in accordance with the substantive laws of the State of California without giving effect to principles relating to conflicts of law.

        6.11    Arbitration.

          6.11.1    Scope.    To the fullest extent permitted by law, Employee and Company agree to the binding arbitration of any and all controversies, claims or disputes between them arising out of or in any way related to this Agreement, the employment relationship between Company and Employee and any disputes upon termination of employment, including but not limited to breach of contract, tort, discrimination, harassment, wrongful termination, demotion, discipline, failure to accommodate, family and medical leave, compensation or benefits claims, constitutional claims; and any claims for violation of any local, state or federal law, statute, regulation or ordinance or common law. For the purpose of this agreement to arbitrate, references to "Company" include all parent, subsidiary or related entities and their employees, supervisors, officers, directors, agents, pension or benefit plans, pension or benefit plan sponsors, fiduciaries, administrators, affiliates and all successors and assigns of any of them, and this agreement to arbitrate shall apply to them to the extent Employee's claims arise out of or relate to their actions on behalf of Company.

          6.11.2    Arbitration Procedure.    To commence any such arbitration proceeding, the party commencing the arbitration must provide the other party with written notice of any and all claims forming the basis of such right in sufficient detail to inform the other party of the substance of such claims. In no event shall this notice for arbitration be made after the date when institution of legal or equitable proceedings based on such claims would be barred by the applicable statute of limitations. The arbitration will be conducted in San Diego, California, by a single neutral arbitrator and in accordance with the then current rules for resolution of employment disputes of the American Arbitration Association ("AAA"). The parties are entitled to representation by an attorney or other representative of their choosing. The arbitrator shall have the power to enter any award that could be entered by a judge of the trial court of the State of California, and only such power, and shall follow the law. The award shall be binding and the Parties agree to abide by and perform any award rendered by the arbitrator. The arbitrator shall issue the award in writing and therein state the essential findings and conclusions on which the award is based. Judgment on the award may be entered in any court having jurisdiction thereof. Company shall bear the costs of the arbitration filing and hearing fees and the cost of the arbitrator.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Dated:
Richard Kadel
SYS Technologies, Inc.

Dated:	By:

Name:

Title:

EXHIBIT G-1, G-2, and G-3

Noncompete and Lockup Agreements

         G

NON-COMPETE AND LOCKUP AGREEMENT

        THIS NON-COMPETE AND LOCKUP AGREEMENT ("Agreement"), dated as of March 31, 2004, is made and entered into by and among SYS, a California corporation, and John Marsh, an individual and resident of the County of San Diego, California ("Marsh").

Recitals

        WHEREAS, Marsh is a beneficial owner of equity in Polexis, Inc., a California corporation ("Polexis").

        WHEREAS, SYS, Polexis, and certain Principal Stockholders of Polexis (including Marsh) have entered into an Agreement and Plan of Merger whereby a wholly-owned subsidiary of SYS will merge with and into Polexis and Polexis will become a wholly-owned subsidiary of SYS (the "Merger").

        WHEREAS, pursuant to said Agreement and Plan of Merger, Marsh is selling all his shares of Polexis to SYS, and also transferring to SYS his interest in the goodwill of Polexis.

        WHEREAS, as a condition to and as an integral term of the Merger, the parties hereto have agreed to enter into this Agreement;

        NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows:

        Section 1.    Reasons for the Non-Compete Agreement.    Following the Merger, Polexis will continue to be engaged in services for software engineering or software development related to data integration and visualization solutions for military command and control or homeland security solutions (the "Business"). Marsh acknowledges and agrees that:

          (a)   Polexis is headquartered in the State of California and engages in the Business in all fifty states of the United States; therefore, Marsh further acknowledges that it is reasonable to limit his post-employment competitive activities within California and all other states in which Polexis has offices or customers as of the date of the Merger (the "Territory");

          (b)   during the course of Marsh's ownership of, and employment with, Polexis, Marsh has developed and received and has had access to confidential and proprietary information and trade secrets of Polexis, including but not limited to confidential and secret business and marketing plans, technical data, strategies, and studies, detailed customer and/or client lists and information relating to the operations and business requirements of those customers and/or clients, and confidential information pertaining to Polexis' employees;

          (c)   SYS has a legitimate business interest in protecting this valuable confidential information;

          (d)   SYS has a legitimate business interest in protecting the integrity and stability of its workforce;

          (e)   Polexis's customer and client contacts and relations have been and are established and maintained at great expense to Polexis and are a principal part of the value which SYS recognizes in Polexis;

          (f)    Marsh had and may continue to have, unique and extensive exposure to and personal contacts with the customers and clients of Polexis;

          (g)   SYS has a legitimate business interest in protecting the goodwill it purchased from Marsh both immediately and into the future; and

          (h)   this Agreement is entered into for good and valuable consideration.

G-1-1

        Section 2.    Restrictive Covenants.

          2.1    Non-Competition after the Merger.    For a period of two (2) years after the date of closing of the Merger, Marsh agrees that he will not, directly or indirectly (whether on his own behalf or as an owner, parent, stockholder, partner, joint venturer, investor, member, officer, director, agent, independent contractor, associate, executive, consultant or licensor) compete with Polexis or its subsidiaries and affiliates anywhere in the Territory by carrying on, being engaged in, or taking part in the Business in any manner.

          2.2    Doing Business with Customers and Non-Solicitation of Customers after the Merger.    For a period of two (2) years after the date of closing of the Merger, Marsh agrees that he will not, directly or indirectly (whether on his own behalf or as an owner, parent, stockholder, partner, joint venturer, investor, member, officer, director, agent, independent contractor, associate, executive, consultant or licensor) (1) accept Business, whether solicited or not, from any current or future customer or client of Polexis or its subsidiaries and affiliates, and (2) solicit, divert, take away, or attempt to solicit, divert, take away, any prospective or current customer, client, supplier, or distributor of Polexis or its subsidiaries and affiliates, with whom he had material business contact, for the purpose of competing in the Business with Polexis or its subsidiaries and affiliates.

          2.3    Non-Solicitation of Employees after the Acquisition.    For a period of two (2) years after the date of closing of the Merger, Marsh agrees that he will not, directly or indirectly (whether on his own behalf or as an owner, parent, stockholder, partner, joint venturer, investor, member, officer, director, agent, independent contractor, associate, executive, consultant or licensor) solicit or encourage to leave the employ of Polexis or its subsidiaries any employee or independent contractor of Polexis or its subsidiaries and affiliates.

          2.4    Reasonable Restrictions.    Marsh acknowledges that the restrictions and covenants set forth above are reasonably necessary to protect the goodwill and other legitimate business interests of SYS and its subsidiaries and are not overbroad, overlong, or unfair (including in duration and scope). Marsh also acknowledges that any breach of these covenants would cause SYS serious, irreparable injury or loss.

          2.5    Future Sales.    Marsh agrees that, for a period of twelve (12) months from the date of the Merger, he will not offer, sell, or otherwise dispose of, directly or indirectly, any shares of SYS Common Stock acquired by him in the Merger without the prior written consent of SYS; and Marsh hereby (i) agrees to permit all certificates evidencing such securities to be endorsed with appropriate restrictive legends and (ii) consents to the placement of appropriate stop transfer orders with the transfer agent for SYS.

          2.6    Legal and Equitable Remedies.    Marsh agrees that SYS (or its subsidiaries or affiliates) will be entitled to immediate injunctive relief for any breach or threatened breach of this Agreement, and that a restraining order and/or an injunction may be issued against Marsh, in addition to any other rights or remedies at law SYS (or its subsidiaries or affiliates) may have.

          2.7    Termination by SYS Without Cause.    In the event Marsh is terminated by SYS without Cause (as defined in this Section 2.7), Section 2.1 through Section 2.4 of this Agreement shall not be effective. For purposes of this Section 2.7, "Cause" shall be defined (i) as such term is defined in Marsh's written employment agreement in effect at the time of termination ("Employment Agreement"), or (ii) in the absence of such an Employment Agreement, as the following are determined by SYS in a nondiscriminatory manner:

            (a)   the pleading guilty to or conviction of Marsh of a felony;

            (b)   the habitual neglect by Marsh of Marsh's duties at SYS;

            (c)   repeated poor performance by Marsh of Marsh's duties at SYS;

G-1-2

            (d)   Marsh's refusal or failure to act in accordance with any material lawful direction or order by the Board of Directors of SYS; or

            (e)   the participation by Marsh in dishonesty, harassment, criminal acts, frauds or other acts or moral turpitude affecting Marsh, Marsh's good reputation in the community or Marsh's job performance.

        Section 3.    Miscellaneous.

          3.1    Assignment.    This Agreement is assignable in whole or in part to any subsidiary or affiliate of SYS or to any successor to SYS, whether by merger, consolidation, sale of stock, sale of assets or otherwise.

          3.2    Applicable Law/Modification.    This Agreement will be governed by and construed and enforced in accordance with the internal laws of the State of California without reference to its choice of law rules. This Agreement may not be amended, modified or supplemented except by written agreement of the parties hereto.

          3.3    Severability.    If any provision or clause of this Agreement shall be declared or held illegal, invalid, void or unenforceable by any court or other tribunal of competent jurisdiction, the remainder of such provision shall not be thereby affected and shall be deemed severable from the remainder of this Agreement and shall continue to be valid and enforceable. It is the intention of the parties that, if any court or other tribunal construes any provision or clause of this Agreement, or any portion thereof, to be illegal, invalid, void or unenforceable because of the duration of such provision, the geographic scope or the matter covered thereby, such court or other tribunal shall reduce the duration, scope or matter of such provision to make it enforceable and thereafter enforce it.

          3.4    Integration.    This Agreement supersedes all negotiations, agreements and understandings among the parties with respect to the subject matter of this Agreement, except the Agreement and Plan of Merger, for which this Agreement is an integral term. There are no other agreements, written or oral, express or implied, between the parties, concerning the subject matter hereof.

        IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed, as of the date first above written.

John Marsh
SYS
By:	Clifton L. Cooke, President

G-1-3

NON-COMPETE AND LOCKUP AGREEMENT

        THIS NON-COMPETE AND LOCKUP AGREEMENT ("Agreement"), dated as of March 31, 2004, is made and entered into by and among SYS, a California corporation, and Michael Glasgow, an individual and resident of the County of San Diego, California ("Glasgow").

Recitals

        WHEREAS, Glasgow is a beneficial owner of equity in Polexis, Inc., a California corporation ("Polexis").

        WHEREAS, SYS, Polexis, and certain Principal Stockholders of Polexis (including Glasgow) have entered into an Agreement and Plan of Merger whereby a wholly-owned subsidiary of SYS will merge with and into Polexis and Polexis will become a wholly-owned subsidiary of SYS (the "Merger").

        WHEREAS, pursuant to said Agreement and Plan of Merger, Glasgow is selling all his shares of Polexis to SYS, and also transferring to SYS his interest in the goodwill of Polexis.

        WHEREAS, as a condition to and as an integral term of the Merger, the parties hereto have agreed to enter into this Agreement;

        NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows:

        Section 1.    Reasons for the Non-Compete Agreement.    Following the Merger, Polexis will continue to be engaged in services for software engineering or software development related to data integration and visualization solutions for military command and control or homeland security solutions (the "Business"). Glasgow acknowledges and agrees that:

          (a)   Polexis is headquartered in the State of California and engages in the Business in all fifty states of the United States; therefore, Glasgow further acknowledges that it is reasonable to limit his post-employment competitive activities within California and all other states in which Polexis has offices or customers as of the date of the Merger (the "Territory");

          (b)   during the course of Glasgow's ownership of, and employment with, Polexis, Glasgow has developed and received and has had access to confidential and proprietary information and trade secrets of Polexis, including but not limited to confidential and secret business and marketing plans, technical data, strategies, and studies, detailed customer and/or client lists and information relating to the operations and business requirements of those customers and/or clients, and confidential information pertaining to Polexis' employees;

          (c)   SYS has a legitimate business interest in protecting this valuable confidential information;

          (d)   SYS has a legitimate business interest in protecting the integrity and stability of its workforce;

          (e)   Polexis's customer and client contacts and relations have been and are established and maintained at great expense to Polexis and are a principal part of the value which SYS recognizes in Polexis;

          (f)    Glasgow had and may continue to have, unique and extensive exposure to and personal contacts with the customers and clients of Polexis;

          (g)   SYS has a legitimate business interest in protecting the goodwill it purchased from Glasgow both immediately and into the future; and

          (h)   this Agreement is entered into for good and valuable consideration.

G-2-1

        Section 2.    Restrictive Covenants.

          2.1    Non-Competition after the Merger.    For a period of two (2) years after the date of closing of the Merger, Glasgow agrees that he will not, directly or indirectly (whether on his own behalf or as an owner, parent, stockholder, partner, joint venturer, investor, member, officer, director, agent, independent contractor, associate, executive, consultant or licensor) compete with Polexis or its subsidiaries and affiliates anywhere in the Territory by carrying on, being engaged in, or taking part in the Business in any manner.

          2.2    Doing Business with Customers and Non-Solicitation of Customers after the Merger.    For a period of two (2) years after the date of closing of the Merger, Glasgow agrees that he will not, directly or indirectly (whether on his own behalf or as an owner, parent, stockholder, partner, joint venturer, investor, member, officer, director, agent, independent contractor, associate, executive, consultant or licensor) (1) accept Business, whether solicited or not, from any current or future customer or client of Polexis or its subsidiaries and affiliates, and (2) solicit, divert, take away, or attempt to solicit, divert, take away, any prospective or current customer, client, supplier, or distributor of Polexis or its subsidiaries and affiliates, with whom he had material business contact, for the purpose of competing in the Business with Polexis or its subsidiaries and affiliates.

          2.3    Non-Solicitation of Employees after the Acquisition.    For a period of two (2) years after the date of closing of the Merger, Glasgow agrees that he will not, directly or indirectly (whether on his own behalf or as an owner, parent, stockholder, partner, joint venturer, investor, member, officer, director, agent, independent contractor, associate, executive, consultant or licensor) solicit or encourage to leave the employ of Polexis or its subsidiaries any employee or independent contractor of Polexis or its subsidiaries and affiliates.

          2.4    Reasonable Restrictions.    Glasgow acknowledges that the restrictions and covenants set forth above are reasonably necessary to protect the goodwill and other legitimate business interests of SYS and its subsidiaries and are not overbroad, overlong, or unfair (including in duration and scope). Glasgow also acknowledges that any breach of these covenants would cause SYS serious, irreparable injury or loss.

          2.5    Future Sales.    Glasgow agrees that, for a period of twelve (12) months from the date of the Merger, he will not offer, sell, or otherwise dispose of, directly or indirectly, any shares of SYS Common Stock acquired by him in the Merger without the prior written consent of SYS; and Glasgow hereby (i) agrees to permit all certificates evidencing such securities to be endorsed with appropriate restrictive legends and (ii) consents to the placement of appropriate stop transfer orders with the transfer agent for SYS.

          2.6    Legal and Equitable Remedies.    Glasgow agrees that SYS (or its subsidiaries or affiliates) will be entitled to immediate injunctive relief for any breach or threatened breach of this Agreement, and that a restraining order and/or an injunction may be issued against Glasgow, in addition to any other rights or remedies at law SYS (or its subsidiaries or affiliates) may have.

          2.7    Termination by SYS Without Cause.    In the event Glasgow is terminated by SYS without Cause (as defined in this Section 2.7), Section 2.1 through Section 2.4 of this Agreement shall not be effective. For purposes of this Section 2.7, "Cause" shall be defined (i) as such term is defined in Glasgow's written employment agreement in effect at the time of termination ("Employment Agreement"), or (ii) in the absence of such an Employment Agreement, as the following are determined by SYS in a nondiscriminatory manner:

            (a)   the pleading guilty to or conviction of Glasgow of a felony;

            (b)   the habitual neglect by Glasgow of Glasgow's duties at SYS;

            (c)   repeated poor performance by Glasgow of Glasgow's duties at SYS;

G-2-2

            (d)   Glasgow's refusal or failure to act in accordance with any material lawful direction or order by the Board of Directors of SYS; or

            (e)   the participation by Glasgow in dishonesty, harassment, criminal acts, frauds or other acts or moral turpitude affecting Glasgow, Glasgow's good reputation in the community or Glasgow's job performance.

        Section 3.    Miscellaneous.

          3.1    Assignment.    This Agreement is assignable in whole or in part to any subsidiary or affiliate of SYS or to any successor to SYS, whether by merger, consolidation, sale of stock, sale of assets or otherwise.

          3.2    Applicable Law/Modification.    This Agreement will be governed by and construed and enforced in accordance with the internal laws of the State of California without reference to its choice of law rules. This Agreement may not be amended, modified or supplemented except by written agreement of the parties hereto.

          3.3    Severability.    If any provision or clause of this Agreement shall be declared or held illegal, invalid, void or unenforceable by any court or other tribunal of competent jurisdiction, the remainder of such provision shall not be thereby affected and shall be deemed severable from the remainder of this Agreement and shall continue to be valid and enforceable. It is the intention of the parties that, if any court or other tribunal construes any provision or clause of this Agreement, or any portion thereof, to be illegal, invalid, void or unenforceable because of the duration of such provision, the geographic scope or the matter covered thereby, such court or other tribunal shall reduce the duration, scope or matter of such provision to make it enforceable and thereafter enforce it.

          3.4    Integration.    This Agreement supersedes all negotiations, agreements and understandings among the parties with respect to the subject matter of this Agreement, except the Agreement and Plan of Merger, for which this Agreement is an integral term. There are no other agreements, written or oral, express or implied, between the parties, concerning the subject matter hereof.

        IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed, as of the date first above written.

Michael Glasgow
SYS
By:	Clifton L. Cooke, President

G-2-3

NON-COMPETE AND LOCKUP AGREEMENT

        THIS NON-COMPETE AND LOCKUP AGREEMENT ("Agreement"), dated as of March 31, 2004, is made and entered into by and among SYS, a California corporation, and Richard Kadel, an individual and resident of the County of San Diego, California ("Kadel").

Recitals

        WHEREAS, Kadel is a beneficial owner of equity in Polexis, Inc., a California corporation ("Polexis").

        WHEREAS, SYS, Polexis, and certain Principal Stockholders of Polexis (including Kadel) have entered into an Agreement and Plan of Merger whereby a wholly-owned subsidiary of SYS will merge with and into Polexis and Polexis will become a wholly-owned subsidiary of SYS (the "Merger").

        WHEREAS, pursuant to said Agreement and Plan of Merger, Kadel is selling all of his shares of Polexis to SYS, and also transferring to SYS his interest in the goodwill of Polexis.

        WHEREAS, as a condition to and as an integral term of the Merger, the parties hereto have agreed to enter into this Agreement;

        NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows:

        Section 1.    Reasons for the Non-Compete Agreement.    Following the Merger, Polexis will continue to be engaged in services for software engineering or software development related to data integration and visualization solutions for military command and control or homeland security solutions (the "Business"). Kadel acknowledges and agrees that:

          (a)   Polexis is headquartered in the State of California and engages in the Business in all fifty states of the United States; therefore, Kadel further acknowledges that it is reasonable to limit his post-employment competitive activities within California and all other states in which Polexis has offices or customers as of the date of the Merger (the "Territory");

          (b)   during the course of Kadel's ownership of, and employment with, Polexis, Kadel has developed and received and has had access to confidential and proprietary information and trade secrets of Polexis, including but not limited to confidential and secret business and marketing plans, technical data, strategies, and studies, detailed customer and/or client lists and information relating to the operations and business requirements of those customers and/or clients, and confidential information pertaining to Polexis' employees;

          (c)   SYS has a legitimate business interest in protecting this valuable confidential information;

          (d)   SYS has a legitimate business interest in protecting the integrity and stability of its workforce;

          (e)   Polexis's customer and client contacts and relations have been and are established and maintained at great expense to Polexis and are a principal part of the value which SYS recognizes in Polexis;

          (f)    Kadel had and may continue to have, unique and extensive exposure to and personal contact with the customers and clients of Polexis;

          (g)   SYS has a legitimate business interest in protecting the goodwill it purchased from Kadel both immediately and into the future; and

          (h)   this Agreement is entered into for good and valuable consideration.

G-3-1

        Section 2.    Restrictive Covenants.

          2.1    Non-Competition after the Merger.    For a period of two (2) years after the date of closing of the Merger, Kadel agrees that he will not, directly or indirectly (whether on his own behalf or as an owner, parent, stockholder, partner, joint venturer, investor, member, officer, director, agent, independent contractor, associate, executive, consultant or licensor) compete with Polexis or its subsidiaries and affiliates anywhere in the Territory by carrying on, being engaged in, or taking part in the Business in any manner.

          2.2    Doing Business with Customers and Non-Solicitation of Customers after the Merger.    For a period of two (2) years after the date of closing of the Merger, Kadel agrees that he will not, directly or indirectly (whether on his own behalf or as an owner, parent, stockholder, partner, joint venturer, investor, member, officer, director, agent, independent contractor, associate, executive, consultant or licensor) (1) accept Business, whether solicited or not, from any current or future customer or client of Polexis or its subsidiaries and affiliates, and (2) solicit, divert, take away, or attempt to solicit, divert, take away, any prospective or current customer, client, supplier, or distributor of Polexis or its subsidiaries and affiliates, with whom he had material business contact, for the purpose of competing in the Business with Polexis or its subsidiaries and affiliates.

          2.3    Non-Solicitation of Employees after the Acquisition.    For a period of two (2) years after the date of closing of the Merger, Kadel agrees that he will not, directly or indirectly (whether on his own behalf or as an owner, parent, stockholder, partner, joint venturer, investor, member, officer, director, agent, independent contractor, associate, executive, consultant or licensor) solicit or encourage to leave the employ of Polexis or its subsidiaries any employee or independent contractor of Polexis or its subsidiaries and affiliates.

          2.4    Reasonable Restrictions.    Kadel acknowledges that the restrictions and covenants set forth above are reasonably necessary to protect the goodwill and other legitimate business interests of SYS and its subsidiaries and are not overbroad, overlong, or unfair (including in duration and scope). Kadel also acknowledges that any breach of these covenants would cause SYS serious, irreparable injury or loss.

          2.5    Future Sales.    Kadel agrees that, for a period of twelve (12) months from the date of the Merger, he will not offer, sell, or otherwise dispose of, directly or indirectly, any shares of SYS Common Stock acquired by him in the Merger without the prior written consent of SYS; and Kadel hereby (i) agrees to permit all certificates evidencing such securities to be endorsed with appropriate restrictive legends and (ii) consents to the placement of appropriate stop transfer orders with the transfer agent for SYS.

          2.6    Legal and Equitable Remedies.    Kadel agrees that SYS (or its subsidiaries or affiliates) will be entitled to immediate injunctive relief for any breach or threatened breach of this Agreement, and that a restraining order and/or an injunction may be issued against Kadel, in addition to any other rights or remedies at law SYS (or its subsidiaries or affiliates) may have.

          2.7    Termination by SYS Without Cause.    In the event Kadel is terminated by SYS without Cause (as defined in this Section 2.7), Section 2.1 through Section 2.4 of this Agreement shall not be effective. For purposes of this Section 2.7, "Cause" shall be defined (i) as such term is defined in Kadel's written employment agreement in effect at the time of termination ("Employment Agreement"), or (ii) in the absence of such an Employment Agreement, as the following are determined by SYS in a nondiscriminatory manner:

            (a)   the pleading guilty to or conviction of Kadel of a felony;

            (b)   the habitual neglect by Kadel of Kadel's duties at SYS;

            (c)   repeated poor performance by Kadel of Kadel's duties at SYS;

G-3-2

            (d)   Kadel's refusal or failure to act in accordance with any material lawful direction or order by the Board of Directors of SYS; or

            (e)   the participation by Kadel in dishonesty, harassment, criminal acts, frauds or other acts or moral turpitude affecting Kadel, Kadel's good reputation in the community or Kadel's job performance.

          2.8    Termination by Kadel For Good Cause.    In the event Kadel terminates his employment with SYS for Good Cause (as defined in this Section 2.8), Section 2.1 through Section 2.4 of this Agreement shall not be effective. For purposes of this Section 2.8, "Good Cause" shall be defined (i) as such term is defined in Kadel's written employment agreement in effect at the time of termination ("Employment Agreement"), or (ii) in the absence of such an Employment Agreement, as determined by SYS in a nondiscriminatory manner:

            (a)   the permanent relocation of Kadel's office more than 50 miles from San Diego county; or

            (b)   the materially adverse change in the duties of Kadel at SYS.

        Section 3.    Miscellaneous.

          3.1    Assignment.    This Agreement is assignable in whole or in part to any subsidiary or affiliate of SYS or to any successor to SYS, whether by merger, consolidation, sale of stock, sale of assets or otherwise.

          3.2    Applicable Law/Modification.    This Agreement will be governed by and construed and enforced in accordance with the internal laws of the State of California without reference to its choice of law rules. This Agreement may not be amended, modified or supplemented except by written agreement of the parties hereto.

          3.3    Severability.    If any provision or clause of this Agreement shall be declared or held illegal, invalid, void or unenforceable by any court or other tribunal of competent jurisdiction, the remainder of such provision shall not be thereby affected and shall be deemed severable from the remainder of this Agreement and shall continue to be valid and enforceable. It is the intention of the parties that, if any court or other tribunal construes any provision or clause of this Agreement, or any portion thereof, to be illegal, invalid, void or unenforceable because of the duration of such provision, the geographic scope or the matter covered thereby, such court or other tribunal shall reduce the duration, scope or matter of such provision to make it enforceable and thereafter enforce it.

          3.4    Integration.    This Agreement supersedes all negotiations, agreements and understandings among the parties with respect to the subject matter of this Agreement, except the Agreement and Plan of Merger, for which this Agreement is an integral term. There are no other agreements, written or oral, express or implied, between the parties, concerning the subject matter hereof.

        IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed, as of the date first above written.

Richard Kadel
SYS
By:
Clifton L. Cooke, President

G-3-3

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  Exhibit 2.2
AGREEMENT AND PLAN OF MERGER AMONG SYS, SHADOW RESEARCH INTERNATIONAL, INC. A WHOLLY OWNED SUBSIDIARY OF SYS, POLEXIS, INC. AND THE POLEXIS PRINCIPAL STOCKHOLDERS March 31, 2004
TABLE OF CONTENTS
EXHIBITS
SCHEDULES
AGREEMENT AND PLAN OF MERGER
PRELIMINARY STATEMENTS
ARTICLE I THE MERGER
ARTICLE II CONVERSION OF SECURITIES
ARTICLE III REPRESENTATIONS AND WARRANTIES OF SYS AND SUBCORP
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF POLEXIS
ARTICLE V COVENANTS OF THE PARTIES
ARTICLE VI CONDITIONS
ARTICLE VII TERMINATION AND AMENDMENT
ARTICLE VIII GENERAL SURVIVAL; INDEMNIFICATION
ARTICLE IX MISCELLANEOUS
EXHIBIT A Convertible Promissory Note
EXHIBIT A
CONVERTIBLE NOTE
ARTICLE 1 PAYMENT RELATED PROVISIONS
ARTICLE 2 CONVERSION RIGHTS
ARTICLE 3 EVENTS OF DEFAULT
ARTICLE 4 MISCELLANEOUS
NOTICE OF CONVERSION
EXHIBIT B Letter of Transmittal
LETTER OF TRANSMITTAL
SIGNATURE
SUBSTITUTE FORM W-9 [To be completed by all surrendering shareholders] (See Instruction 7)
Certificate of Awaiting Taxpayer Identification Number
SPECIAL ISSUANCE INSTRUCTIONS (see Instructions 2 and 4)
SPECIAL DELIVERY INSTRUCTIONS
INSTRUCTIONS
EXHIBIT C Investment Representation Certificate
INVESTMENT REPRESENTATION CERTIFICATE
EXHIBIT D Escrow Agreement
ESCROW AGREEMENT
PRELIMINARY STATEMENTS
EXHIBIT A ACCEPTANCE OF ESCROW
SCHEDULE A
EXHIBIT E-1 and E-2 Founders' Escrow Agreements
FOUNDERS' ESCROW AGREEMENT
PRELIMINARY STATEMENTS
EXHIBIT A ACCEPTANCE OF ESCROW
CONDITIONS OF ACCEPTANCE
SCHEDULE A UNION BANK OF CALIFORNIA, N.A. CORPORATE TRUST SERVICES Schedule of Fees for Escrow Agent Services Escrow Agreement among SYS, Michael Glasgow ("Founder"), and Union Bank of California, N.A.
FOUNDERS' ESCROW AGREEMENT
PRELIMINARY STATEMENTS
EXHIBIT A ACCEPTANCE OF ESCROW
SCHEDULE A UNION BANK OF CALIFORNIA, N.A. CORPORATE TRUST SERVICES Schedule of Fees for Escrow Agent Services Escrow Agreement among SYS' John Marsh ("Founder"), and Union Bank of California, N.A.
EXHIBIT F Polexis Executive Employment Agreement
EMPLOYMENT AGREEMENT
SECTION 1 EMPLOYMENT; TERM; DUTIES
SECTION 2 COMPENSATION
SECTION 3 BENEFITS/BUSINESS EXPENSES
SECTION 4 TERMINATION; DEATH; DISABILITY
SECTION 5 INVENTIONS; NON-DISCLOSURE
SECTION 6 MISCELLANEOUS
EXHIBIT G-1, G-2, and G-3 Noncompete and Lockup Agreements
NON-COMPETE AND LOCKUP AGREEMENT
NON-COMPETE AND LOCKUP AGREEMENT
NON-COMPETE AND LOCKUP AGREEMENT